                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


    Filed by the Registrant [X]

    Filed by a Party other than the Registrant [ ]

    Check the appropriate box:


    [ ] Preliminary Proxy Statement    [ ] Confidential, for Use of the
                                           Commission only (as permitted by Rule
                                           14a-6(e)(2))



    [X] Definitive Proxy Statement


    [ ] Definitive Additional Materials

    [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BANNER AEROSPACE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

                             BANNER AEROSPACE, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
        Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).

    [X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        Fairchild Scandinavian Bellyloading Company AB Capital Stock, no par value, and Scandinavian Bellyloading International, Inc. Common Stock, no par value
--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        2,000(1)
--------------------------------------------------------------------------------

    (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        $1,042(2)
--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        $2,084,000
--------------------------------------------------------------------------------

    (5) Total fee paid:

        $417(3)
--------------------------------------------------------------------------------

    [X] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

    (3) Filing Party:

--------------------------------------------------------------------------------

    (4) Date Filed:

--------------------------------------------------------------------------------

---------------
(1) Includes 1,500 shares of Fairchild Scandinavian Bellyloading Company AB ("FSBC") and 500 shares of Scandinavian Bellyloading International, Inc. ("SBIC", and together with FSBC, the "Bellyloading Companies").

(2) The per unit price has been computed based on the quotient obtained by dividing (x) the combined book value of the Bellyloading Companies as of December 31, 1996 by (y) 2,000.

(3) The filing fee of $417 has been computed pursuant to Rule 0-11(a)(4) and
    (c)(1) and Rule 14a-6 under the Securities Exchange Act of 1934, as amended, and is based on one-fiftieth of one percent of the product of (x) the number of shares of capital stock of FSBC (1,500) and SBIC (500) which Banner Aerospace, Inc. will receive in exchange for issuance of its stock to RHI Holdings, Inc. or its designee and (y) $1,042, which represents the per share book value of the Bellyloading Companies as of December 31, 1996.

[BANNER AEROSPACE LOGO]
                                                                    Mail Address


                                                                    May 13, 1997

Dear Banner Aerospace,
  Inc. Stockholder:


     As the airline industry continues to emphasize cost reductions to improve profitability, suppliers of aerospace parts are being forced to become more competitive. To succeed in this increasingly competitive environment, the Board of Directors of Banner Aerospace, Inc. (the "Company") continues to seek new alternatives to increase the Company's profitability including, without limitation, growth through acquisitions and/or strategic alliances. The Board of Directors presents for your approval several proposals designed to give the Company additional flexibility and opportunities needed to succeed in this competitive environment. The proposals described below will be considered at a Special Meeting of Stockholders of the Company to be held at 9:00 A.M., local time, on Wednesday, June 18, 1997, at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia.


     The principal purpose of this important meeting is to seek your approval of the Company's acquisition (the "Acquisition") from RHI Holdings, Inc. ("RHI") of two companies: (i) Fairchild Scandinavian Bellyloading Company AB ("FSBC"), a designer and manufacturer of patented cargo loading systems which are installed in the cargo area of commercial aircraft, enabling cargo to be loaded rapidly and efficiently; and (ii) Scandinavian Bellyloading International, Inc. ("SBIC", and together with FSBC, the "Bellyloading Companies"), engaged in sales and marketing of FSBC's cargo loading systems in the United States. Each of the Bellyloading Companies is an indirect wholly-owned subsidiary of The Fairchild Corporation ("Fairchild"). Fairchild, through RHI and Fairchild Holding Corp., currently controls 59.3% of the Company's common stock. In connection with the Acquisition, the Company would issue initially 230,000 shares of its common stock to RHI or its designee which would increase Fairchild's control position in the Company from 59.3% to approximately 59.7% of the voting power of the Company, which percentage may increase based upon the purchase price as ultimately adjusted.


     The Company's acquisition of the Bellyloading Companies should enhance the Company's reputation as a leading international distributor to the aerospace industry. After careful consideration of a number of critical factors, including the terms of the Stock Exchange Agreement, dated as of May 12, 1997, by and between RHI and the Company (the "Stock Exchange Agreement"), and the long-term benefits that may be derived from the combination of the Company and the Bellyloading Companies, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ACQUISITION. The Stock Exchange Agreement, which sets forth the terms of the Acquisition, is attached as Annex A and is more fully described in the accompanying Proxy Statement.


     In addition, in order to provide management with needed flexibility for future corporate purposes including, without limitation, pursuing additional acquisition opportunities, it is proposed that the Company increase its authorized capital in order to increase the authorized common stock and create a class of preferred stock that would be issuable in series as designated by the Board of Directors. Accordingly, at this important meeting, you will also be asked to vote on the following set of proposals: (i) to increase the total number of shares of capital stock which the Company has the authority to issue from 30,000,000 to 60,000,000; (ii) to increase the number of authorized shares of the Company's common stock from 30,000,000 to 50,000,000; and (iii) to create a new class of Preferred Stock, par value $.01 per Logo share, and to give the Company the authority to issue 10,000,000 shares of such Preferred Stock (collectively, the "Charter Amendments"). In conjunction with the Charter Amendments, the Company plans to issue rights to its existing shareholders pursuant to which each shareholder will have the right to acquire a certain number of shares of a newly established 7.5% convertible Preferred Stock based on a predefined formula. Fairchild has signed a commitment to subscribe for its pro rata share of such newly established Preferred Stock. The proceeds received from the rights offering will be used to reduce outstanding debt.

     We firmly believe that we have reached a critical stage in the growth and development of the Company and that it is in the long-term best interests of the Company and its stockholders, employees and customers that each of the Charter Amendments be approved so that the Company can finance future strategic corporate acquisitions. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE CHARTER AMENDMENTS. THE CHARTER AMENDMENTS WILL BE EFFECTED ONLY IF ALL OF THE CHARTER AMENDMENTS ARE APPROVED BY THE STOCKHOLDERS AT THE SPECIAL MEETING. FAIRCHILD HAS INDICATED TO THE COMPANY THAT IT INTENDS TO VOTE ITS SHARES OF THE COMPANY'S COMMON STOCK IN FAVOR OF THE ACQUISITION AND THE CHARTER AMENDMENTS.

     Details of each of the proposals that you will be asked to consider at the Special Meeting are set forth in the accompanying Proxy Statement. We urge you to read carefully the entire Proxy Statement. It is important that your shares be represented at the Special Meeting, no matter how many shares you own. Even if you plan to attend the Special Meeting, please sign, date and mail promptly the enclosed Proxy in the postage-paid envelope. This action will not limit your right to vote in person if you wish to attend the Special Meeting.

     On behalf of the Board of Directors, thank you for your cooperation and your continued support.

                                          Sincerely,

                                          /s/ JEFFREY J. STEINER
                                          JEFFREY J. STEINER
                                          Chairman of the Board,
                                          Chief Executive Officer and President

                             BANNER AEROSPACE, INC.
                             300 WEST SERVICE ROAD
                                 P.O. BOX 20260
                             WASHINGTON, D.C. 20041


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 18, 1997


To the Stockholders of
  BANNER AEROSPACE, INC.:


     A Special Meeting of Stockholders (the "Special Meeting") of Banner Aerospace, Inc. (the "Company") will be held at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia, on Wednesday, June 18, 1997 at 9:00 A.M., local time, for the following purposes:



          1. To approve the acquisition by the Company from RHI Holdings, Inc. ("RHI") of Fairchild Scandinavian Bellyloading Company AB, a Swedish company involved in the design and manufacture of patented cargo loading systems ("FSBC"), and Scandinavian Bellyloading International, Inc., a California corporation engaged in sales and marketing of FSBC's cargo loading systems in the United States ("SBIC", and together with FSBC, the "Bellyloading Companies"), each a wholly-owned subsidiary of RHI, pursuant to the terms of a Stock Exchange Agreement dated as of May 12, 1997, between the Company and RHI (the "Stock Exchange Agreement"), under which the Bellyloading Companies would become wholly-owned subsidiaries of the Company in exchange for issuance by the Company to RHI or its designee of 230,000 shares of the Company's common stock, par value $1.00 ("Company Common"), initially, but subject to certain limitations and adjustments, all as more fully described in the accompanying Proxy Statement which forms a part of this Notice (the "Acquisition Proposal");


          2. To adopt an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of shares of capital stock which the Company has the authority to issue from 30,000,000 to 60,000,000;

          3. To adopt an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Company Common, from 30,000,000 shares to 50,000,000 shares;

          4. To adopt an amendment to Article FOURTH of the Certificate of Incorporation to create a new class of Preferred Stock, par value $.01 per share, and to give the Company the authority to issue 10,000,000 shares of such Preferred Stock (the Acquisition Proposal and Proposals 2, 3 and 4 are collectively referred to as the "Proposals"); and

          5. To consider such other matters as may properly come before the Special Meeting or any and all adjournments or postponements thereof.

     The Acquisition Proposal is being submitted to stockholders for their approval to satisfy the rules of the New York Stock Exchange (the "NYSE"). Pursuant to the NYSE rules, the Company's stockholders must approve the Acquisition Proposal because it contemplates the issuance of voting securities of the Company representing in excess of 1% of the outstanding voting power to RHI, a substantial securityholder of the Company. The NYSE will not accept an application for listing of the Company Common to be issued to RHI or its designee in exchange for the Bellyloading Companies until the Acquisition Proposal is approved by the Company's stockholders.

     THE COMPANY'S BOARD OF DIRECTORS HAS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) APPROVED THE PROPOSALS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS.

     Only holders of record of Company Common at the close of business on May 8, 1997 are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Special Meeting will be kept at the Company's offices at 300 West Service Road, P.O. Box 20260, Washington, D.C. 20041, for a period of ten days prior to the Special Meeting and will be available for examination by any stockholder for any purpose germane to the Special Meeting during ordinary business hours.

                                   By Order of the Board of Directors,

                                   /s/ EUGENE W. JURIS
                                   EUGENE W. JURIS
                                   Secretary

     PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS


                                                                                        PAGE
                                                                                        ----
INTRODUCTION.........................................................................     1
     Proxy Solicitation..............................................................     1
     Revocability of Proxies.........................................................     2
SUMMARY..............................................................................     3
     The Proposals...................................................................     3
     The Company.....................................................................     4
     The Bellyloading Companies......................................................     4
     Other Parties Related to the Acquisition Proposal...............................     4
     The Special Meeting.............................................................     5
     Background of and Reasons for the Acquisition Proposal..........................     6
     Recommendation of the Board of Directors........................................     6
     Opinion of Financial Advisor Regarding the Acquisition Proposal.................     6
     Material Contracts and Arrangements Among the Company, Fairchild and Mr.
      Steiner........................................................................     7
     Additional Considerations.......................................................     8
     Interests of Certain Persons in the Acquisition Proposal........................     9
     Certain Terms of the Stock Exchange Agreement...................................     9
     Effects of the Acquisition Proposal Upon Rights of Existing Holders of Company
      Common.........................................................................    11
     Charter Amendments..............................................................    12
     Price Range of Company Common; Dividend Policy..................................    14
     Comparative Per Share Data for the Company......................................    14
ACQUISITION OF THE BELLYLOADING COMPANIES (Proposal No. 1)...........................    16
CERTAIN INFORMATION CONCERNING THE COMPANY...........................................    16
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT..........................    17
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY.......................    19
CERTAIN INFORMATION CONCERNING THE BELLYLOADING COMPANIES............................    20
     History of FSBC.................................................................    20
     Description of FSBC Business and Sales..........................................    20
     Manufacturing and Other Facilities..............................................    21
     Marketing.......................................................................    21
     Competition.....................................................................    21
     Material Contracts..............................................................    22
SELECTED HISTORICAL COMBINED FINANCIAL DATA OF THE BELLYLOADING COMPANIES............    22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
  OF THE BELLYLOADING COMPANIES......................................................    23
OTHER PARTIES RELATED TO THE ACQUISITION PROPOSAL....................................    24
     The Fairchild Corporation.......................................................    24
     Jeffrey J. Steiner..............................................................    25
THE ACQUISITION PROPOSAL.............................................................    25
     Background of and Reasons for the Acquisition Proposal..........................    25
     Recommendation of the Board of Directors........................................    27
     Opinion of Financial Advisor....................................................    28
     Additional Considerations.......................................................    33
     Interests of Certain Persons in the Acquisition Proposal........................    34
     Regulatory Matters..............................................................    35

                                                                                        PAGE
                                                                                        ----
     Effects of the Acquisition Proposal Upon Rights of Existing Holders of Company
      Common.........................................................................    35
MATERIAL CONTRACTS AND ARRANGEMENTS AMONG THE COMPANY, FAIRCHILD AND MR. STEINER.....    35
     Intercompany Expenses and Sales Between Fairchild and the Company...............    35
     Company Contracts with Fairchild and Mr. Steiner................................    36
STOCK EXCHANGE AGREEMENT.............................................................    38
     Exchange of Company Common......................................................    38
     Representations and Warranties..................................................    39
     Pre-Closing Covenants...........................................................    40
     Conditions to Closing...........................................................    41
     Indemnification.................................................................    42
     Tax Treatment and Indemnification...............................................    42
     Termination and Termination Fee.................................................    42
     Expenses........................................................................    42
     Registration Rights Agreement...................................................    43
     Accounting Treatment............................................................    43
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION.....................    43
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.............................................    49
AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION
  (Proposals No. 2, 3 and 4).........................................................    50
     General.........................................................................    50
     Terms of the Rights Offering....................................................    50
     Terms of the New Series of Preferred Stock......................................    50
     Reasons for the Charter Amendments..............................................    51
     Effects of the Charter Amendments upon Rights of Existing Holders of Company
      Common.........................................................................    52
     Additional Considerations.......................................................    53
INCORPORATION OF DOCUMENTS BY REFERENCE..............................................    53
OTHER MATTERS........................................................................    54
PROPOSALS FOR 1997 ANNUAL MEETING....................................................    54
INDEPENDENT AUDITORS.................................................................    54
INDEX TO FINANCIAL STATEMENTS........................................................   F-1
ANNEX A Stock Exchange Agreement.....................................................   A-1
ANNEX B Fairness Opinion of Houlihan Lokey Howard & Zukin............................   B-1
ANNEX C Proposed Charter Amendments..................................................   C-1
ANNEX D Form of Certificate of Designations..........................................   D-1

                             BANNER AEROSPACE, INC.
                               ------------------

                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS

                                 JUNE 18, 1997

                               ------------------

                                  INTRODUCTION

PROXY SOLICITATION


     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of the Company, for use at a special meeting of stockholders of the Company to be held on Wednesday, June 18, 1997, at 9:00 A.M., local time, at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia, or at any adjournment or postponement thereof (the "Special Meeting"), for the purpose set forth in the foregoing Notice of Special Meeting. This Proxy Statement and a form of proxy are first being mailed on or about May 13, 1997.


     The cost of soliciting proxies will be borne by the Company and will consist of expenses of printing, postage and handling, including the expenses of brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners. Solicitation may also be made by the Company's officers, directors or regular employees personally or by telephone. The firm of Corporate Investor Communications, Inc., Carlstadt, New Jersey, has been retained to assist in the solicitation of proxies for the Special Meeting at an estimated fee of $3,000 plus direct out-of-pocket expenses.

     The principal executive office of the Company is located at 300 West Service Road, P.O. Box 20260, Washington, D.C. 20041.

     Vote Required. The presence, in person or by properly executed proxy, of the holders of shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding shares of Company Common is necessary to constitute a quorum at the Special Meeting. Shares of Company Common represented by a properly signed, dated and returned proxy will be treated as present at the Special Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum, but will not be treated as shares having voted at the Special Meeting as to any proposal as to which authority to vote is withheld by the broker. The affirmative vote of a majority of the total votes cast by the holders of record of shares of Company Common at the Special Meeting is required to approve the Acquisition Proposal and the transactions contemplated thereby. The affirmative vote of the holders of a majority of the shares of Company Common outstanding on the Record Date (as defined below) is required for the adoption of each of the Charter Amendments. Abstentions will have no effect on the Acquisition Proposal but will have the effect of a vote against each of the Charter Amendments. Broker non-votes will have no effect in determining whether the Acquisition Proposal has received the requisite number of affirmative votes by the Company's stockholders, but will have the effect of a vote against each of the Charter Amendments.


     Record Date; Voting Rights. Holders of record of Company Common at the close of business on May 8, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 23,423,610 shares of Company Common outstanding. The holders of shares of Company Common vote as a single class with regard to all matters to be acted upon at the Special Meeting. Each share of Company Common entitles the holder thereof to one vote on each of the Proposals. The Company Common is the Company's only class of voting securities outstanding. As described below under "THE ACQUISITION PROPOSAL -- Interests of Certain Persons in the Proposal", Fairchild through RHI and FHC beneficially owns 13.9 million shares (the "Fairchild Shares") of Company Common (representing approximately 59.3% of the shares of Company Common outstanding), and it will cause the Fairchild Shares to be voted in favor of the Charter Amendments and the Acquisition Proposal at the Special Meeting, which would ensure stockholder approval of all of the Proposals.

     Absence of Appraisal Rights. Stockholders are not entitled to appraisal rights under the Delaware General Corporation Law (DGCL) or otherwise in respect of any of the Proposals.

REVOCABILITY OF PROXIES

     Shares of Company Common represented by properly executed proxies received prior to or at the Special Meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS AND, IN ANY CASE, IN THE JUDGMENT OF THE PROXY HOLDER AS TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE SPECIAL MEETING.

     Any proxy given pursuant to this solicitation or otherwise may be revoked by the person giving it, any time before it is voted, by delivering to the Secretary of the Company, at 300 West Service Road, P.O. Box 20260, Washington, D.C. 20041, on or before the business day prior to the Special Meeting or at the Special Meeting itself, a subsequent written notice of revocation or subsequently-dated proxy relating to the same shares or by attending the Special Meeting and voting in person. However, attendance at the Special Meeting will not in itself constitute the revocation of a proxy.

                                    SUMMARY

     The following is a brief summary (the "Summary") of the information in this Proxy Statement. The Summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this Proxy Statement and in the Annexes to this Proxy Statement. Cross references in the Summary are to the captions of sections of this Proxy Statement unless otherwise indicated. Stockholders are urged to read this Proxy Statement and its Annexes in their entirety.

                                 THE PROPOSALS

     The four proposals described in this Proxy Statement (the "Proposals") consist of the following:


          (1) the approval of the acquisition (the "Acquisition") by Banner Aerospace, Inc. (the "Company") from RHI Holdings, Inc. ("RHI") of Fairchild Scandinavian Bellyloading Company AB, a Swedish company involved in the design and manufacture of patented cargo loading systems ("FSBC"), and Scandinavian Bellyloading International, Inc., a California corporation engaged in sales and marketing of FSBC's cargo loading systems in the United States ("SBIC", and together with FSBC, the "Bellyloading Companies"), each a subsidiary of RHI, pursuant to the terms of a Stock Exchange Agreement dated as of May 12, 1997, between the Company and RHI (the "Stock Exchange Agreement"), under which each of the Bellyloading Companies will become a wholly-owned subsidiary of the Company in exchange for issuance by the Company to RHI or its designee of 230,000 shares of the Company's common stock, par value $1.00 ("Company Common"), initially, but subject to certain limitations and adjustments. The terms of the acquisition of the Bellyloading Companies are collectively referred to herein as the "Acquisition Proposal". ("PROPOSAL NO. 1 -- ACQUISITION PROPOSAL");


          (2) the adoption of an amendment to Article FOURTH of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the total number of shares of capital stock which the Company has the authority to issue from 30,000,000 to 60,000,000 ("PROPOSAL NO. 2");

          (3) the adoption of an amendment to Article FOURTH of the Certificate of Incorporation to increase the number of authorized shares of Company Common from 30,000,000 shares to 50,000,000 shares ("PROPOSAL NO. 3"); and

          (4) the adoption of an amendment to Article FOURTH of the Certificate of Incorporation to create a new class of Preferred Stock, par value $.01 per share ("Preferred Stock"), and to give the Company the authority to issue 10,000,000 shares of such Preferred Stock. ("PROPOSAL NO. 4," and together with Proposals No. 2 and 3, the "Charter Amendments").

     Approval of the Acquisition Proposal by the requisite vote of the stockholders of the Company is a condition to the consummation of the acquisition under the Stock Exchange Agreement. The Charter Amendments will be effected only if all of the Charter Amendments are approved by the stockholders at the Special Meeting. If all of the Charter Amendments are approved by the Company's stockholders at the Special Meeting, the Charter Amendments will be effected regardless of whether the Acquisition Proposal is approved or the acquisition is consummated. If the Acquisition Proposal is approved by the Company's stockholders at the Special Meeting, the Acquisition will be consummated regardless of whether the Charter Amendments are approved.

     The Acquisition Proposal set forth in the foregoing Notice of Special Meeting of Stockholders is being submitted to stockholders to satisfy rules of the New York Stock Exchange ("NYSE") with respect to the listing of the shares of Company Common to be issued in connection with the Acquisition Proposal. Pursuant to the NYSE rules, the Company's stockholders must approve the Acquisition Proposal because it contemplates the issuance of voting securities of the Company representing in excess of 1% of the outstanding voting power to RHI, a substantial securityholder of the Company.

                                  THE COMPANY

     The Company is a leading international supplier to the aerospace industry as a distributor, providing a wide range of aircraft parts and related support services. The Company's products are divided into three product groups: hardware, rotables and engines. Hardware includes bearings, nuts, bolts, screws, rivets and other types of fasteners. Rotables include flight data recorders, radar and navigation systems, instruments, landing gear and hydraulic and electrical components. Engines include jet engines and engine parts for use on both narrow and wide body aircraft and smaller engines for corporate and commuter aircraft. The Company also provides a number of services such as immediate shipment of parts in aircraft on ground situations. The Company also provides products to original equipment manufacturers and subcontractors ("OEMs") in the aerospace industry under just-in-time and inventory management programs. The Company, through its subsidiaries, sells its products in the United States and abroad to most of the world's commercial airlines and to air cargo carriers, as well as many OEMs, other distributors, fixed-based operations, corporate aircraft operators and other aerospace and non-aerospace companies. The mailing address and telephone number of the principal executive office of the Company are P.O. Box 20260, Washington, D.C. 20041, (703) 478-5790. See "CERTAIN INFORMATION CONCERNING THE COMPANY."

                           THE BELLYLOADING COMPANIES

     FSBC, incorporated in 1986, began as a university research and development project. FSBC manufactures and markets a conveyor belt system (the "System") which is permanently installed into the belly of a narrow bodied aircraft for onboard loading and unloading in the aircraft. The mailing address and telephone number of the principal executive office of FSBC are Porfyrvagen 14, S-224 78 Lund, Sweden, 011-46-46-19-7800. SBIC, incorporated in 1990, was formed solely to sell and market FSBC's Systems in the United States. The mailing address and telephone number of the principal executive office of SBIC are 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 20153, (703) 478-5800. See "CERTAIN INFORMATION CONCERNING THE BELLYLOADING COMPANIES."

     In September 1994, RHI purchased all of the issued and outstanding shares of FSBC (formerly known as "Scandinavian Bellyloading Company AB") from Anders Helmner ("Mr. Helmner") for $1.00. In addition, RHI was required to invest $500,000 into FSBC at the closing to provide FSBC with working capital. Pursuant to the acquisition agreement, FSBC entered into a profit sharing agreement with a company wholly-owned by Mr. Helmner which requires FSBC to pay such company 10% of FSBC's annual profits. The profit sharing agreement will expire on September 9, 1998.

               OTHER PARTIES RELATED TO THE ACQUISITION PROPOSAL

     The Fairchild Corporation. The Fairchild Corporation ("Fairchild") is a holding company which owns all of the issued and outstanding stock of RHI. RHI is the 100% owner of each of the Bellyloading Companies and Fairchild Holding Corp. ("FHC") and is the majority owner of the Company. RHI and FHC together hold approximately 59.3% of the issued and outstanding Company Common (the "Fairchild Shares"). Fairchild conducts its operations through RHI and FHC in three business segments: Aerospace Fasteners, Aerospace Distribution and Technology Products (formerly Industrial Products). The mailing address and telephone number of the principal executive office of Fairchild are 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 20153, (703) 478-5800. See "OTHER PARTIES RELATED TO THE ACQUISITION PROPOSAL -- The Fairchild Corporation."

     Jeffrey J. Steiner. Jeffrey J. Steiner ("Mr. Steiner") has served as Chairman of the Board, Chief Executive Officer and President of the Company since September 1993. He served as Vice Chairman of the Board from August 1990 to September 1993. He has served as Chairman of the Board, Chief Executive Officer and President of Fairchild for more than the past five years. Mr. Steiner is also a member of the Executive Committee of the Company. As of December 18, 1996, Mr. Steiner controlled approximately 72.9% of the voting power of all of the outstanding shares of common stock of Fairchild and 60.0% of the outstanding shares of Company Common which includes shares of Company Common beneficially owned by Fairchild and affiliates of Mr. Steiner and Fairchild. See "SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT" and "OTHER PARTIES RELATED TO THE ACQUISITION PROPOSAL -- Jeffrey J. Steiner."

     Articles have appeared in the French press reporting an investigation by a French magistrate into certain allegedly improper business transactions involving Elf Acquitaine, its former chairman and various third parties. In connection with this investigation, the magistrate has made inquiry into allegedly improper transactions between Jeffrey Steiner and that petroleum company. In response to the magistrate's request that Mr. Steiner appear in France as a witness, Mr. Steiner submitted a written statement concerning the transactions and has offered to appear in person if certain arrangements were made. According to the French press, the magistrate also has requested permission to investigate other allegedly improper transactions involving another French petroleum company and, if granted, inquiry into transactions between Mr. Steiner and such company, could ensue. The Board of Directors of the Company has formed a special committee of outside directors to advise it with respect to these matters, and the special committee has retained counsel. See "OTHER PARTIES RELATED TO THE ACQUISITION PROPOSAL -- Jeffrey J. Steiner."

                              THE SPECIAL MEETING


     Proxy Solicitation. This Proxy Statement is being furnished in connection with the solicitation of proxies for the adoption of the Proposals by the Board of Directors for use at a special meeting of stockholders of the Company to be held on Wednesday, June 18, 1997, at 9:00 A.M., local time, at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia, or at any adjournment or postponement thereof (the "Special Meeting").


     Vote Required. Approval by the Company's stockholders of the issuances of shares of Company Common to RHI pursuant to the Stock Exchange Agreement is required by the rules of the New York Stock Exchange ("NYSE"). Each share of Company Common will be entitled to one vote on each of the Proposals. The affirmative vote of a majority of the votes cast by the holders of record of shares of Company Common at the Special Meeting is required to approve the Acquisition Proposal and the transactions contemplated thereby. The affirmative vote of the holders of a majority of the shares of Company Common outstanding on the Record Date (as defined below) is required for the adoption of each of the Charter Amendments. The presence, in person or by properly executed proxy, of the holders of at least a majority of the outstanding shares of Company Common is necessary to constitute a quorum at the Special Meeting. Abstentions will have no effect on the Acquisition Proposal but will have the effect of a vote against each of the Charter Amendments. Broker non-votes will have no effect in determining whether the Acquisition Proposal has received the requisite number of affirmative votes by the Company's stockholders, but will have the effect of a vote against each of the Charter Amendments. Stockholders should be aware that Fairchild will cause the Fairchild Shares to be voted in favor of the Acquisition Proposal and the Charter Amendments, ensuring their adoption.

     Shares of Company Common represented by properly executed proxies received prior to or at the Special Meeting, unless such proxies have been revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED ON A PROPERLY EXECUTED PROXY, THE SHARES WILL BE VOTED FOR THE PROPOSALS.

     Record Date. The record date for the Special Meeting is May 8, 1997 (the "Record Date").

             BACKGROUND OF AND REASONS FOR THE ACQUISITION PROPOSAL

     Combining the Company and the Bellyloading Companies will enable the Company to expand its relationships with key airline customers and expand its business in Europe. In addition, the Acquisition will constitute another step towards implementing the Company's strategic plan which contemplates, among other things, expanding the Company's business through acquisitions. Although the acquisition of the Bellyloading Companies had been informally discussed by the Company with Fairchild for several months, Fairchild's formal proposal of a possible combination of the Bellyloading Companies and the Company did not occur until a meeting of the Company's Board of Directors (the "Board of Directors") held on September 13, 1996. At that meeting, a Special Committee of the Board of Directors (the "Special Committee") comprised of three directors of the Company who are neither officers nor employees of the Company or otherwise affiliated with Fairchild or RHI was appointed to evaluate the acquisition of the Bellyloading Companies and, if necessary, to negotiate the definitive terms of such an acquisition, subject to final approval by the Board of Directors. In November and December of 1996, the Special Committee met several times with its financial and legal advisors to analyze the suitability and value of the acquisition of the Bellyloading Companies. On December 11, 1996, the Special Committee met to discuss the terms negotiated by the Company's management and determined to recommend the Acquisition Proposal to the Board of Directors. For further information on the background of the Acquisition Proposal and the factors considered by the Special Committee and the Board of Directors, see "THE ACQUISITION PROPOSAL -- Background of and Reasons for the Acquisition Proposal", "-- Opinion of Financial Advisor" and "-- Additional Considerations."

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     On January 10, 1997, at a meeting duly called and held, the Board of Directors, based upon the recommendation of the Special Committee and the terms of the draft fairness opinion and oral opinion of Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), determined that, subject to the receipt of Houlihan Lokey's written fairness opinion, the Acquisition Proposal is fair to and in the best interests of the Company and its stockholders, other than Fairchild and RHI, and recommended that stockholders approve the Acquisition Proposal. See "THE ACQUISITION PROPOSAL -- Recommendation of the Board of Directors."

        OPINION OF FINANCIAL ADVISOR REGARDING THE ACQUISITION PROPOSAL

     The Special Committee retained Houlihan Lokey on behalf of the Board of Directors to render a fairness opinion with respect to the Acquisition Proposal. At the meeting of the Special Committee held on December 11, 1996, at which the Special Committee reviewed and approved the Acquisition Proposal and determined to recommend it to the Board of Directors, Houlihan Lokey delivered its oral opinion to the Special Committee to the effect that based upon and subject to certain matters as stated in the opinion, the Acquisition Proposal is fair to the Company's stockholders, other than Fairchild and RHI, from a financial point of view. The opinion was confirmed in writing and addressed to the Special Committee and the Board of

Directors on May 13, 1997. See "THE ACQUISITION PROPOSAL -- Recommendation of the Board of Directors" and "-- Opinion of Financial Advisor." A copy of the Houlihan Lokey written opinion dated the date of this Proxy Statement, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this Proxy Statement as Annex B, and should be read carefully in its entirety by stockholders.


                   MATERIAL CONTRACTS AND ARRANGEMENTS AMONG
                     THE COMPANY, FAIRCHILD AND MR. STEINER

     As described below, the Company pays Fairchild for various expenses such as rent, tax, legal and communications services. All of these services are included in the Company's selling, general and administrative expenses. In addition, the Company sells its products to and purchases products from Fairchild, all in the ordinary course of business. See "MATERIAL CONTRACTS AND ARRANGEMENTS BETWEEN THE COMPANY, FAIRCHILD AND MR. STEINER -- Intercompany Expenses and Sales between Fairchild and the Company."

     Fairchild is a party to a number of contracts with the Company, including the following: (i) a lease for office space in the Fairchild building; (ii) a letter agreement in which Fairchild provides tax preparation and consulting services to the Company; (iii) a tax indemnity agreement for certain tax liabilities and benefits which occurred prior to and after the Company's public offering; (iv) a letter agreement in which Fairchild provides certain legal services to the Company; (v) an agreement in which an indirect 41% affiliate of Fairchild provides the Company with communication services for the office space in the Fairchild building as well as at substantially all subsidiary locations;
(vi) a registration rights agreement whereby Fairchild can request the Company to register shares of Company Common issued to Fairchild in connection with the Company's acquisition of a subsidiary of Fairchild; (vii) a letter agreement in which the Company paid Fairchild $262,000 for employing a former senior executive of one of the Company's subsidiaries who had been terminated; and
(viii) a joint-property insurance agreement, pursuant to which the Company and Fairchild (and their subsidiaries) are named in the same property insurance policy for all risk coverage including earthquake and flood coverage. In addition, Mr. Steiner has an employment agreement with the Company.

     The Company is a party to several agreements with Fairchild which provide for various methods of expense sharing related to combined sales and marketing efforts to obtain customers in foreign countries. As of December 31, 1996, the Company had contributed less than $125,000 under these agreements. Fairchild and the Company will share commission income to the extent commissions exceed expenses. No such commissions have been received to date. In addition, the Company pays for a chartered aircraft used from time to time for business related travel. The owner of the chartered aircraft is a company 51% owned by an immediate family member of Mr. Jeffrey Steiner. Costs for such flights charged to the Company are comparable to those charged in arm's length transactions between unaffiliated third parties. Payments by the Company for the use of the chartered aircraft for fiscal year ended March 31, 1996 were approximately $116,000 and approximately $88,000 for the nine months ended December 31, 1996.

     Mr. Steiner had suggested to the management of the Company that it purchase a certificate of deposit from a Turkish bank because he believed that by establishing a relationship with one of the Turkish banks, the Company might be provided additional opportunities to expand its business in Turkey. Following Mr. Steiner's suggestion, the Company purchased a $750,000 certificate of deposit (the "Certificate") from Maramara Bankasi A.S., which was subsequently forced by governmental action to cease business. Because he had suggested this investment, Mr. Steiner agreed that he would attempt to effect collection of the Certificate and would have one of his affiliates purchase the Certificate from the Company for $750,000, payable over two years. Mr. Steiner's affiliate has paid the Company $500,000, but has received no payments from the issuer of the Certificate. In May 1996, the Board of Directors decided that the entire loss on the Certificate should not be borne by Mr. Steiner's affiliate; therefore, they agreed to make the last $250,000 payment conditional upon the collection of any proceeds received by the affiliate from the Certificate. The Turkish bank subsequently filed for bankruptcy.

     On October 17, 1996, the Company borrowed $5.0 million from RHI under an unsecured demand promissory note ("Promissory Note"). On March 27, 1997, the Company repaid the Promissory Note to RHI. Interest expense paid pursuant to the Promissory Note was $156,000.

     In addition, on December 20, 1996 the Company entered into a Subordinated Loan Agreement with RHI (the "Subordinated Loan Agreement") pursuant to which RHI agreed to lend the Company up to $30.0 million for acquisitions consummated by the Company. Pursuant to the Subordinated Loan Agreement, the Company agreed to pay an initial interest rate of 10.0% per annum and agreed to repay the loan on the earlier of the completion of the proposed rights offering described below or November 15, 2003. As of the date hereof, the Company has borrowed $28.0 million from RHI, of which $16 million was utilized to acquire PB Herndon Company, a specialty fastener distributor to the aerospace industry, and additional working capital. Furthermore, on December 20, 1996 Fairchild entered into a Commitment to Exercise Rights with the Company whereby Fairchild committed to participate in the proposed rights offering on a pro rata basis. See "MATERIAL CONTRACTS AND ARRANGEMENTS BETWEEN THE COMPANY, FAIRCHILD AND MR. STEINER -- Company Contracts with Fairchild and Mr. Steiner and "-- Intercompany Expenses and Sales Between Fairchild and the Company."

                           ADDITIONAL CONSIDERATIONS


     While each of the Special Committee and the Board of Directors is of the opinion that each of the Proposals is in the best interests of the Company and its stockholders, stockholders should consider the following factors when evaluating each of the Proposals: (i) Mr. Steiner's status as Chairman, Chief Executive Officer and President of the Company and of Fairchild; (ii) dilution of the voting rights of the existing holders of Company Common due to the initial issuance of 230,000 shares of Company Common to RHI and the potential subsequent issuance of 1,270,000 shares of Company Common to RHI or its designee; (iii) directors and officers of Fairchild comprise four of the eleven members of the Company's Board of Directors; (iv) the Bellyloading Companies have incurred net losses since RHI acquired FSBC in 1994; (v) the Bellyloading Companies' sales are dependent on a small number of customers; (vi) the Bellyloading Companies are dependent on outside financial support and will be unable to continue as a going concern without such support or sales growth;
(vii) the aircraft parts industry is characterized by intense competition and some of the Bellyloading Companies' competitors have substantially greater capital resources than the Bellyloading Companies; (viii) the Bellyloading Companies' profitability depends, in part, on their ability to establish and maintain patent protection for its proprietary technologies, products and processes, and the preservation of their trade secrets; (ix) changes in the Swedish government's economic and regulatory policies and fluctuations in currency and exchange rates could affect the Bellyloading Companies' profitability; (x) the Bellyloading Companies' profitability depends on its ability to establish and maintain the appropriate certificates issued by the relevant regulatory agencies; (xi) the Company does not intend to list the Series A Preferred Stock on any securities exchange; and (xii) assuming the maximum number of shares of Company Common ultimately is issued to RHI or its designee under the Acquisition Proposal, and assuming Fairchild is the only stockholder who participates in the Rights Offering, Fairchild (through RHI and FHC) would increase its control to approximately 66.0% of the voting power of the outstanding Company Common. See "THE ACQUISITION PROPOSAL -- Additional Considerations" and "AMENDMENTS TO THE COMPANY'S CERTIFICATE OF
INCORPORATION -- Additional Considerations."

            INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION PROPOSAL

     In considering the recommendations of the Special Committee and the Board of Directors with respect to the Acquisition Proposal, stockholders should be aware that Fairchild and certain members of the Board of Directors and management have interests with respect to the Acquisition Proposal that may conflict with and are in addition to the interests of the public stockholders of the Company.

     Fairchild through RHI and FHC currently owns 13.9 million shares or approximately 59.3% of the outstanding shares of Company Common. Upon consummation of the Acquisition, Fairchild will immediately control approximately 59.7% of the voting power of the Company, which percentage may increase based upon the purchase price as ultimately determined. If the maximum number of shares of Company Common is issued to Fairchild pursuant to the Stock Exchange Agreement, Fairchild will control approximately 62.0% of the voting power of the Company. In addition, directors and officers of Fairchild comprise four of the eleven members of the Company's Board of Directors. Michael T. Alcox, a director of the Company, is a Vice President and a director of Fairchild; Samuel J. Krasney, a director of the Company, is Vice Chairman, Emeritus and a director of Fairchild; Eric I. Steiner, a director of the Company, is Executive Vice President, Chief Operating Officer and a director of Fairchild and the son of Jeffrey J. Steiner; and Jeffrey J. Steiner, Chairman, Chief Executive Officer, President and a director of the Company, is Chairman, Chief Executive Officer and President of Fairchild and a director of Fairchild and RHI and the father of Eric I. Steiner. Philippe Hercot, a director of the Company, is the son-in-law of Jeffrey J. Steiner. Donald E. Miller is the general counsel of both the Company and Fairchild. Stockholders should also be aware that Fairchild will cause the Fairchild Shares to be voted in favor of the Acquisition Proposal and the Charter Amendments, ensuring their adoption. See "THE ACQUISITION PROPOSAL -- Interests of Certain Persons in the Proposal."

                 CERTAIN TERMS OF THE STOCK EXCHANGE AGREEMENT


     The Company and RHI entered into the Stock Exchange Agreement on May 12, 1997. Pursuant to the terms of the Stock Exchange Agreement, the Company has agreed, subject to the terms and conditions set forth therein, to issue to RHI or its designee at the first closing of the transaction contemplated by the Stock Exchange Agreement (the "First Closing") 230,000 shares of Company Common (the "First Installment Shares") in exchange for all of the issued and outstanding shares of capital stock of the Bellyloading Companies. The First Installment Shares will be held in escrow pending a second closing. The escrow agent will have voting rights with respect to the First Installment Shares but has agreed not to vote the shares while such shares are held in escrow. Dividends on the First Installment Shares will be held in escrow and released with the First Installment Shares to RHI or the Company, as the case may be. A second installment of shares of Company Common, if any, will be issued to RHI or its designee at a second closing (the "Second Closing") following the calculation of the Bellyloading Companies' earnings before taxes ("EBT") for the twelve months ended March 31, 1999 (the "Second Installment Shares"). The First Installment Shares will be released from escrow at the Second Closing. The Second Installment Shares will be a number of shares of Company Common which aggregate in value an amount equal to (x) five times the average EBT for the fiscal years ended March 31, 1998 and 1999 (the "Average EBT"), minus (y) the First Installment Shares. For this purpose, the Company Common will have a per share value equal to the average of the closing sales prices of Company Common on the fifteen consecutive trading days next preceding the fifth trading day prior to the First Closing (the "Average Banner Price"). The sum of the First Installment Shares and the Second Installment Shares to be delivered to RHI at the Second Closing will in no event exceed 1.5 million shares of Company Common (the "Maximum Number of Banner Shares"). The Company may rescind the transaction and cause RHI to take back all of the shares of capital stock of the Bellyloading Companies

(the "Rescission Right") if the EBT for the twelve months ended March 31, 1998 is less than $750,000 (adjusted for certain fluctuations in the Swedish krona) or if the Average EBT is less than $500,000 (adjusted for certain fluctuations in the Swedish krona). If the Company elects to exercise its Rescission Right, the First Installment Shares will be released from escrow and returned to the Company for cancellation and the Second Installment Shares will not be issued. In addition, if the Company elects to exercise its Rescission Right: (i) if there has been a decrease in the Bellyloading Companies' net operating assets (as defined) since March 31, 1997 ("NOA Decrease"), the Company will pay RHI an amount in cash equal to such NOA Decrease; (ii) if there has been an increase in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Increase"), RHI will pay the Company an amount equal to such NOA Increase; and
(iii) RHI will pay the Company 50% of the Bellyloading Companies' EBT losses, if any. In addition, if the Company sells the Bellyloading Companies to a third party before the Second Closing, the Average EBT will be determined on the basis of an agreed-on estimate of what the Average EBT would have been for the relevant period (or if the parties cannot agree, on the estimate of an independent investment banker). See "STOCK EXCHANGE AGREEMENT -- Exchange of Company Common."


     The following description of the Stock Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Exchange Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference. Also, see "STOCK EXCHANGE AGREEMENT" generally.

     Representations and Warranties. The Company and RHI make customary representations and warranties to each other in the Stock Exchange Agreement concerning, among other things, each party's organization and similar corporate matters, the authorization, execution, delivery and performance and enforceability of the Stock Exchange Agreement and the transactions contemplated thereby, the absence of pending or threatened legal proceedings, the absence of undisclosed liabilities and the receipt of required consents or approvals. All of these representations and warranties will survive the First Closing. See "STOCK EXCHANGE AGREEMENT -- Representations and Warranties."


     Covenants. Under the Stock Exchange Agreement, RHI has agreed, among other things, that prior to the First Closing, (i) each of the Bellyloading Companies will conduct its business in the ordinary course consistent with past practice, and (ii) RHI will not, nor will it permit either Bellyloading Company to, (x) incur indebtedness in respect of either Bellyloading Company in an aggregate principal amount exceeding $25,000, (y) engage in any merger or other business combination or (z) make capital expenditures or commitments for additions to capital assets of either Bellyloading Company in an aggregate amount exceeding $25,000. RHI has the right to participate in discussions or negotiations with any person or group which makes an unsolicited bona fide Alternative Proposal (as defined below) if its Board of Directors determines in good faith that such action is required for RHI's Board of Directors to comply with its fiduciary duties to its stockholder imposed by law because such proposal is more favorable to RHI's stockholder than the Acquisition. However, RHI otherwise agreed prior to the Closing to refrain from initiating or soliciting any inquiry, proposal or offer with respect to a merger, consolidation or other business combination including either of the Bellyloading Companies or any acquisition or similar transaction involving the purchase of (i) all or any significant portion of the assets of the Bellyloading Companies taken as a whole, or (ii) all of the outstanding shares of the Bellyloading Companies (an "Alternative Proposal"). See "STOCK EXCHANGE AGREEMENT -- Pre-Closing Covenants."


     Indemnification. Each party has agreed to indemnify the other party for any losses up to $5,000,000 incurred as a result of any breach of a representation or warranty or the nonfulfillment of any covenant by such party. Notwithstanding the foregoing, the Company may not make an indemnity claim against RHI at any time after the Company elects to exercise its Rescission Right.

     Conditions. The obligations of the Company and RHI to effect the First Closing are subject to the satisfaction of various conditions which include, in addition to certain other customary closing conditions, the approval of the Acquisition Proposal by the Company's stockholders. In addition, the obligation of the Company to effect the First Closing is subject to the payment by RHI to the Bellyloading Companies of an amount equal to any EBT losses incurred by the Bellyloading Companies from June 30, 1996 to the date of the First Closing. See "STOCK EXCHANGE AGREEMENT -- Conditions to Closing."


     Termination and Termination Fee. The Stock Exchange Agreement may be terminated before the First Closing under various circumstances, including, (i) if the First Closing has not occurred on or before December 31, 1997, or (ii) by RHI if, by reason of an unsolicited bona fide Alternative Proposal, its Board of Directors determines in good faith that termination of the Stock Exchange Agreement is required for RHI's Board of Directors to comply with its fiduciary duties to its stockholder imposed by law. In the event that any person or group makes an Alternative Proposal and thereafter RHI terminates the Stock Exchange Agreement, then RHI is required to pay to the Company on the date of termination a reasonable termination fee and the Company's out-of-pocket expenses. See "STOCK EXCHANGE AGREEMENT -- Termination and Termination Fee."


                    EFFECTS OF THE ACQUISITION PROPOSAL UPON
                  RIGHTS OF EXISTING HOLDERS OF COMPANY COMMON

     Assuming the issuance of the shares of Company Common under the Stock Exchange Agreement as proposed by this Proxy Statement, the percentage of the Company's voting securities owned of record by existing holders of shares of Company Common (not including Fairchild and its affiliates) will be reduced. Fairchild is the beneficial owner of 13.9 million shares or approximately 59.3% of the outstanding shares of Company Common. The Acquisition Proposal, if approved by the stockholders, upon initial implementation would reduce the interest of existing holders of outstanding shares of Company Common, other than Fairchild and its affiliates to approximately 40.3%, and increase Fairchild's beneficial ownership to approximately 59.7% of the outstanding shares of Company Common. Assuming the Maximum Number of Banner Shares is ultimately issued to RHI or its designee, then the interest of existing holders of outstanding shares of Company Common, other than Fairchild and its affiliates, would be reduced to approximately 38.0% and Fairchild's beneficial ownership would be increased to approximately 62.0% of the outstanding shares of Company Common.

     Fairchild, as a beneficial holder of greater than 50.0% of the outstanding shares of Company Common, is today and will continue to be able to elect all of the directors of the Company and to direct corporate policy. The NYSE rules, however, require the Company to have at least two outside directors on its Board of Directors. The Company currently has four outside directors. Fairchild has informed the Company that it currently does not intend to change the composition of the Board of Directors. See "THE ACQUISITION PROPOSAL -- Effects of the Acquisition Proposal Upon Rights of Existing Holders of Company Common."

                               CHARTER AMENDMENTS

     General. At the Special Meeting, the stockholders will consider the adoption of the Charter Amendments. The Company's long-term strategies include growth through acquisitions and/or strategic alliances. In order to provide management with flexibility to pursue acquisition opportunities, it is proposed that the Company increase its authorized capital in order to increase the authorized Company Common and to create a class of preferred stock that would be issuable in series having terms designated by the Board of Directors. The Company intends to conduct a rights offering in which it would issue to each holder of Company Common a non-transferrable right (a "Right") to subscribe for shares of a first series of the newly authorized preferred stock (the "Rights Offering"). The proceeds of the Rights Offering will be used to reduce outstanding debt. The Company intends to borrow under its revolving line of credit facility in the future for working capital and to finance acquisitions.


     Terms of Rights Offering. Each holder of Company Common of record on May 23, 1997, will receive one Right for every 4.5 shares of Company Common held. No fractional Rights will be issued; however, one Right will be issued in lieu of any fractional Right to which a holder would otherwise be entitled. Such holder will be entitled to purchase one share of Series A Preferred Stock (as defined below) for each Right held at a subscription price of $9.20 per share of Series A Preferred Stock. The Rights expire on June 18, 1997. Fairchild has signed a commitment to subscribe for its pro rata share of Series A Preferred Stock. The Company has no current intention to list the Series A Preferred Stock on any securities exchange.


     Terms of the New Series of Preferred Stock. The Company intends to create a new series of preferred stock entitled "Series A Convertible Paid-in-Kind Preferred Stock" ("Series A Preferred Stock") and the number of shares initially constituting such series shall be 5,204,747 shares. The Series A Preferred Stock will accrue semi-annual cumulative dividends at a rate of 7.5% per annum of the liquidation value of $ 9.20 per share (the "Liquidation Value"). Dividends will be payable in additional shares of Series A Preferred Stock and not in cash except for fractional interests. Fractional shares of Series A Preferred Stock will not be delivered, but a cash adjustment will be paid in respect of such fractional interests based on Liquidation Value. The Series A Preferred Stock will have no voting rights except as required by law. The Series A Preferred Stock will be convertible into shares of Company Common at any time at the election of the holder. To the extent not previously converted, any share of Series A Preferred Stock will automatically be converted into shares of Company Common on the fifth anniversary of the date of initial issuance of the Series A Preferred Stock. In addition, in the event the Company is a party to any merger or consolidation with any third party, other than an affiliate of the Company (not including Fairchild), in which the previously outstanding Company Common is exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, immediately prior to the consummation of such transaction the Series A Preferred Stock will automatically be converted into Company Common. The conversion price per share of Company Common in the case of either an optional or mandatory conversion will be $9.20, resulting initially in a one to one share conversion. The Series A Preferred Stock will not be redeemable. A registration statement relating to the shares of Series A Preferred Stock and Company Common underlying the Rights has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

     The following description of the terms of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, a copy of which is attached hereto as Annex D and incorporated by reference. Also, see "AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION."

     Effects of the Charter Amendments Upon Rights of Existing Holders of Company Common. The Charter Amendments would not change the terms and conditions of any shares of Company Common. Each certificate representing shares of Company Common outstanding immediately prior to the effective date of the Charter Amendments, if they are adopted by the stockholders at the Special Meeting, would remain outstanding and represent the same number of shares of Company Common as before such effective date. Since the issuance of shares of Series A Preferred Stock pursuant to the Rights Offering will be made on a pro-rata basis to all stockholders, dilution of ownership interest will not occur unless a stockholder does not participate in the Rights Offering. In addition, dilution of voting power of existing stockholders will not occur until stockholders convert their shares of Series A Preferred Stock to Company Common. Completion of the Rights Offering will not dilute primary earnings per share since the Series A Preferred Stock would not be treated as a common stock equivalent. Based on the December 31, 1996 pro forma financial information, fully dilutive earnings per share is considered to be the same as the primary earnings per share, since the effect of certain potentially dilutive securities would not be material. Primary earnings per common share will be computed by dividing net income (less preferred dividends) by the weighted average number of common shares and common share equivalents outstanding during the period. On a fully-diluted basis, both net earnings and shares outstanding will be adjusted to assume the conversion of the Series A Preferred Stock at the date of issuance. See "AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION."

                 PRICE RANGE OF COMPANY COMMON; DIVIDEND POLICY

     The Company Common is listed on the NYSE under the symbol "BAR." The following table sets forth, for the fiscal quarters indicated, the range of high and low prices per share of Company Common as reported on the NYSE. Stockholders are urged to obtain current market quotations for Company Common.

                                                                                 HIGH    LOW
                                                                                 ----    ---
FISCAL YEAR ENDED MARCH 31, 1997:
     QUARTERS ENDED:
          June 30, 1996.......................................................    $9     $5  3/8
          September 30, 1996..................................................     8 3/8  7  3/8
          December 31, 1996...................................................     8 5/8  7  3/4
          March 31, 1997......................................................     9 3/4  7  1/4
FISCAL YEAR ENDED MARCH 31, 1996:
     QUARTERS ENDED:
          June 30, 1995.......................................................    $5 1/8 $3  1/2
          September 30, 1995..................................................     6 1/4  4  1/8
          December 31, 1995...................................................     6 3/8  4  3/4
          March 31, 1996......................................................     6 3/4  5  1/2
FISCAL YEAR ENDED MARCH 31, 1995:
     QUARTERS ENDED:
          June 30, 1994.......................................................    $5 3/4 $4  1/2
          September 30, 1994..................................................     6      4  5/8
          December 31, 1994...................................................     5 5/8  3  3/4
          March 31, 1995......................................................     4 3/8  3  3/4

     In addition, the closing price per share of Company Common as reported on the NYSE on February 24, 1997, the last trading before the Company announced the initial agreement in principle to acquire the Bellyloading Companies, was $8 3/4. The Company had approximately 80 holders of record and 1,200 beneficial holders at December 31, 1996.

     It is the Company's current policy to retain earnings to support the growth of its present operations and to reduce its outstanding debt. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors and will depend on the Company's financial condition, results of operations and capital requirements, restrictive covenants in its credit agreement with its senior lenders and such other factors as the Board of Directors deems relevant. No dividends were declared in fiscal years 1996 or 1995 or for the nine months ended December 31, 1996.

                   COMPARATIVE PER SHARE DATA FOR THE COMPANY

     The following table sets forth certain unaudited per share data of the Company on both a historical basis and pro forma consolidated basis as if the Acquisition Proposal had been consummated and the Rescission Right had expired without being exercised prior to the periods indicated. The per share data of the Bellyloading Companies has been omitted because it is not material to the Acquisition Proposal. This table should be read in conjunction with the historical financial statements and pro forma financial information, and the related notes thereto, of the Company incorporated by reference or appearing elsewhere in this Proxy Statement. See "INCORPORATION OF DOCUMENTS BY REFERENCE" and "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION." The unaudited pro forma financial data is presented for informational purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred had the Acquisition Proposal upon which the Unaudited Pro Forma Condensed Consolidated Financial Information is based been completed on the dates indicated, nor is it indicative of future operating results or financial position.

                           COMPARATIVE PER SHARE DATA

                                                                     AS OF AND
                                                                      FOR THE         AS OF AND
                                                                    NINE MONTHS     FOR THE FISCAL
                                                                       ENDED          YEAR ENDED
                                                                   DEC. 31, 1996    MARCH 31, 1996
                                                                   -------------    --------------
THE COMPANY:
Earnings per common share
     Historical.................................................       $0.20            $ 0.09
     Pro Forma -- Prior to Bellyloading Companies Acquisition...       $0.19            $ 0.15
     Pro Forma -- Including Bellyloading Companies..............       $0.14            $ 0.09
Dividends per common share
     Historical.................................................       $  --            $   --
Book value per common share
     Historical.................................................       $6.29            $ 6.10
     Pro Forma -- Prior to Bellyloading Companies Acquisition...       $7.48            $ 7.29
     Pro Forma -- Including Bellyloading Companies..............       $7.49            $ 7.26

           ACQUISITION OF THE BELLYLOADING COMPANIES (PROPOSAL NO. 1)

                   CERTAIN INFORMATION CONCERNING THE COMPANY

     The Company, a Delaware corporation, is a leading international supplier to the aerospace industry as a distributor, providing a wide range of aircraft parts and related support services. The Company's products are divided into three product groups: hardware, rotables and engines. Hardware includes bearings, nuts, bolts, screws, rivets and other types of fasteners. Rotables include flight data recorders, radar and navigation systems, instruments, landing gear and hydraulic and electrical components. Engines include jet engines and engine parts for use on both narrow- and wide-body aircraft and smaller engines for commuter aircraft. The Company also provides a number of services such as immediate shipment of parts in aircraft on ground situations. The Company also provides products to original equipment manufacturers and subcontractors ("OEMs") in the aerospace industry including just-in-time and inventory management programs. The Company, through its subsidiaries, sells its products in the United States and abroad to most of the world's commercial airlines, as well as to air cargo carriers, OEMs, other distributors, fixed-base operations, corporate aircraft operators and other aerospace and non-aerospace companies.

     As of February 28, 1997, the Company had approximately 825 employees. The Company's corporate office occupies 10,000 square feet and is located near the Washington Dulles International Airport in Northern Virginia.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The table below sets forth as of December 31, 1996 the number of shares and percentage of Company Common (the Company's only class of equity securities) beneficially owned by (i) each person known by the Company to own beneficially more than 5% of the Company Common together with his address; (ii) each director; (iii) the Company's Chief Executive Officer ("CEO") and the Company's three most highly compensated executive officers other than the CEO; and (iv) the directors and officers of the Company as a group. Except as otherwise indicated in the footnotes to the table, the persons named possess the sole voting power and investment power with respect to all shares shown as beneficially owned by them.

                                                              NUMBER OF
                                                              SHARES OF              PERCENT
                           NAME                              COMMON STOCK            OF CLASS
----------------------------------------------------------   ------------            --------
Michael T. Alcox..........................................        45,000(1)               *
Frederick W. Bradley, Jr..................................        15,000(2)               *
J.J. Cramer & Co..........................................     1,766,200(3)             7.5%
     100 Wall Street
     8th Floor
     New York, New York 10005
The Fairchild Corporation.................................    13,886,477(4)            59.3%
     Washington Dulles International Airport
     300 West Service Road
     Chantilly, Virginia 22021
Steven L. Gerard..........................................        15,000(2)               *
Charles M. Haar...........................................        15,000(2)               *
Philippe Hercot...........................................        15,000(2)               *
Eugene W. Juris...........................................        95,500(5)               *
Samuel J. Krasney.........................................        96,000(6)               *
Warren D. Persavich.......................................       148,000(7)               *
Dr. Eric I. Steiner.......................................        17,500(2)(8)            *
Jeffrey J. Steiner........................................    14,302,589(9)(10)        60.0%
     The Fairchild Corporation
     Washington Dulles International Airport
     300 West Service Road
     Chantilly, Virginia 22021
Leonard Toboroff..........................................        15,000(2)               *
John C. Wertz.............................................       145,000(11)              *
All directors and officers of the Company as a group (14
  persons)................................................    14,970,589(12)           61.3%

---------------
 (1) Includes stock options for 12,000 shares.

 (2) Includes stock options for 15,000 shares.

 (3) The information above is as of December 31, 1996. On February 20, 1997, J.J. Cramer & Co. filed a Schedule 13d indicating that its stock ownership in the Company has increased to 2,199,000 shares of Company Common (9.4% of outstanding shares of Company Common).

 (4) Includes shares of Company Common owned of record by Fairchild and its subsidiaries, as follows: Fairchild Holding Corp., 5,386,477 shares; RHI Holdings, Inc., 8,488,194 shares; Banner Aerospace Holding Company II, Inc., 11,806 shares. Of such shares of Company Common 13,262,971 have been pledged by Fairchild or subsidiaries as collateral for a loan facility with Citicorp N.A. and 611,700 shares have been pledged by Fairchild or subsidi-aries as collateral under an escrow agreement with BTR Dunlop Holdings, Inc., a wholly-owned subsidiary of BTR plc.

 (5) Includes stock options for 81,500 shares.

 (6) Includes stock options for 5,000 shares.

 (7) Includes stock options for 126,000 shares.

 (8) The shares are held by Dr. Eric Steiner as guardian for his minor children, and he disclaims any beneficial interest therein.

 (9) Includes 105,000 shares of Company Common owned of record by Mr. Steiner and 3,612 shares owned by Mr. Steiner through the Company's Amended and Restated Profit Sharing/401(k) Plan. Also includes 13,886,477 shares owned directly or indirectly by Fairchild; Mr. Steiner disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 2,500 shares held by Mr. Steiner's spouse as custodian for minor children; Mr. Steiner disclaims any beneficial ownership of such shares.

(10) Includes stock options for 305,000 shares.

(11) Includes stock options for 115,000 shares.

(12) Includes stock options for 780,500 shares.

  *  Less than 1%

     Fairchild and Mr. Jeffrey J. Steiner have informed the Company that the Company Common beneficially owned by them will be voted for each of the Proposals, which would result in stockholder approval of each of the Proposals.

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY


     The following table sets forth selected consolidated financial data of the Company and has been derived from, and should be read in conjunction with, the audited consolidated financial statements of the Company, including the notes thereto, as of and for the fiscal years ended March 31, 1996, 1995, 1994, 1993 and 1992, and the unaudited interim consolidated financial statements of the Company, including notes thereto, for the nine months ended December 31, 1996 and 1995, incorporated by reference in this Proxy Statement. See "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION."


                                     FOR THE NINE MONTHS
                                     ENDED DECEMBER 31,                      FOR THE FISCAL YEARS ENDED MARCH 31,
                                  -------------------------   -------------------------------------------------------------------
                                     1996          1995          1996          1995          1994          1993          1992
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
         (IN THOUSANDS)           (UNAUDITED)   (UNAUDITED)
INCOME STATEMENT DATA:
Net sales.......................   $ 275,369     $ 199,145     $  287,880    $  222,384    $  212,391    $  224,777    $  225,943
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
Cost of goods sold..............     198,262       142,464        209,609       153,261       144,245       159,728       148,374
Selling, general and
  administrative................      60,194        45,822         64,704        52,389        50,815        59,791        57,331
Restructuring charges...........          --            --             --        11,650         6,000            --            --
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
Operating income................      16,913        10,859         13,567         5,084        11,331         5,258        20,238
Unusual item....................          --            --             --         5,750            --            --            --
Interest expense, net...........      (9,249)       (8,343)       (10,972)       (9,809)       (9,089)       (7,510)       (7,095)
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
Income (Loss) from continuing
  operations before taxes on
  income........................       7,664         2,516          2,595         1,025         2,242        (2,252)       13,143
Provision for taxes.............       3,070         1,010          1,040           550           940            40         5,030
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
Income (Loss) from continuing
  operations....................       4,594         1,506          1,555           475         1,302        (2,292)        8,113
Discontinued operations, net of
  tax:
    Loss from operations........          --            --             --            --        (1,905)         (848)       (2,061)
    Loss on disposal............          --            --             --            --       (11,093)           --            --
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
                                          --            --             --            --       (12,998)         (848)       (2,061)
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
Net income (loss)...............   $   4,594     $   1,506     $    1,555    $      475    $  (11,696)   $   (3,140)   $    6,052
                                   =========     =========     ==========    ==========    ==========    ==========    ==========
Earnings (Loss) per common
  share:
    Continuing operations.......   $    0.20     $    0.08     $     0.09    $     0.03    $     0.07    $    (0.13)   $     0.45
    Discontinued operations.....          --            --             --            --         (0.72)        (0.04)        (0.11)
                                   ---------     ---------     ----------    ----------    ----------    ----------    ----------
Net income (loss) per share.....   $    0.20     $    0.08     $     0.09    $     0.03    $    (0.65)   $    (0.17)   $     0.34
                                   =========     =========     ==========    ==========    ==========    ==========    ==========
Weighted average number of
  common shares.................      23,406        18,002         18,283        18,002        18,002        18,000        18,000
                                   =========     =========     ==========    ==========    ==========    ==========    ==========
BALANCE SHEET DATA:
Working capital.................   $ 243,129     $ 186,280     $  209,022    $  184,087    $  214,806    $  250,742    $  194,558
Total assets....................     346,810       265,028        318,209       241,315       272,357       305,809       248,787
Long-term debt, less current
  maturities....................     139,549       115,200        111,900       102,800       134,017       157,927        98,299
Stockholders' equity............     147,284       109,010        142,603       107,504       107,029       118,714       121,854

                         CERTAIN INFORMATION CONCERNING
                           THE BELLYLOADING COMPANIES

HISTORY OF FSBC

     FSBC's business began as a project at the Lund Institute of Technology in Lund, Sweden. FSBC was incorporated in 1986 to produce the Sliding Carpet Loading Systems(TM)(the "System"), in response to a need expressed by Scandinavian Airlines System ("SAS") to find a loading and unloading system for SAS's narrow-bodied aircraft.

     SAS has been an integral part of FSBC's initial growth. FSBC installed its first prototype in one of SAS's DC9-41 aircraft in March 1987 and its second prototype in the same aircraft six months later. Since the initial installations, both prototypes have remained in full commercial operation. SAS has assisted FSBC in improving the technical knowledge used for the System and has helped FSBC market the System to other airlines.

     From the start, FSBC has worked closely with the Federal Aviation Administration ("FAA") and its Swedish counterpart, Luftfartsverket ("LFV"), to obtain a Type Certificate from LFV and a Supplementary Type Certificate ("STC") from the FAA for the System. These two certificates are needed to sell and market the System internationally. The LFV has also granted a Production Certificate ("PC") to FSBC which is a special license allowing FSBC to sell the System. The LFV may cancel or amend the PC if the LFV has been notified of any serious mechanical problems relating to the System. If the LFV cancels the PC, then FSBC may not sell any System relating to such PC. Each of the above referenced certificates must be obtained for each type of aircraft which installs the System.

     In September 1994, RHI purchased all of the issued and outstanding shares of FSBC (formerly known as "Scandinavian Bellyloading Company AB") from Mr. Anders Helmner, currently the president and chief executive officer of FSBC ("Mr. Helmner"), for $1.00. In addition, RHI was required to invest $500,000 into FSBC at the closing to provide FSBC with working capital. Pursuant to the acquisition agreement, FSBC entered into a profit sharing agreement with a company wholly-owned by Mr. Helmner which requires FSBC to pay such company 10% of FSBC's annual profits. The profit sharing agreement will expire on September 9, 1998.

     SBIC was formed solely to sell and market FSBC's Systems in the United States.

DESCRIPTION OF FSBC BUSINESS AND SALES

     The System is a conveyor belt permanently installed into the belly of a narrow-bodied aircraft for onboard loading and unloading. The System has been developed to fit several models of narrow-bodied aircraft presently on the market and, since October 1994, has been installed in new production aircraft during the aircraft assembly process at Boeing Commercial Aircraft Inc., Seattle, Washington ("Boeing").

     Even though several major airlines have expressed an interest in this product and Delta Air Lines has placed a significant order with FSBC, it is difficult for FSBC to mass-market the System and increase its sales since each System is custom-made for each type of aircraft. Boeing recently approved the installation of the System into certain new Boeing aircraft -- the B757, as well as the later versions of the B737, when ordered by the purchaser. In addition, Boeing includes the System as an available feature in its aircraft marketing materials pursuant to its marketing efforts to sell Boeing aircraft.

     Presently, FSBC is producing Systems for existing and new customers as well as qualifying Systems with the FAA and LFV for other existing types of aircraft and aircraft under production. To prepare for anticipated future growth, FSBC is seeking to assure supplier capacity and reduce unit costs.

MANUFACTURING AND OTHER FACILITIES

     FSBC's primary office and manufacturing facility are located in one building in Lund, Sweden. The facility consists of:

Factory           10,000 sq. ft.
Office             5,000 sq. ft.

     The total rent is approximately $91,000 annually including utilities. The current contract is in force until December 31, 1997. FSBC is currently negotiating with the landlord to extend the lease.

     FSBC purchases parts for the System from various manufacturers and then assembles the parts to produce the System. FSBC does not manufacture any of the parts used in the System. FSBC tests the System in a rig that simulates the baggage loading compartment. Once the System is fully tested, it is disassembled for shipment to the customer for installation into the aircraft.

     FSBC employs 21 persons with an additional 1 to 3 engineering consultants. In Sweden, unions negotiate directly with the government and publish a manual which must be adhered to by all employees. Although FSBC does not have separate union contracts, it is subject to compliance with such manual. SBIC has no employees but engages one consultant.

MARKETING

     FSBC has concentrated on the market for all narrow-bodied aircraft not utilizing cargo containers. However, each aircraft model has a different design which requires separate development and regulatory certification. Although the regulatory certification is required for each product FSBC sells, such approval generally is easily obtained. FSBC has currently developed Systems for McDonnell Douglas, Boeing and Fokker aircraft. FSBC is currently developing a System for the Airbus A320 series aircraft which Airbus markets with or without a cargo container system.

     The System could be used anywhere in the world. Advantages of the System over the traditional manual loading procedures include reducing the time of loading/unloading cargo, reducing baggage damage and improving working environment for personnel.

COMPETITION

     McDonnell Douglas, Boeing and Fokker do not manufacture container systems. FSBC's System, however, competes with the Airbus container system and the Telescopic Bin built by Air Cargo Equipment Corporation ("ACE"). Airbus designed a container system for use on the Airbus A320 series aircraft. It is aboard approximately 50% of these aircraft delivered, primarily to European airlines. Those aircraft not fitted with a container system are candidates for FSBC's System and ACE's Telescopic Bin.

     The Telescopic Bin, developed 15 years ago, is a system name for the ACE product used mainly for the Boeing B757. The system was regularly installed into new Boeing B757 aircraft on-line at Boeing's facilities. Although this system has many technical disadvantages including its heavy weight and large space utilization, no other equipment was available for the Boeing B757 when it was introduced in 1983. It is estimated that over 800 Telescopic Bins have been installed. ACE's Telescopic Bin is a telescoping sheet metal design that is heavier and requires more space than FSBC's design. ACE does not have a design for the McDonnell Douglas MD80-90 aircraft but does have a design for the Boeing B737. ACE also has a design for the Airbus A320 which FSBC currently does not have. For airlines like Northwest Airlines that have a mix of Boeing B757s and Airbus A320s that they want to equip, FSBC is at a disadvantage because airlines would prefer to use the same system in all their aircraft. FSBC recently received its first Airbus order from CONDOR Flugdienst GmbH, a subsidiary of Lufthansa, and plans to have a unit available in February 1998.

     The greatest opportunity available to FSBC is the ability to sell its System to the major airlines who have no systems for their Boeing B757s, McDonnell Douglas MD80/90s or Airbus A320s such as American Airlines, Northwest Airlines, Continental Airlines Inc., Trans World Airlines and Lufthansa. ACE has installed Systems in Boeing B757s at United Airlines Inc., US Air Inc., British Airways and Delta Air Lines. Delta Air Lines, however, is buying all of its new Boeing B757s with FSBC's System. The Boeing B737 will provide additional installation opportunities with the launch of two new stretched versions of the Boeing B737-700 and Boeing B737-800 which, with their added length, will make the System more desirable since large aircraft usually require additional personnel to manually load and unload.

MATERIAL CONTRACTS

     Mr. Helmner had invented the main products used in connection with FSBC's business. Accordingly, in connection with RHI's purchase of FSBC, on September 9, 1994 FSBC entered into an Agreement Regarding Patents ("Patent Agreement") with Lena Patent AB, a Swedish corporation and affiliate of Mr. Helmner ("Lena"), and Mr. Helmner. Pursuant to the Patent Agreement, Lena assigned to FSBC all of its right, title and interest in and to certain patents in exchange for a purchase price plus a schedule of royalty payments based on sales of relevant products. The consummation of the Acquisition will not affect the terms of the Patent Agreement.

                  SELECTED HISTORICAL COMBINED FINANCIAL DATA
                         OF THE BELLYLOADING COMPANIES

     The following table sets forth selected combined financial data of the Bellyloading Companies and has been derived from, and should be read in conjunction with, the audited combined financial statements of the Bellyloading Companies, including the notes thereto, as of and for the fiscal year ended June 30, 1996, and the unaudited combined financial statements of the Bellyloading Companies, including the notes thereto, for the six months ended December 29, 1996 and December 31, 1995, and the ten months ended June 30, 1995.

                                                   FOR THE SIX MONTHS           FOR THE FISCAL YEARS
                                                         ENDED                     ENDED JUNE 30,
                                               --------------------------    --------------------------
                                                DEC. 29,       DEC. 31,                        1995
                                                  1996           1995           1996        (TEN MOS.)
                                               -----------    -----------    -----------    -----------
               (IN THOUSANDS)                  (UNAUDITED)    (UNAUDITED)                   (UNAUDITED)
INCOME STATEMENT DATA:
Net sales...................................     $ 2,442        $ 1,149        $   2,247      $ 1,697
Cost of sales...............................       2,138            925            1,911        1,597
                                                 -------        -------        ---------      -------
Gross profit................................         304            224              336          100
Selling, general and administrative.........         833            790            1,666        1,029
                                                 -------        -------        ---------      -------
Loss before income taxes....................        (529)          (566)          (1,330)        (929)
Provision for income taxes..................          --             --               --           --
                                                 -------        -------        ---------      -------
Net loss....................................     $  (529)       $  (566)       $  (1,330)     $  (929)
                                                 =======        =======        =========      =======
BALANCE SHEET DATA:
Working capital.............................     $ 1,363        $   491        $     169      $   234
Total assets................................       4,015          2,248            1,606        2,248
Shareholder's equity........................       2,084          1,295              929          996

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                    OPERATIONS OF THE BELLYLOADING COMPANIES

     The following discussion should be read in conjunction with the combined financial statements and notes thereto of the Bellyloading Companies included elsewhere herein (unaudited except for the year ended June 30, 1996).

     The following Management's Discussion and Analysis includes forward looking statements with respect to the Bellyloading Companies' future financial performance. These forward looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated.

  Comparative for the Six Months Ended December 29, 1996 and December 31, 1995

NET SALES

     Net sales for the six months ended December 29, 1996, increased significantly to $2,442 from $1,149 for the prior period. The increase is due primarily to orders from Delta Airlines in the current year.

COST OF SALES

     Cost of sales for the six months ended December 29, 1996, increased to $2,138 from $925 for the six month period ended December 31, 1995. The significant increase was due to costs incurred by FSBC to meet demand for orders from Delta Airlines along with other current demands.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the six months ended December 29, 1996, increased slightly to $833 from $790 for the six months ended December 31, 1995. This increase related to greater marketing efforts, partially offset by management's efforts to maintain lower administrative expenses.

PROVISION FOR INCOME TAXES

     No provision for income taxes was recorded in either period due to the continuing losses from operations.

NET LOSS

     Net losses decreased from $558 to $529 due primarily to the increase in sales discussed above.

                      Comparative for Fiscal 1996 and 1995

NET SALES

     Net sales for the fiscal year ended June 30, 1996 increased 32.4% to $2,247 from $1,697 for the ten-month period ended June 30, 1995. If the fiscal 1995 ten-month results were annualized, net sales would have been $2,036, for an increase of 10.3%, and the increase reflects FSBC's initiative to obtain market penetration outside of SAS.

COST OF SALES

     Cost of sales for the fiscal year ended June 30, 1996, increased 19.7% to $1,911 from $1,597 for the ten-month period ended June 30, 1995. If the fiscal 1995 ten-month results were annualized, cost of sales would have been $1,916 with a significant reduction in costs of sales as a percentage of sales from 94.1% for 1995 to 85.0% for 1996. This decrease in percentage of sales resulted from FSBC obtaining certain manufacturing economies of scale by achieving additional orders.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Selling, general and administrative expenses for the fiscal year ended June 30, 1996, increased 61.9% to $1,666 from $1,029 for the ten months ended June 30, 1995. If the fiscal 1995 ten-month results were annualized, selling, general and administrative expenses would have been $1,235, or an increase of 34.9% in fiscal 1996, compared to the prior period. The increase was due to management's additional marketing efforts to obtain greater market share.

PROVISION FOR INCOME TAXES

     No provision for income taxes was recorded in either year due to the continuing losses from operations.

NET LOSS

     Net losses increased from $929 to $1,330 due primarily to the increase in selling, general and administrative expenses as a percentage of net revenues as discussed above.

                        Liquidity and Capital Resources

     The working capital and total assets remained consistent on a period to period basis due to continued cash investments from Fairchild. Management believes additional investments from the parent will be required in order to fund FSBC's future growth and operations. The Company intends to institute a variety of measures, including more aggressive marketing, in order to enable FSBC to become self-supporting, although there is no guarantee that such measures will succeed.

               OTHER PARTIES RELATED TO THE ACQUISITION PROPOSAL

THE FAIRCHILD CORPORATION

     Fairchild is a holding company which owns all of the issued and outstanding stock of RHI, and through RHI and FHC beneficially owns approximately 59.3% of the issued and outstanding shares of Company Common.

     Fairchild conducts its operations through RHI and FHC in three business segments: Aerospace Fasteners, Aerospace Distribution and Technology Products (formerly Industrial Products). The Aerospace Fasteners segment designs, manufactures and markets high performance specialty fastening systems, primarily for aerospace applications. The Aerospace Distribution segment, which is represented by the Company, is a leading international distributor to the aerospace industry providing a wide range of aircraft parts and related support services. The Industrial Products segment designs, manufactures and markets wet processing tools, equipment and systems required for the manufacture of semiconductor chips and related products.

     Through RHI and FHC, Fairchild is the largest stockholder of the Company. Fairchild also owns a significant equity interest in Nacanco Paketleme ("Nacanco"), which manufacturers customized cans for soft drinks and beer in Turkey, and Shared Technologies Fairchild, Inc., which provides telecommunications services and systems domestically.

JEFFREY J. STEINER

     Mr. Steiner has served as Chairman of the Board, Chief Executive Officer and President of the Company since September 1993. He served as Vice Chairman of the Board from August 1990 to September 1993. He has served as Chairman of the Board, Chief Executive Officer and President of Fairchild for more than the past five years. Mr. Steiner is also a member of the Executive Committee of the Company. As of December 18, 1996, Mr. Steiner beneficially owned approximately
3.7 million shares of Fairchild Class A Common Stock, par value $0.10 ("Class A Stock"), or 26.4% of the outstanding shares of Class A Stock, and 2.6 million shares of Fairchild Class B Common Stock, par value $0.10 per share ("Class B Stock"), or 97.6% of the outstanding shares of Class B Stock. Class B stock is immediately convertible into Class A stock. Each share of Class A Stock entitles the holder thereof to one vote, and each share of Class B Stock entitles the holder thereof to ten votes. As of December 18, 1996, Mr. Steiner held the power to vote (excluding his stock options and warrants) 72.9% of the combined voting power of all of the issued and outstanding shares of Common Stock of Fairchild. As of December 31, 1996, Mr. Steiner beneficially owned approximately 14.3 million shares of Company Common or 60.0% of the outstanding shares of Company Common which include shares of Company Common beneficially owned by Fairchild and affiliates of Mr. Steiner and Fairchild. See "SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT."

     Articles have appeared in the French press reporting an investigation by a French magistrate into certain allegedly improper business transactions involving Elf Acquitaine, its former chairman and various third parties. In connection with this investigation, the magistrate has made inquiry into allegedly improper transactions between Jeffrey Steiner and that petroleum company. In response to the magistrate's request that Mr. Steiner appear in France as a witness, Mr. Steiner submitted a written statement concerning the transactions and has offered to appear in person if certain arrangements were made. According to the French press, the magistrate also has requested permission to investigate other allegedly improper transactions involving another French petroleum company and, if granted, inquiry into transactions between Mr. Steiner and such company, could ensue. The Board of Directors of the Company has formed a special committee of outside directors to advise it with respect to these matters, and the special committee has retained counsel.

                            THE ACQUISITION PROPOSAL

BACKGROUND OF AND REASONS FOR THE ACQUISITION PROPOSAL

     In the summer of 1994, the Company retained the Canaan Group, Ltd. (the "Canaan Group") to assist management in developing data for a strategic plan. The Canaan Group specializes in consulting in the aerospace and airline business. In December 1994, the Canaan Group presented its results to the Board of Directors. The Canaan Group study concluded, among other things, that as the aerospace industry continues to change, it would place increasing value on large suppliers (such as the Company) with a strong corporate identity, product and technical expertise, and worldwide presence. The study concluded that the successful suppliers of the future would not be small specialty suppliers or those who offered only the traditional customer-supplier relationship. It noted that the Company because of its reputation, size and strength could add value to small businesses due to its (i) financial resources and staying power, (ii) long-term commitment to the aerospace industry, (iii) worldwide presence, (iv) high quality, low cost and highly responsive reputation, (v) ability to have high-level access at key large customers, (vi) ability to raise the profile of specific products and businesses, and (vii) ability to support sales campaigns as necessary. The

Company adopted a strategy of improving and expanding its existing operations by concentrating on these strengths and considering the possibility of acquiring new companies which would allow the Company to take advantage of such strengths and move the Company into other business segments related to the aerospace industry. The acquisition of the Bellyloading Companies is one of several initiatives taken by the Company in pursuit of this business strategy.

     In the summer of 1996, Mr. Steiner had determined that it was an ideal time to expand the Company for the following reasons: (i) the ongoing consolidation in the aviation industry; (ii) a growing demand for high quality services in the aviation industry; and (iii) the potential synergies for the Company due to its present position in the aviation industry. Mr. Steiner directed the management team aggressively to seek acquisitions. Among other potential acquisitions discussed, at a meeting of the Board of Directors held on September 13, 1996, Mr. Steiner proposed that the Company acquire the Bellyloading Companies. Mr. Steiner pointed out that such an acquisition would be another step towards implementing the Company's strategic plan. Following Mr. Steiner's proposal, the Board of Directors established a committee of three directors, none of whom is an officer or employee of the Company or affiliated with Fairchild or any of its affiliates (the "Special Committee"), to assist the Board of Directors in assessing the Acquisition Proposal and the Rights Offering. The members of the Special Committee were Charles Haar, Leonard Toboroff and Steven Gerard, who was designated its Chairman.

     The Company has decided to compensate the members of the Special Committee for the time they spent on analyzing and negotiating the Acquisition Proposal and the Rights Offering. Mr. Gerard, as Chairman of the Special Committee, will receive $20,000 and each of the other two members of the Special Committee will receive $10,000. Each of the Special Committee members will also receive their reasonable out-of-pocket expenses incurred in connection with their work on the Acquisition Proposal and the Rights Offerings. The fees and expenses will be considered earned regardless of whether or not the Acquisition Proposal or the Rights Offerings is completed.


     On October 15th there was a meeting in Washington, D.C. where Chairman Gerard met with management of the Company and Fairchild to further develop the preliminary ideas which were previously formed regarding acquisition of the Bellyloading Companies including structure, funding prior to closing, rescission right and risks relating to funding any working capital losses. In addition, the participants discussed additional data necessary to consummate the transaction and developed a preliminary timetable and list of other outside resources necessary to complete the process.


     Also in October 1996, Chairman Gerard retained legal counsel for the Special Committee. On November 12, 1996, the Special Committee retained Houlihan Lokey to assist in the analysis and negotiation of the transaction and to render a fairness opinion. Houlihan Lokey was retained based on its experience in providing a range of investment banking and financial advisory services, including valuation of businesses and their securities.

     During November and December 1996, Houlihan Lokey and the officers of the Company (including its Chief Operating Officer) separately conducted due diligence investigations with respect to each of the Bellyloading Companies and its businesses, operations and properties. During the last quarter of calendar 1996, the Company's management negotiated the preliminary terms of the Acquisition with Fairchild's management.

     On November 15, 1996, the Special Committee received an Acquisition Analysis done by the Company's management which highlighted the preliminary due diligence conducted by the Company's officers on the Acquisition Proposal. The report contained, but was not limited to, a history of the Bellyloading Companies, a review of their product line, a description of their manufacturing and other facilities, an analysis of their market, competitors, suppliers and their risk and opportunities, an appraisal of personnel, actual and potential customer profiles, historical financials and financial projections.

     On November 25, 1996, the Special Committee met with its legal advisors and Houlihan Lokey to discuss the Special Committee's responsibilities. The Chairman explained that the Special Committee had been formed to analyze the Acquisition Proposal and the Rights Offering proposal. Houlihan Lokey reviewed for the Special Committee the methodology to be employed by Houlihan Lokey in connection with reviewing the fairness of the Acquisition Proposal to the Company's public stockholders, other than Fairchild and RHI, from a financial point of view.

     In December 1996, the Special Committee received and studied available historical financial statements with respect to the Bellyloading Companies (including the results for the fiscal year ended June 30, 1996) and the Bellyloading Companies' financial plan for each of the fiscal years ended 1997, 1998 and 1999.

     On December 11, 1996, the Special Committee met with Houlihan Lokey, its legal advisors and the Company's management to review Houlihan Lokey's valuation analysis of the acquisition of the Bellyloading Companies and the due diligence report prepared by the Company's management. At that meeting, Houlihan Lokey delivered an oral fairness opinion, and the Special Committee then resolved to recommend the acquisition of the Bellyloading Companies to the Board of Directors.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY (WITH ONE DIRECTOR ABSENT) RECOMMEND THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE ACQUISITION PROPOSAL.

     On January 10, 1997, the Board of Directors met to receive the recommendation of the Special Committee. Prior to the meeting, each Director received a memorandum from the Special Committee summarizing the essential terms upon which the Special Committee recommended the acquisition of the Bellyloading Companies, along with a draft of the fairness opinion of Houlihan Lokey. All Directors, except Samuel J. Krasney, were present at the meeting. The Chairman of the Special Committee explained at length the activities and deliberations of the Special Committee and the roles of Company management and Houlihan Lokey in conducting due diligence, advising the Special Committee and assisting in connection with negotiation of the definitive terms proposed to the Board of Directors by the Special Committee. In reaching its conclusions, the Board of Directors considered a number of factors, including primarily the recommendation of the Special Committee, the draft of the Houlihan Lokey fairness opinion addressed to the Special Committee and the Board of Directors and the oral opinion of Houlihan Lokey to the effect that the terms of the Acquisition Proposal are fair to the stockholders of the Company, other than Fairchild and RHI, from a financial point of view (see "-- Opinion of Financial Adviser"), and that during the negotiation of the Acquisition Proposal, the interests of the minority stockholders of the Company were represented by the Special Committee and its legal and financial advisers. The Directors present unanimously determined that, subject to the receipt of Houlihan Lokey's written fairness opinion, the Acquisition Proposal, as recommended by the Special Committee, is in the best interests of the Company and its stockholders, noting particularly the following factors which were stressed in the recommendation of the Special
Committee: (i) the acquisition of the Bellyloading Companies will expand (x) the Company's worldwide presence, especially in Europe, and (y) relationships with key airline customers; (ii) the joint marketing capabilities of the Bellyloading Companies with the Company, along with the Company's name and resources, will expand FSBC product penetration within the Company's customer base; (iii) the Company's desire to enter into the field of cargo loading; (iv) the fact that FSBC has a proven product with over 300 Systems installed; (v) the Company's Rescission Right which allows the Company to return the shares of the Bellyloading

Companies to RHI if FSBC fails to achieve a defined level of earnings; and (vi) the acquisition of the Bellyloading Companies fits within the Company's strategic goals of diversifying the Company's products and increasing its overall market share in the aerospace industry. Neither the Special Committee nor the Board of Directors found it practical to, and did not, quantify or otherwise assign relative weights to the individual factors considered in reaching their determinations.

OPINION OF FINANCIAL ADVISOR


     Houlihan Lokey Engagement. Houlihan Lokey was retained by the Company to render the fairness opinion (the "Fairness Opinion") described below to the Board of Directors and the Special Committee in connection with the Acquisition of the Bellyloading Companies. In connection with such engagement, the Special Committee instructed Houlihan Lokey to evaluate the fairness of the Acquisition Proposal to the stockholders of the Company, other than Fairchild and RHI, from a financial point of view. Houlihan Lokey rendered its oral opinion to the Committee on December 11, 1996 and to the Board of Directors on January 10, 1997, which opinion Houlihan Lokey subsequently confirmed in writing on May 13, 1997, to the effect that, as of the date of such opinion and based upon the matters presented to the Special Committee and the Board of Directors, the Acquisition Proposal was fair to the stockholders of the Company, other than Fairchild and RHI, from a financial point of view.


     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. The following is a summary and general description of the valuation methodologies followed by Houlihan Lokey. The summary does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusions reached by Houlihan Lokey, or a complete description of its presentation. Houlihan Lokey believes and so advised the Special Committee, that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinion.


     In connection with its opinion Houlihan Lokey reviewed, among other things:
(i) the Company's annual reports to shareholders and Form 10-Ks for the fiscal years ended March 31, 1991 to March 31, 1996 and 10-Qs for the periods ended June 30, 1996, September 30, 1996 and December 31, 1996 (which Company management has identified as the most current financial information available);
(ii) internal financial projections through March 31, 2000 of the Company both on a stand-alone basis and on a combined company basis, dated respectively November 14, 1996 and November 15, 1996; (iii) the Bellyloading Companies' preliminary financial projections for the fiscal years ending June 30, 1997 through June 30, 1999, which were prepared by certain members of the Company's senior management in conjunction with management of the Bellyloading Companies;
(iv) the Bellyloading Companies' unaudited historical financial information for the fiscal year ended June 30, 1996 and the six months ended December 29, 1996;
(v) the Bellyloading Companies' Acquisition Analysis dated December 4-5, 1996 prepared by certain members of the Company's senior management in conjunction with management of the Bellyloading Companies; (vi) the summary term sheet for the Acquisition Proposal and the corresponding Stock Exchange Agreement dated May 12, 1997; and (vii) the Company's Proxy Statement dated May 13, 1997. In addition, Houlihan Lokey has interviewed certain members of the senior management of the Company and of the Bellyloading Companies regarding the operations, financial condition, future prospects and projected operations and performance of the respective companies, and has visited FSBC's facilities in Lund, Sweden. Houlihan Lokey has also reviewed the reported prices and trading activity of the Company Common, compared certain financial and stock market information for the Company with similar information for certain other companies with publicly traded securities, reviewed certain recent business combinations in the aerospace parts distribution and repair industries, and performed such other studies and analyses as it considered appropriate. The Company determined the amount and structure of the consideration to be paid for the Bellyloading Companies and Houlihan Lokey analyzed the fairness of the Acquisition Proposal from a financial point of view. In its analysis, Houlihan Lokey used the above information to, among other things, assess the reasonableness of the trading value of the Company Common, determine an appropriate range of value of the Bellyloading Companies, and assess the terms of the Acquisition Proposal. On the basis of these analyses and as described below, Houlihan Lokey determined that (i) the value of the Company Common being paid as acquisition consideration for the capital stock of each of the Bellyloading Companies was within the range of fair market value of the Bellyloading Companies, and (ii) the Acquisition Proposal structure is appropriate. The methods and procedures used by Houlihan Lokey in completing its analyses are described below.

     Historical Stock Trading Analysis. Houlihan Lokey reviewed the trading prices and volumes for the Company Common and the common stocks of the aerospace parts distributors and repair group of selected companies (see Selected Company Analysis below) to assess the reasonableness of the trading value of the Company Common. Based upon the price and trading volume information analyzed and the comparative analysis described below, Houlihan Lokey concluded that the trading price of the Company Common was a reasonable indicator of fair market value. This conclusion supported Houlihan Lokey's overall fairness conclusion because it established that the trading value of the Company Common was not unreasonably low relative to its fair market value.


     The analyses described below, which were performed prior to the January 10, 1997 meeting of the Board of Directors at which Houlihan Lokey provided its oral fairness opinion to the Board of Directors and the Committee, were updated by Houlihan Lokey prior to confirming its fairness opinion in writing on May 13, 1997. In its analysis of the selected aerospace parts distribution and repair companies, Houlihan Lokey took into consideration that subsequent to the January 10, 1997 Board of Directors meeting, Greenwich Air Services agreed to acquire UNC Incorporated and that later General Electric Co. agreed to acquire both companies in a transaction which is expected to close in mid-1997. Because the stock prices for both companies increased substantially upon the announcement of these transactions, Houlihan Lokey concluded that multiples calculated based upon their current trading price partially reflect a premium for controlling interest. Since the Company Common being paid in the Acquisition does not represent a controlling interest, Houlihan Lokey determined that this premium should not be taken into consideration when comparing the Company's trading multiples to those of Greenwich Air Services and UNC Incorporated.


     Selected Company Analysis. Houlihan Lokey reviewed selected financial, operating and stock market information for the Company and for the Bellyloading Companies in comparison with corresponding information for two groups of selected public companies. Houlihan Lokey advised the Special Committee that there are no companies directly comparable to the Company or to either of the Bellyloading Companies and that their analyses had to be considered in light of that qualification. The purpose of these analyses was to ascertain how the Company and the Bellyloading Companies compared to respective peers in relation to certain financial indicators, including size, growth, profitability and leverage. The multiples and ratios for each of the selected companies were based on the most recent publicly available information and selected analysts' earnings estimates. With respect to the selected companies, Houlihan Lokey considered Total Invested Capital ("TIC", the summation of the current trading market value of common equity plus the book value of last reported preferred equity and funded debt) as a multiple of certain representative earnings levels for the latest twelve months ("LTM") 1996 and estimated fiscal years 1996 and 1997.

     In its analysis of the Company, Houlihan Lokey selected a group comprised of aerospace parts distribution and repair companies, including: AAR Corporation, Aviall Incorporated,

Greenwich Air Services Incorporated and UNC Incorporated. The analyses indicated TIC to earnings before interest, taxes, depreciation and amortization ("EBITDA") multiples of LTM 1996 EBITDA of 8.6x-19.7x, to fiscal year 1996 EBITDA of 7.8x-17.7x and to fiscal year 1997 EBITDA of 4.2x-11.1x for the aerospace parts distribution and repair group. Houlihan Lokey also considered the current trading market value for common equity (common equity value) as a multiple of LTM 1996 and estimated fiscal years 1996 and 1997 net income. The analyses indicated common equity value multiples of LTM 1996 net income of 25.9x-45.3x, of estimated 1996 net income of 21.8x-26.9x and of estimated 1997 net income of 10.5x-16.0x for the aerospace parts distribution and repair group. Based on its analysis, Houlihan Lokey concluded that the corresponding TIC multiples yielded by the sum of the Company Common trading value and book value of debt were in line with the multiples of the selected companies, and that the trading value of the Company Common is a reasonable indicator of its fair market value.

     In its analysis of the Bellyloading Companies, Houlihan Lokey selected a group comprised of aerospace components and parts development and manufacturing companies, including: BE Aerospace Incorporated, Precision Standard Incorporated, Simula Incorporated, Cade Industries Incorporated, Ducommun Incorporated, Rohr Incorporated, and UNC Incorporated. The analyses indicated TIC multiples of LTM 1996 EBITDA of 6.5x-22.3x and fiscal year 1997 EBITDA of 7.9x-10.2x for the aerospace manufacturing group. The analyses also indicated TIC multiples of LTM 1996 EBIT of 12.5x-25.1x and fiscal year 1997 EBIT of 10.0x-13.1x. EBIT and EBITDA multiples for 1996 were not considered in the valuation of the Bellyloading Companies because the Bellyloading Companies projected negative earnings levels for 1996 (fiscal year ended March 1997). However, Houlihan Lokey did consider the projected average earnings levels for fiscal years ended March 1998 and March 1999 in its analysis. Houlihan Lokey selected the aforementioned representative earnings levels, as opposed to reported net income, because the Bellyloading Companies have experienced net losses historically due to the stage of the development of their businesses thus far. Based on its analyses, Houlihan Lokey concluded that the 5.0x earnings before tax multiple of projected average earnings for fiscal years ended March 31, 1998 and March 31, 1999 called for under the terms of the Acquisition Proposal is reasonable and in line with the multiples indicated by its analyses of the selected companies. This conclusion supported Houlihan Lokey's overall fairness conclusion because it established that the proposed acquisition multiple was not unreasonably high relative to the trading multiples witnessed for similar aerospace components and parts development and manufacturing companies.


     Discounted Cash Flow Analysis. Houlihan Lokey also utilized a discounted cash flow ("DCF") analysis, based on projections for the Company and the Bellyloading Companies prepared by the Company's management and the management of the Bellyloading Companies, to supplementally validate its fairness conclusion. The cash flows projected were analyzed on a "debt-free" basis (before cash payments to equity and interest-bearing-debt investors) in order to develop TIC value indications for the Company and the Bellyloading Companies. A provision for the value of the Company and the Bellyloading Companies at the end of the forecast period, or terminal value, was also made based on multiples similar to those used in the Selected Company Analysis. The present value of the cash flows and the terminal value was determined using an appropriate range of risk- adjusted rates of return or discount rates. The range of discount rates, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to the Company and the Bellyloading Companies. The DCF analysis completed with respect to the Company was used only indirectly by Houlihan Lokey in arriving at its fairness conclusion in that the results of the DCF analysis were consistent with Houlihan Lokey's conclusion that the trading value of the Company Common was a reasonable indicator of its fair market value. Accordingly, the financial projections of the Company, which reflects earnings per share comparable to prevailing investment community estimates, are not included herein. In arriving at its overall fairness conclusion, Houlihan Lokey did not rely significantly on the DCF analysis completed with respect to the Bellyloading Companies because the Acquisition Proposal does not set a fixed purchase price for the Bellyloading Companies which can be compared to the valuation indications produced by the DCF analysis. The financial projections of the Bellyloading Companies are not material because the Acquisition is not material to the Company and therefore such projections are not included herein.


     Based upon the above analyses, Houlihan Lokey determined: (i) an appropriate range of earnings before taxes multiples for valuing the Bellyloading Companies; (ii) that the fair market value of the Company Common is reasonably indicated by its trading price and (iii) that the value of the Company Common being paid as acquisition consideration for the capital stock of the Bellyloading Companies was within the range of value to be paid for the Bellyloading Companies pursuant to the Acquisition.

     No Use of Selected Combination Analysis. Houlihan Lokey performed analyses of certain recent transactions in the aerospace industry. Due to the specific nature of the Company's and each of the Bellyloading Companies' businesses and the lack of publicly available information regarding many of the specific transactions, Houlihan Lokey did not believe that there were transactions appropriate for direct comparison to the potential sale of the Bellyloading Companies, and accordingly these analyses were not presented to the Committee.


     Analysis of Acquisition Terms. In analyzing the terms of the Acquisition Proposal, Houlihan Lokey considered two important factors which it deemed favorable to the Company. First, the ultimate purchase price is tied to the future profitability of the Bellyloading Companies and not to the Bellyloading Companies' projected operating results. If the Bellyloading Companies' average pre-tax earnings for the years ended March 1998 and March 1999 is lower than projected, the value of the Second Installment Shares issued by the Company decreases accordingly. Due to this structure, Houlihan Lokey's fairness analysis focused on the reasonableness of the multiple being paid in the Acquisition, rather than on the Bellyloading Companies' ability to meet their financial projections. The financial projections of the Bellyloading Companies are not material because the Acquisition is not material to the Company and therefore such projections are not included herein. Second, under certain scenarios, the Company has the right to force RHI to take back all the shares of the Bellyloading Companies in exchange for the First Installment Shares (the "Rescission Right"). In addition, if the Company elects to exercise its Rescission Right: (i) if there has been a decrease in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Decrease"), the Company will pay RHI an amount in cash equal to such NOA Decrease; (ii) if there has been an increase in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Increase"), RHI will pay the Company an amount in cash equal to such NOA Increase; and (iii) RHI will pay the Company an amount in cash equal to 50% of the Bellyloading Companies' pre-tax losses, if any. The Company will have the ability to exercise its Rescission Right if the Bellyloading Companies' average annual pre-tax earnings for the fiscal years ending March 31, 1998 and March 31, 1999 are less than $500,000 (adjusted for certain fluctuations in the Swedish krona). The Company will also have the Rescission Right if the Bellyloading Companies' pre-tax earnings for the twelve months ending March 31, 1998 are less than $750,000 (adjusted for certain fluctuations in the Swedish krona). Based on these factors, Houlihan Lokey has determined that the terms of the Acquisition Proposal are reasonable and adequately protect the Company should the Bellyloading Companies fail to meet their projected operating results. Because of the prospective nature of the Bellyloading Companies' future operating results, such protection pursuant to the Rescission Right was weighted heavily by Houlihan Lokey at arriving at its fairness conclusion.


     These analyses were prepared solely for the purposes of Houlihan Lokey providing its opinion and are not appraisals or representations of prices at which businesses or securities may actually be sold. Analyses based on forecasts of future results are not necessarily indicative of actual future results, which may be more or less favorable than suggested by such analyses. These analyses are based upon numerous factors and events that are beyond the control of the parties and their respective advisors. Hence, none of the Company, the Bellyloading Companies, Houlihan Lokey, or any other person, assumes responsibility if future results are materially different from those forecasted.

     Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of the Company and the Bellyloading Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Company or either Bellyloading Company since the date of the most recent financial statements made available to it. Houlihan Lokey has not independently verified the accuracy and completeness of the information supplied to it with respect to the Company and the Bellyloading Companies and does not assume any responsibility with respect to it. Houlihan Lokey has not made any physical inspection or independent appraisal of any of the properties or assets of the Company or either Bellyloading Company. Houlihan Lokey's opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by it at the date of its opinion.

     Based upon the foregoing, and in reliance thereon, it was Houlihan Lokey's opinion that the Acquisition Proposal is fair to the common stockholders of the Company, other than Fairchild and RHI, from a financial point of view. Houlihan Lokey noted that its opinion was necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to Houlihan Lokey as of the date of its opinion.

     THE FULL TEXT OF HOULIHAN LOKEY'S WRITTEN OPINION DATED THE DATE OF THIS PROXY STATEMENT, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE COMPANY'S STOCKHOLDERS ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. HOULIHAN LOKEY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE COMPANY'S STOCKHOLDERS, OTHER THAN FAIRCHILD AND RHI, OF THE ACQUISITION PROPOSAL FROM A FINANCIAL POINT OF VIEW, DOES NOT ADDRESS ANY OTHER ASPECT OF THE ACQUISITION PROPOSAL AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMPANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE COMPANY'S SPECIAL MEETING OF THE SHAREHOLDERS. THE SUMMARY OF THE OPINION OF HOULIHAN LOKEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, and other purposes. The Special Committee selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. In addition, the same Special Committee engaged Houlihan Lokey last year for its financial advisory services in connection with a similar acquisition. In connection with such services, Houlihan Lokey received fees of (i) $125,000 in connection with providing a fairness opinion with respect to the Harco Transaction, and (ii) $100,000 for advising the Company and the Special Committee of the Company's Board of Directors in connection with the same transaction. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in the Company or Fairchild.

     Fees and Expenses. As compensation for its financial advisory services in connection with the Acquisition Proposal (whether or not it is consummated), Houlihan Lokey will receive a $65,000 fee from the Company. Houlihan Lokey received a payment of $30,000 upon the execution of its engagement letter with the Company (which will be credited against the $65,000 fee payable to Houlihan Lokey). Whether or not the Acquisition Proposal is consummated the Company has agreed to reimburse Houlihan Lokey for reasonable expenses incurred by Houlihan Lokey, including fees and disbursements of counsel, provided that such expenses may not exceed $5,000 without prior written approval of the Company. The Company has also agreed to indemnify Houlihan Lokey and certain related persons against certain liabilities to which Houlihan Lokey may become subject as a result of its engagement, including liabilities under the federal securities laws.

ADDITIONAL CONSIDERATIONS

     While each of the Special Committee and the Board of Directors is of the opinion that the Acquisition Proposal is in the best interest of the Company and its stockholders, and recommends stockholder approval, stockholders should consider the following factors when evaluating the Acquisition Proposal:

     Fairchild's Significant Influence. Fairchild will continue to have significant influence over the management and policies of the Company through Mr. Steiner's status as Chairman, Chief Executive Officer and President of the Company and of Fairchild.

     Dilution. The Stock Exchange Agreement contemplates the initial issuance by the Company of approximately 230,000 shares of Company Common to RHI, representing approximately 1.0% of the voting power of the outstanding Company Common. If the Maximum Number of Banner Shares is subsequently issued to RHI, Fairchild (through RHI and FHC) will control approximately 62.0% of the voting power of the outstanding Company Common. The issuance of Company Common will dilute the voting rights of existing holders of Company Common.

     Director Interlocks. Directors and officers of Fairchild comprise four of the eleven members of the Company's Board of Directors.

     Net Losses. The Bellyloading Companies have incurred net losses and negative operating cash flow at least since Fairchild acquired FSBC in 1994. Accordingly, the Bellyloading Companies rely on RHI for financial support, including funding for working capital shortfalls. The failure to continue such financial support by the Bellyloading Companies' parent would have a significant and immediate adverse impact on the operations of the Bellyloading Companies. The Bellyloading Companies' ability to continue as a going concern is dependent on sales growth and continued support of its parent.

     Few Customers. The Bellyloading Companies sales are dependent on a small number of customers. The loss of one or more contracts could have a significant impact on the Bellyloading Companies revenues.

     Competition. The aircraft parts industry is characterized by intense competition. Certain of Bellyloading Companies' competitors are larger and have greater capital resources than the Bellyloading Companies. There can be no assurance that competitors of the Bellyloading Companies will not succeed in developing or marketing products which are more effective or efficient than the System. Such developments may render the System obsolete or noncompetitive. Accordingly, the Bellyloading Companies' success is dependent in part upon its ability to respond quickly to technological changes through the development and introduction of new Systems.

     Reliance on Patents and Proprietary Technology. The Bellyloading Companies' profitability depends in part on its ability to establish and maintain patent protection for its proprietary technologies, products and processes, and the preservation of its trade secrets. In addition, the Bellyloading Companies must operate without infringing upon the proprietary rights of other parties. There can be no assurance that any United States or international patents issued or licensed to the Bellyloading Companies will not be successfully challenged, invalidated or circumvented, or that patents will be issued in respect of patent applications to which the Bellyloading Companies currently hold rights. Although the Bellyloading Companies are not aware of any claim by third parties that any of its products or technology infringe upon any patents or proprietary rights of such parties, there can be no assurance that the Bellyloading Companies will not be subject to such claims in the future. The defense and prosecution of patent claims is costly and time consuming, regardless of an outcome favorable to the Bellyloading Companies, and can result in the diversion of substantial financial and managerial resources away from the Bellyloading Companies' primary business activities. Additionally, adverse outcomes of such claims could have a material adverse effect on the Bellyloading Companies' business and financial condition.

     Foreign Operations and Currency Fluctuations and Exchange Rates. FSBC's operations and products are subject to Swedish laws and there can be no assurances that changes by the Swedish government to current economic and regulatory policies will not have an adverse impact on the Bellyloading Companies' business and financial condition in the future. In addition, in 1996 100% of the Bellyloading Companies' sales were derived from customers located outside of Sweden, while approximately 20% of its total operating expenses were incurred outside of Sweden. Changes in exchange rates have a direct effect on the Bellyloading Companies' results of operations, balance sheet and cash flow and an indirect effect on the Bellyloading Companies' competitiveness, which will over time affect the Bellyloading Companies' results. For example, currency movements may affect the Bellyloading Companies' pricing of the Systems sold and materials purchased in foreign currencies as well as those of its competitors, which may be affected differently by such movements. There can be no assurance that exchange rate fluctuations and currency movements will not adversely affect the Bellyloading Companies' results of operations, cash flow, financial condition or relative price competitiveness in the future.

     Governmental Regulation. The Bellyloading Companies are subject to the regulatory authority of the FAA and LFV. The FAA and LFV have the authority to request that the Bellyloading Companies modify or cease selling the System if the System has serious mechanical problems. In the event that such order was issued, the Bellyloading Companies would be required to conform the System or cease selling it, which could result in significant additional expenditures or loss of revenues for the Bellyloading Companies. There can be no assurance that changes to current regulations or additional regulations imposed by the FAA and LFV will not have an adverse impact on the Bellyloading Companies' business and financial condition in the future. See "CERTAIN INFORMATION CONCERNING THE BELLYLOADING COMPANIES."

INTERESTS OF CERTAIN PERSONS IN THE ACQUISITION PROPOSAL

     In considering the recommendations of the Special Committee and the Board of Directors with respect to the Acquisition Proposal, stockholders should be aware that Fairchild and certain members of the Board of Directors and management, through their affiliations with Fairchild as described below, have interests with respect to the Acquisition Proposal that may conflict with and are in addition to the interests of the public stockholders of the Company. Each of the Special Committee and the Board of Directors was aware of these interests and considered them, among other matters, in approving unanimously the Acquisition Proposal.

     Director and Executive Interlocks. Fairchild currently indirectly owns 13,886,477 shares or approximately 59.3% of the outstanding shares of Company Common. Upon consummation of the Acquisition Proposal, Fairchild will initially control approximately 59.7% of the voting power of the Company. Assuming the Maximum Number of Banner Shares ultimately is issued to RHI or its designee, Fairchild will beneficially own approximately 62% of the outstanding shares of the voting power of the Company. Directors and officers of Fairchild comprise four of the eleven members of the Company's Board. Michael T. Alcox, a director of the Company, is Vice President and a director of Fairchild; Samuel J. Krasney, a director of the Company, is Vice Chairman, Emeritus and a director of Fairchild; Eric I. Steiner, a director of the Company, is Executive Vice President, Chief Operating Officer and a director of Fairchild and is the son of Jeffrey J. Steiner; and Jeffrey J. Steiner, Chairman, Chief Executive Officer, President and a director of the Company, is Chairman, Chief Executive Officer and President of Fairchild and a director of Fairchild and RHI and is the father of Eric I. Steiner. Philippe Hercot, a director of the Company, is the son-in-law of Jeffrey J. Steiner. Donald E. Miller is the general counsel of both the Company and Fairchild.

     Fairchild Shares. In connection with the execution of the Stock Exchange Agreement, Fairchild, an indirect owner of 59.3% of the outstanding Company Common as of the Record Date, will cause the Fairchild Shares to be voted in favor of each of the Charter Amendments and the Acquisition Proposal, which will result in stockholder approval of all of the Proposals.

REGULATORY MATTERS

     The Company is not aware of any material regulatory approvals or filings required in connection with the consummation of the Proposals.

EFFECTS OF THE ACQUISITION PROPOSAL UPON RIGHTS OF EXISTING HOLDERS OF COMPANY COMMON

     Assuming the issuance of the shares of Company Common under the Stock Exchange Agreement as proposed by this Proxy Statement, the percentage of the Company's voting securities owned of record by existing holders of shares of Company Common (not including Fairchild or its affiliates) will be reduced. Fairchild is the beneficial owner of 13.9 million shares or approximately 59.3% of the outstanding shares of Company Common. The Acquisition Proposal, if approved by the stockholders, upon initial implementation would reduce the interest of existing holders of outstanding shares of Company Common, other than Fairchild to approximately 40.3%, and increase Fairchild's beneficial ownership to approximately 59.7% of the outstanding shares of Company Common. Assuming the Maximum Number of Banner Shares is ultimately issued to RHI or its designee, the interest of existing holders of outstanding shares of Company Common, other than Fairchild and its affiliates, would be reduced to approximately 38.0% and Fairchild's beneficial ownership would be increased to approximately 62.0% of the outstanding shares of Company Common.

     Fairchild, as a beneficial owner of more than 50% of the outstanding shares of Company Common, is today and will continue to be able to elect all of the directors of the Company and to direct corporate policy. The NYSE rules, however, require the Company to have at least two outside directors on its Board. The Company currently has four outside directors. Fairchild has informed the Company that it currently does not intend to change the composition of the Board of Directors.

MATERIAL CONTRACTS AND ARRANGEMENTS AMONG THE COMPANY, FAIRCHILD AND MR. STEINER

INTERCOMPANY EXPENSES AND SALES BETWEEN FAIRCHILD AND THE COMPANY.

     The Company paid to Fairchild $456,000, $276,000 and $121,000 during fiscal 1996, 1995 and 1994, respectively, for various expenses such as rent, tax, legal and communication services. The Company paid to Fairchild $353,000 during the nine-month period ended December 31, 1996 for rent, tax and legal services. In March 1996, Fairchild transferred part of its interest in its communication services to the extent that it now owns only 41% of Shared Technologies Fairchild, Inc. The Company has paid to Shared Technologies Fairchild, Inc. approximately $725,000 for such services for the nine months ended December 31, 1996. All services are and have been in the ordinary course of business and were included in selling, general and administrative expenses. The Company had sales of products to Fairchild of $48,000, $28,000 and $68,000, and purchases of products from Fairchild of $5,522,000, $4,814,000 and $11,744,000, in fiscal 1996, 1995 and 1994, respectively, all in the ordinary course of business. The Company had sales of products to Fairchild of $115,000 and purchases of products from Fairchild of $8,017,000 for the nine months ended December 31, 1996.

COMPANY CONTRACTS WITH FAIRCHILD AND MR. STEINER.

     Fairchild is party to a number of contracts with the Company. The Company has entered into a lease with Fairchild to lease approximately 10,000 square feet of office space in the Fairchild building for an annual rate of approximately $170,000 with a 3% escalation per year for a term of ten years with an option to terminate the lease after five years.

     The Company has a letter agreement with Fairchild in which Fairchild provides tax preparation and consulting services to the Company. This agreement terminates on September 30, 1997. The annual fee for the tax services rendered is $98,000. In addition, immediately prior to the 1990 public offering ("IPO"), Fairchild and the Company entered into a Tax Indemnity Agreement whereby Fairchild agreed to indemnify the Company from and against any federal, state, local and foreign income, franchise, withholding and alternative minimum taxes (including interest, additions to tax and penalties with respect thereto) for periods ending on or before the closing of the IPO. The Company, in turn, agreed to pay Fairchild for any tax savings it realized after the IPO as a result of adjustments to, or utilization of net operating loss or tax credit carryforwards attributable to, income tax returns for prior periods.

     Pursuant to a letter agreement with Fairchild, the Company uses the services of attorneys who are employed by Fairchild to provide certain legal services to the Company. This agreement is on a month-to-month basis. The Company pays Fairchild approximately $8,000 a month for such services. In addition, as noted above an indirect 41% affiliate of Fairchild provides the Company with communication services for the office space in the Fairchild building as well as substantially all subsidiary locations.

     As long as Fairchild owns 15% or more of the issued and outstanding shares of Company Common, it has the unlimited right to require the Company to use its best efforts pursuant to a Registration Rights Agreement to register under the Agreement all shares of Company Common beneficially owned by Fairchild at any time and from time to time, at Fairchild's expense. In addition, Fairchild has piggyback registration rights that are subject to certain limitations.

     Pursuant to the Stock Exchange Agreement, effective March 1, 1996, the Company acquired from FHC all of the stock of Harco, Inc. (the "Harco Transaction"). Harco, Inc. is one of the largest distributors of aerospace self-locking nuts. In exchange for Harco, Inc. stock, the Company issued to FHC 5,386,477 shares of Company Common with market value (at the time of issuance) of $32,722,848. The Harco Transaction was approved by a special committee of the Board of Directors, and was approved by the Company's stockholders at a meeting on March 12, 1996. Fairchild is the Company's largest stockholder.


     Mr. Steiner had suggested to the management of the Company that it purchase a certificate of deposit from a Turkish bank because he believed that by establishing a relationship with one of the Turkish banks, the Company might be provided additional opportunities to expand its business in Turkey. Following Mr. Steiner's suggestion, the Company purchased a $750,000 certificate of deposit (the "Certificate") from Maramara Bankasi A.S., which was subsequently forced by governmental action to cease business. Because he had suggested this investment, Mr. Steiner agreed that he would attempt to effect collection of the Certificate and would have one of his affiliates purchase the Certificate from the Company for $750,000, payable over two years. Mr. Steiner's affiliate has paid the Company $500,000, but has received no payments from the issuer of the Certificate. In May 1996, the Board of Directors decided that the entire loss on the Certificate should not be borne by Mr. Steiner's affiliate; therefore, they agreed to make the last $250,000 payment conditional upon the collection of any proceeds received by the affiliate from the Certificate. The Turkish bank subsequently filed for bankruptcy.


     On December 20, 1996 Fairchild entered into a Commitment to Exercise Rights with the Company whereby Fairchild committed to participate in the Rights Offering on a pro rata basis.

     The Company is a party to several agreements with Fairchild which provide for various methods of expense sharing related to combined sales and marketing efforts to obtain customers in foreign countries. As of December 31, 1996, the Company had contributed less than $125,000 under these agreements. Fairchild and the Company will share commission income to the extent commissions exceed expenses. No such commissions have been received to date. In addition, the Company pays for a chartered aircraft used from time to time for business related travel. The owner of the chartered aircraft is a company 51% owned by an immediate family member of Mr. Jeffrey Steiner. Costs for such flights charged to the Company are comparable to those charged in arm's length transactions between unaffiliated third parties. Payments by the Company for the use of the chartered aircraft for fiscal year ended March 31, 1996 were approximately $116,000 and were approximately $88,000 for the nine months ended December 31, 1996.

     On October 17, 1996, the Company borrowed $5.0 million from RHI under an unsecured demand promissory note ("Promissory Note"). On March 27, 1997, the Company repaid the Promissory Note to RHI. Interest expense paid pursuant to the Promissory Note was $156,000.

     In addition, on December 20, 1996 the Company entered into a Subordinated Loan Agreement with RHI (the "Subordinated Loan Agreement") pursuant to which RHI agreed to lend the Company up to $30.0 million for acquisitions consummated by the Company. Pursuant to the Subordinated Loan Agreement, the Company agreed to pay an initial interest rate of 10.0% per annum and agreed to repay the loan on the earlier of the completion of the proposed rights offering or November 15, 2003. As of the date hereof, the Company has borrowed $28.0 million from RHI, of which $16 million was used to acquire PB Herndon Company, a specialty fastener distributor to the aerospace industry, and for additional working capital.

     Mr. Jeffrey J. Steiner has a three-year employment agreement with the Company which became effective September 9, 1992; however, each year the remainder of the term of Mr. Steiner's employment is extended for an additional one-year period unless either party gives timely notice of its or his intention not to extend further the term of the employment agreement. The employment agreement provides for a base salary of not less than $250,000 per annum and also provides for participation in the Company's bonus plan, retirement plan, and other executive benefits. If Mr. Steiner dies during the term or any extended term of the agreement, his legal representatives will receive monthly or semimonthly installments of his base salary up to and including the first anniversary of the last day of the month in which Mr. Steiner's death occurs. In addition, his legal representatives will receive benefits to which Mr. Steiner would have been entitled, through the end of the fiscal year in which his death occurs, under any additional compensation plan. For any fiscal year during which the term of the agreement is terminated due to Mr. Steiner's disability for more than nine consecutive months, or shorter periods aggregating nine months during any twelve-month period, he will receive fifty percent of his base salary for two years, plus all benefits to which he would have been entitled for the fiscal year during which termination of his employment has occurred. The agreement also has certain change in control provisions. Upon the occurrence of a change in control or trigger event, Mr. Steiner is entitled to a cash payment equal to
2.99 times the total of his then base salary plus bonus in the immediately preceding fiscal year, less the portion of payments, under stock options vested solely due to a change in control or trigger event, which is considered a parachute payment under Section 280G of the Internal Revenue Code of 1986 ("Code"). A change in control occurs if an event requires a response to Item 5(f) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934 as in effect January 1, 1986. There is a trigger event (i) if any person other than Jeffrey J. Steiner or an affiliate of Jeffrey J. Steiner is or becomes the beneficial owner of securities of the Company representing 20% of the then outstanding voting power for the election of directors ("Voting Power"); (ii) if during a period of two consecutive fiscal years individuals who at the beginning of such period constitute the Board of Directors cease to be a majority of the Board unless the election or nomination of each director was approved by a two-thirds vote of the directors then still in office who were directors at the beginning of the period; (iii) if the Company shall become a subsidiary of another corporation or shall be reorganized, merged or consolidated into another corporation (unless it is a reorganization under Section 368((a)(1)(f) of the Code) unless, in each case, the holders of more than 80% of the Voting Power will retain similar voting power of such other corporation's voting securities; (iv) if substantially all the assets of the Company are sold to another company; (v) if the Company is liquidated; or (vi) if the Company issues Company Common representing a majority of the Voting Power of the Company.

                            STOCK EXCHANGE AGREEMENT

     The stockholders are being asked to approve the Stock Exchange Agreement and the performance by the Company of all transactions and acts on the part of the Company contemplated under the Stock Exchange Agreement, including the issuance to RHI or its designee of shares of Company Common. The following is a summary of certain provisions of the Stock Exchange Agreement, which is attached as Annex A to this Proxy Statement and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Stock Exchange Agreement.

     The Board of Directors reserves the right, pursuant to the Stock Exchange Agreement, to amend the provisions of the Stock Exchange Agreement, in all respects, without stockholder approval before or after approval of the Acquisition Proposal by the Company's stockholders. The Board of Directors also reserves the right to terminate the Stock Exchange Agreement in accordance with its terms notwithstanding stockholder approval.

EXCHANGE OF COMPANY COMMON

     Pursuant to the terms of the Stock Exchange Agreement, the Company has agreed, subject to the terms and conditions summarized below, to issue to RHI or its designee at the first closing of the transactions contemplated by the Stock Exchange Agreement (the "First Closing") 230,000 shares of Company Common (the "First Installment Shares") in exchange for all of the issued and outstanding shares of capital stock of the Bellyloading Companies. RHI and the Company expect the First Closing to take place shortly after the Special Meeting. The First Installment Shares will be held in escrow by Harris Trust and Savings Bank (as Escrow Agent) pending a second closing. The Escrow Agent will have voting rights with respect to the First Installment Shares but has agreed not to vote the shares while such shares are held in escrow. Dividends on the First Installment Shares will be held in escrow and released with the First Installment Shares to RHI or the Company, as the case may be. A second installment of shares of Company Common, if any, will be issued to RHI or its designee at a second closing (the "Second Closing") following the calculation of the Bellyloading Companies' earnings before taxes ("EBT") for the twelve months ended March 31, 1999 (the "Second Installment Shares"). The First Installment Shares will be released from escrow at the Second Closing. The Second Installment Shares shall be a number of shares of Company Common which aggregate in value an amount equal to (x) five times the average EBT for the fiscal years ended March 31, 1998 and 1999 (the "Average EBT"), minus (y) the First Installment Shares. For this purpose, the Company Common shall have a per share value equal to the average of the closing sales prices of Company Common on the fifteen consecutive trading days next preceding the fifth trading day prior to the First Closing (the "Average Banner Price"). Notwithstanding the above, the sum of the First Installment Shares and the Second Installment Shares to be delivered to RHI at the Second Closing will in no event exceed 1.5 million shares of Company Common (the "Maximum Number of Banner Shares"). The Company may rescind the transaction and cause RHI to take back all of the shares of the capital stock of the Bellyloading Companies (the "Rescission Right") if the EBT for the twelve months ended March 31, 1998 is less than $750,000 (adjusted for certain fluctuations in the Swedish krona), or if the Average EBT is less than $500,000

(adjusted for certain fluctuations in the Swedish krona). If the Company elects to exercise its Rescission Right, then the First Installment Shares will be released from escrow and returned to the Company for cancellation and the Second Installment Shares will not be issued. In addition, if the Company elects to exercise its Rescission Right, then the parties have agreed as follows: (i) if there has been a decrease in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Decrease"), then the Company will pay RHI an amount in cash equal to such NOA Decrease; (ii) if there has been an increase in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Increase"), then RHI will pay the Company an amount in cash equal to such NOA Increase; and (iii) RHI will pay the Company an amount in cash equal to 50% of the Bellyloading Companies' EBT losses, if any. "Net Operating Assets" is defined in the Stock Exchange Agreement as (a) the sum of (x) any indebtedness between either of the Bellyloading Companies and Fairchild or any affiliate of Fairchild (including the Company and the Company's affiliates), and (y) the Bellyloading Companies' net worth as defined in generally accepted accounting principles, minus (b) the Bellyloading Companies' goodwill. In addition, if the Company sells the Bellyloading Companies to a third party before the Second Closing, the Average EBT will be determined on the basis of an agreed-on estimate of what the Average EBT would have been for the relevant period (or if the parties cannot agree, on the estimate of an independent investment banker).


REPRESENTATIONS AND WARRANTIES


     The Stock Exchange Agreement contains various customary representations and warranties of the parties, which survive the First Closing, made as of the date of the Stock Exchange Agreement and as of the date of the First Closing, including, among other things: (A) representations from both parties relating to
(i) each party's organization and similar corporate matters, (ii) the authorization, execution, delivery, performance and enforceability of the Stock Exchange Agreement and related matters, (iii) the absence of pending or threatened legal proceedings, (iv) the absence of undisclosed liabilities, (v) the absence of any governmental or regulatory authorization, consent or approval required to consummate the Acquisition, other than as disclosed, (vi) the absence of any (a) conflict with such party's charter or bylaws, (b) violation of applicable law or (c) conflict with certain contracts, other than as disclosed, (vii) the acquisition of Company Common or the capital stock of the Bellyloading Companies, as the case may be, being for such party's own account and not with a view towards distribution, (viii) the absence of any brokerage, finder's or investment banker fee due in connection with the Acquisition (except in the case of the Company to Houlihan Lokey), and (ix) full disclosure to the other party; (B) representations from RHI relating to (i) the organization of each Bellyloading Company, (ii) the capital structure of the Bellyloading Companies, (iii) neither Bellyloading Company having any subsidiaries, (iv) certain tax matters, (v) matters concerning the benefit plans of the Bellyloading Companies, (vi) matters concerning intellectual property rights of the Bellyloading Companies, (vii) the absence of any material adverse changes to the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Bellyloading Companies , (viii) certain environmental matters, (ix) certain matters relating to the preparation of the audited financial statements of the Bellyloading Companies, (x) matters concerning the Bellyloading Companies' books and records, (xi) certain matters concerning contracts of each Bellyloading Company, (xii) certain insurance matters, (xiii) matters concerning licenses owned by the Bellyloading Companies,
(xiv) certain matters concerning real property leased by either of the Bellyloading Companies, (xv) matters concerning the Bellyloading Companies' tangible personal property and investment assets, (xvi) the absence of affiliate transactions, other than as disclosed, (xvii) matters concerning employees of the Bellyloading Companies, (xviii) matters relating to substantial customers and suppliers of the Bellyloading Companies, (xix) matters concerning the Bellyloading Companies' bank and brokerage accounts, (xx) the absence of any power of attorney granted by either Bellyloading Company, other than as disclosed, (xxi) certain matters relating to the Bellyloading Companies' accounts receivable and (xxii) matters concern-ing the Bellyloading Companies' inventory; and (C) representations from the Company relating to (i) the capital structure of the Company, (ii) the authorization of the issuance of the shares of Company Common in connection with the Acquisition and the absence of any restrictions on such shares, (iii) the documents and reports filed by the Company with the SEC and the accuracy of the information contained therein, and (iv) the absence of any material adverse changes to the Company's financial condition, assets, liabilities, reserves, business or operations taken as a whole.


PRE-CLOSING COVENANTS

     RHI has agreed that prior to the First Closing, unless otherwise consented to by the Company, it will, or will cause each of the Bellyloading Companies to, among other things: (i) afford the Company and its representatives full access during normal business hours to its properties, books and records and personnel;
(ii) use commercially reasonable efforts to preserve intact the business and reputation of each of the Bellyloading Companies; (iii) endeavor to preserve the goodwill of customers, suppliers, lenders and other persons to whom each of the Bellyloading Companies sell goods or provide services or with whom they have significant business relationships; (iv) use commercially reasonable efforts to maintain its insurance coverages; and (v) comply with all applicable laws and regulations. Further, RHI has agreed that prior to the First Closing, unless otherwise agreed by the Company, RHI will not, nor will it permit either Bellyloading Company to, among other things: (i) amend the certificate of incorporation or by-laws of either Bellyloading Company; (ii) authorize, issue, sell or otherwise dispose of any shares of capital stock of or option with respect to either Bellyloading Company, or modify or amend any right of any holder of outstanding shares of capital stock of or option with respect to either Bellyloading Company; (iii) declare, set aside or pay any dividend or other distribution in respect of the capital stock of either Bellyloading Company, or redeem, purchase or otherwise acquire any capital stock of or any option with respect to either Bellyloading Company; (iv) other than as contemplated by the Stock Exchange Agreement, dispose of or incur any material liens on the assets or properties of either Bellyloading Company except in the ordinary course of business consistent with past practice; (v) enter into, modify, amend, terminate or grant any waiver with respect to any material contract or license of either Bellyloading Company; (vi) grant any irrevocable powers of attorney in respect of either Bellyloading Company; (vii) violate, breach or default in any material respect, or take actions or fail to take actions that would constitute a material violation under, any contract or license held by either Bellyloading Company; (viii) incur indebtedness in respect of either Bellyloading Company in an aggregate principal amount exceeding $25,000 (net of any indebtedness discharged during such period and except for goods or services purchased in the ordinary course of business) or voluntarily purchase, cancel, prepay or otherwise provide for a discharge, in advance of a scheduled payment date with respect to, or waive any right in respect of, indebtedness of or owing to either Bellyloading Company; (ix) engage in any merger or other business combination; (x) make capital expenditures or commitments for additions to capital assets of either Bellyloading Company in an aggregate amount exceeding $25,000; (xi) make any change in the lines of business in which either Bellyloading Company is engaged; or (xii) write off or write down any assets of either Bellyloading Company other than in the ordinary course consistent with past practice.

     Additionally, except as may be required by law, RHI will refrain from, and will cause each Bellyloading Company to refrain from, directly or indirectly (i) making any oral or written representation or promise to any officer, employee or consultant of either Bellyloading Company concerning any benefit plan, (ii) making any material increases in the salary, wages or other compensation of any officer, employee or consultant of either Bellyloading Company, (iii) adopting, entering into or becoming bound by any benefit plan, employment-related contract or collective bargaining agreement in respect of either Bellyloading Company, or amending, modifying or terminating the same, (iv) establishing or modifying any targets, goals, pools or similar provisions under any benefit plan, employment-related contract or other employee compensation arrangement or establishing or modifying any salary ranges, increase guidelines or similar provisions in respect of any benefit plan, employment-related contract or other employee compensation arrangement, in each instance in respect of either Bellyloading Company, or (v) terminating, other than for cause, any employees of either Bellyloading Company or inducing any employees to terminate their employment with either Bellyloading Company, or transferring any such employees out of either Bellyloading Company. Furthermore, RHI has agreed that, except for certain contracts with Anders Helmner and his affiliates and for the intercompany debt between RHI and FSBC, immediately prior to the First Closing, all indebtedness and other amounts owing under any contract between RHI, any officer, director or affiliate (other than the Bellyloading Companies) of RHI, on the one hand, and either Bellyloading Company on the other hand, will be paid in full, and RHI will terminate and will cause any such officer, director or affiliate to terminate each contract with such Bellyloading Company.


     RHI has the right to participate in discussions or negotiations with any person or group which makes an unsolicited bona fide Alternative Proposal (as defined below) if its Board of Directors determines in good faith that such action is required for RHI's Board of Directors to comply with its fiduciary duties to its stockholder imposed by law because such proposal is more favorable to RHI's stockholder than the Acquisition. However, RHI otherwise agreed prior to the Closing to refrain from initiating or soliciting any inquiry, proposal or offer with respect to a merger, consolidation or other business combination including either of the Bellyloading Companies or any acquisition or similar transaction involving the purchase of (i) all or any significant portion of the assets of the Bellyloading Companies taken as a whole, or (ii) all of the outstanding shares of the Bellyloading Companies (an "Alternative Proposal").


     Each of RHI and the Company agreed to (i) obtain all consents, approvals or actions of, make all filings with and give all notices for governmental or regulatory authorities or any other person required by such party to consummate the Acquisition and (ii) take all commercially reasonable steps necessary to satisfy each condition to the obligations of the other party.

CONDITIONS TO CLOSING

     In addition to the approval and adoption of the Acquisition Proposal by the stockholders of the Company, the obligations of the Company and RHI to consummate the acquisition of the Bellyloading Companies are subject to the fulfillment or waiver of certain conditions specified in the Stock Exchange Agreement, including, among others: (i) the continuing accuracy in all material respects of the representations and warranties of the other party contained in the Stock Exchange Agreement; (ii) the performance and compliance in all material respects of all obligations under the Stock Exchange Agreement required to be performed by the other party on or prior to the date of Closing; (iii) the receipt of certain material consents, approvals and waivers from regulators and third parties; (iv) the execution and delivery of an escrow agreement with respect to the First Installment Shares; and (v) the absence of any injunction or other order by any federal, state or foreign court preventing consummation of the acquisition of the Bellyloading Companies.

     In addition to the foregoing conditions, the obligation of the Company to consummate the acquisition of the Bellyloading Companies is subject to RHI paying to the Bellyloading Companies an amount equal to the EBT loss, if any, incurred by the Bellyloading Companies from June 30, 1996 to the date of the First Closing. Furthermore, the obligation of RHI to consummate the transaction is subject to the Company's execution and delivery of an amendment to its current Registration Rights Agreement (as defined below) to include the First Installment Shares, Second Installment Shares and the Indemnification Shares (as defined below) and the receipt by the Company of a written fairness opinion of Houlihan Lokey dated the date of the Proxy Statement to the effect that the Acquisition Proposal is fair to the stockholders of the Company, other than Fairchild and RHI, from a financial point of view.

INDEMNIFICATION

     In addition, each party has agreed to indemnify the other party for any losses incurred as a result of any breach of a representation or warranty or the nonfulfillment of any covenant by such party. No amounts of indemnity, however, will be payable to either party in respect of such losses (a) unless such party has suffered losses in excess of $75,000, in which event such party will be entitled to claim indemnity for the full amount of the losses, and (b) unless upon payment thereof such party has received payments of $5,000,000 or less in the aggregate. Most of the representations and warranties, covenants and agreements contained in the Stock Exchange Agreement survive the First Closing for a period of three years. Notwithstanding the foregoing, the Company may not make an indemnity claim against RHI at any time after the Company elects to exercise its Rescission Right.

TAX TREATMENT AND INDEMNIFICATION

     In addition to the indemnification referred to above, the Stock Exchange Agreement also provides that RHI will indemnify the Company for any liabilities relating to the Bellyloading Companies' taxes for all taxable periods ending on or before the First Closing.

     The Acquisition will be treated as a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986 as amended (the "Code") for tax purposes. Pursuant to the Stock Exchange Agreement, if the Internal Revenue Service ("IRS") makes a final determination that the Acquisition does not qualify as a tax free reorganization under Section 368(a)(1)(B) of the Code, then the Company has agreed under certain circumstances to issue additional shares of Company Common (the "Indemnification Shares") to Fairchild equal in value to 50% of the federal and state income tax liability incurred by the Fairchild tax consolidated group as a result of such final determination. For this purpose, Company Common shall have a per share value equal to the average of the closing sales prices of Company Common on the fifteen consecutive trading days next preceding the fifth trading day prior to the issuance of the Indemnification Shares.


TERMINATION AND TERMINATION FEE



     The Stock Exchange Agreement may be terminated at any time before the First Closing (a) by mutual written consent of the parties; (b) by either party (i) if the acquisition has not occurred on or before December 31, 1997, provided the terminating party is not otherwise in breach of its representations, warranties, covenants or agreements under the Stock Exchange Agreement; and (ii) (A) in the event of a material breach of the Stock Exchange Agreement by the non-terminating party if such non-terminating party fails to cure such breach within ten business days following notification by the terminating party, or (B) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under the Stock Exchange Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach by the terminating party; and (c) by RHI if, by reason of an unsolicited bona fide Alternative Proposal, its Board of Directors determines in good faith that termination of the Stock Exchange Agreement is required for RHI's Board of Directors to comply with its fiduciary duties to its stockholder imposed by law.



     In the event that any person or group makes an Alternative Proposal and thereafter RHI terminates the Stock Exchange Agreement, then RHI is required to pay to the Company on the date of termination, a reasonable termination fee and the Company's out-of-pocket expenses.


EXPENSES

     The Stock Exchange Agreement provides that each party will pay its own costs and expenses, and RHI will pay the costs and expenses of the Bellyloading Companies, incurred in connection therewith; provided that if the Stock Exchange Agreement is terminated as described in the immediately preceding paragraph, any party whose willful breach of the Stock Exchange Agreement existed at the time of such termination would be subject to claims for damages and attorney fees by the terminating party in respect of such breach.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to the Stock Exchange Agreement, at the Second Closing, the Company will enter into an amendment to the Registration Rights Agreement, dated as of August 2, 1990, as amended on March 12, 1996, between the Company and an affiliate of Fairchild (the "Registration Rights Agreement") under which certain registration rights have been granted in respect of the shares of Company Common now held by RHI and FHC, in order to extend such registration rights to the First Installment Shares, the Second Installment Shares and the Indemnification Shares. The Registration Rights Agreement provides that as long as Fairchild owns 15% or more of the issued and outstanding shares of Company Common, it has the unlimited right to require the Company to use its best efforts to register all shares of Company Common beneficially owned by Fairchild at any time and from time to time, at Fairchild's expense. In addition, Fairchild has piggyback rights that are subject to certain limitations.

ACCOUNTING TREATMENT


     The Company believes the acquisition of the Bellyloading Companies will occur for accounting purposes if the contingency period expires and the Rescission Right is not exercised. Following the acquisition of the Bellyloading Companies by the Company, the income or loss and net assets of the Bellyloading Companies will be included in the consolidated financial statements of the Company. The net assets will be reported in the Company's financial statements at the carrying value of such net assets to RHI since both RHI and the Company are entities controlled by Fairchild. The unaudited pro forma consolidated financial information included in this document gives effect to the acquisition and assumes that the Company's Rescission Right is not exercised. Upon expiration of such Rescission Right, the assets and liabilities of the Bellyloading Companies will be consolidated into the Company's consolidated financial statements. Until the expiration of the Rescission Right, the Company will record its profits or losses from the Bellyloading Companies based on the Stock Exchange Agreement.


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTION

     The following Unaudited Pro Forma Condensed Consolidated Income Statements for the fiscal year ended March 31, 1996 and for the nine months ended December 31, 1996 and Balance Sheet as of December 31, 1996 give effect to the acquisition of the Bellyloading Companies by the Company, and assumes that the Company's Rescission Right is not exercised and no additional shares other than the First Installment Shares will be issued. As Fairchild controls both RHI and the Company, the net assets of the Bellyloading Companies acquired by the Company will remain at the same carrying value as held by RHI. Upon expiration of such Rescission Right, the assets and liabilities of the Bellyloading Companies will be consolidated into the Company's consolidated financial statements. Until expiration of the Rescission Right, the Company will record profits or losses from managing the Bellyloading Companies based on the Stock Exchange Agreement. The proposed acquisition price is to issue 230,000 shares of Company Common to RHI or its designee which shall aggregate an estimated $2,127,500 in value initially, but subject to certain limitations and adjustments, in exchange for 100.0% of the outstanding shares of each of the Bellyloading Companies. For purposes of preparing these statements, it is assumed that the 230,000 shares of Company Common will be valued at $9.25 per share in exchange for 100% of each of the Bellyloading Companies' capital stock.

     The Unaudited Pro Forma Condensed Consolidated Financial Information is based on the historical financial information of the Company for the fiscal year ended March 31, 1996 and the Bellyloading Companies for the fiscal year ended June 30, 1996. Since the fiscal year ends differ by less than 93 days, as permitted by the Securities and Exchange Commission rules, the Unaudited Pro Forma Condensed Consolidated Financial Information as at and for the period ended March 31, 1996 simply combine the results of the companies as of these different dates. The Unaudited Pro Forma Condensed Consolidated Financial Information is presented for informational purposes only and is not necessarily indicative of what combined earnings and results of operations would have been had the Company acquired the Bellyloading Companies at the beginning of the periods presented, nor is such information intended necessarily to be indicative of the future results of operations that may occur. The Unaudited Pro Forma Condensed Consolidated Financial information should be read in conjunction with the financial statements and other financial data of the Company and the Bellyloading Companies incorporated by reference or included herein.


     In addition, the Unaudited Pro Forma Condensed Consolidated Financial Information assumes the issuance and sale of only the pro rata shares of Series A Preferred Stock for which Fairchild has committed to subscribe. If the Charter Amendments are approved by the stockholders, the Company intends to conduct a rights offering in which it would offer each holder of shares of Company Common the right to buy shares of the Series A Preferred Stock. See "AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION." The Unaudited Pro Forma Condensed Consolidated Financial Information also assumes that the Harco Transaction and the acquisition of PB Herndon Company ("PB Herndon") which the Company acquired in January 1997 occurred at the beginning of each fiscal year.

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED DECEMBER 31, 1996

                               BANNER                PREFERRED
       (IN THOUSANDS          AEROSPACE,    PB       STOCK     ELIMINATIONS/
  EXCEPT PER SHARE DATA)      INC.        HERNDON    OFFERING  ADJUSTMENTS
                              --------    -------    ------    ------
Net sales..................   $275,369    $11,899    $ --       $ --
Cost of goods sold.........    198,262      7,994      --         --
                              --------    -------    ------    -----
    Gross profit...........     77,107      3,905      --         --
Selling, general and
  administrative...........     60,194      2,457      --         --
                              --------    -------    ------    -----
    Operating income
      (loss)...............     16,913      1,448       --         --
Interest (income) expense,
  net......................      9,249        520    (1,899)(a)  492 (c)
                              --------    -------    ------    -----
    Income (Loss) from
      operations...........      7,664        928     1,899     (492)
Provision (Benefit) for
  taxes....................      3,070        391       760 (a) (197) (c)
                              --------    -------    ------     -----
    Net income (loss)......      4,594        537     1,139     (295)
Less net income reserved
  for preferred stock
  dividends................       --          --     (1,597)(b)   --
                              --------    -------    ------     -----
    Net income available
      for common...........   $  4,594    $   537    $ (458)    $(295)
                              ========    =======    ======     =====
Earnings per common
  share....................   $   0.20
                              ========
Weighted average number of
  shares...................     23,406
                              ========

                                   PRO
                                  FORMA
                                 PRIOR TO
                                 BELLYLOADING
       (IN THOUSANDS             COMPANIES'      BELLYLOADING   ELIMINATIONS/   PRO
  EXCEPT PER SHARE DATA)         ACQUISITION     COMPANIES      ADJUSTMENTS    FORMA
                                 --------        ------         ------        --------
Net sales..................      $287,268        $2,928         $ --          $290,196
Cost of goods sold.........       206,256         2,594           --           208,850
                                 --------        ------         ----          --------
    Gross profit...........        81,012          334            --            81,346
Selling, general and
  administrative...........        62,651         1,313           --            63,964
                                 --------        ------         ----          --------
    Operating income
      (loss)...............        18,361          (979)          --            17,382
Interest (income) expense,
  net......................         8,362           --            --             8,362
                                 --------        ------         ----          --------
    Income (Loss) from
      operations...........         9,999          (979)          --             9,020
Provision (Benefit) for
  taxes....................         4,024           --            --             4,024
                                 --------        ------         ----          --------
    Net income (loss)......         5,975          (979)          --             4,996
Less net income reserved
  for preferred stock
  dividends................        (1,597)          --            --            (1,597)
                                 --------        ------         ----          --------
    Net income available
      for common...........      $  4,378        $ (979)        $ --          $  3,399
                                 ========        ======         ====          ========
Earnings per common
  share....................      $   0.19                                     $   0.14
                                 ========                                     ========
Weighted average number of
  shares...................        23,406                        230            23,636
                                 ========                       ====          ========

 The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
    Information are an integral part of these Unaudited Pro Forma Condensed
                       Consolidated Financial Statements

          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
                    FOR THE FISCAL YEAR ENDED MARCH 31, 1996

                                                                                                                  PRO FORMA
                                                                                                                   PRIOR TO
                                                                                                                 BELLYLOADING
          (IN THOUSANDS                 BANNER                      PB       PREFERRED STOCK    ELIMINATIONS/     COMPANIES'
     EXCEPT PER SHARE DATA)         AEROSPACE, INC.    HARCO(D)   HERNDON       OFFERING         ADJUSTMENTS     ACQUISITION
                                    ---------------    -------    -------    ---------------    -------------    ------------
Net sales........................      $ 287,880       $28,258    $15,158             --               --          $331,296
Cost of goods sold...............        209,609        18,144     10,775             --               --           238,528
                                       ---------       -------    -------        -------            -----          --------
    Gross profit.................         78,271        10,114      4,383             --               --            92,768
Selling, general and
  administrative.................         64,704         6,480      3,107             --               --            74,271
                                       ---------       -------    -------        -------            -----          --------
    Operating income (loss)......         13,567         3,654      1,276             --               --            18,497
Interest (income) expense, net...         10,972            --        353         (2,605)(a)          670(c)          9,390
                                       ---------       -------    -------        -------            -----          --------
    Income (Loss) from
      operations.................          2,595         3,654        923          2,605             (670)            9,107
Provision (Benefit) for taxes....          1,040         1,308        356          1,042(a)          (268)(c)         3,478
                                       ---------       -------    -------        -------            -----          --------
    Net income (loss)............          1,555         2,346        567          1,563             (402)            5,629
Less net income reserved for
  preferred stock dividends......             --            --         --         (2,129)(b)           --            (2,129)
                                       ---------       -------    -------        -------            -----          --------
    Net income available for
      common.....................      $   1,555       $ 2,346    $   567        $  (566)           $(402)         $  3,500
                                       =========       =======    =======        =======            =====          ========
Earnings per common share........      $    0.09                                                                   $   0.15
                                       =========                                                                   ========
Weighted average number of
  shares.........................         18,283                                                    5,110(d)         23,393
                                       =========                                                                   ========

          (IN THOUSANDS            BELLYLOADING    ELIMINATIONS/
     EXCEPT PER SHARE DATA)         COMPANIES       ADJUSTMENTS     PRO FORMA
                                   ------------    -------------    ---------
Net sales........................    $  2,247         $    --       $333,543
Cost of goods sold...............       1,911              --        240,439
                                     --------         -------       --------
    Gross profit.................         336              --         93,104
Selling, general and
  administrative.................       1,666              --         75,937
                                     --------         -------       --------
    Operating income (loss)......      (1,330)             --         17,167
Interest (income) expense, net...          --              --          9,390
                                     --------         -------       --------
    Income (Loss) from
      operations.................      (1,330)             --          7,777
Provision (Benefit) for taxes....          --              --          3,478
                                     --------         -------       --------
    Net income (loss)............      (1,330)             --          4,299
Less net income reserved for
  preferred stock dividends......          --              --         (2,129)
                                     --------         -------       --------
    Net income available for
      common.....................    $ (1,330)             --       $  2,170
                                     ========         =======       ========
Earnings per common share........                                   $   0.09
                                                                    ========
Weighted average number of
  shares.........................                         230         23,623
                                                      =======       ========

 The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
    Information are an integral part of these Unaudited Pro Forma Condensed
                       Consolidated Financial Statements

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                                     ASSETS

                                                                                                                 PRO FORMA
                                                                                                                  PRIOR TO
                                                                                  PREFERRED                     BELLYLOADING
                                                        BANNER           PB         STOCK      ELIMINATIONS/     COMPANIES'
                  (IN THOUSANDS)                    AEROSPACE, INC.    HERNDON    OFFERING      ADJUSTMENTS     ACQUISITION
                                                    ---------------    -------    ---------    -------------    ------------
Current Assets:
    Cash...........................................    $      --       $   124      $   --       $     (50)(g)    $     74
    Accounts receivable, net.......................       55,304         1,884          --              --          57,189
    Inventory......................................      229,214        12,690          --              --         241,904
    Other current assets...........................       15,092            54          --              --          15,146
                                                        --------       -------     -------       ---------        --------
        Total current assets.......................      299,610        14,752          --             (50)        314,312
                                                        --------       -------     -------       ---------        --------
Net fixed assets...................................       14,000           361          --              --          14,361
Investment in subsidiary...........................           --            --          --          14,750(g)           --
                                                                                                   (14,750)(h)
Other Assets:
    Cost in excess of net tangible assets of
      purchased businesses, net....................       27,792            --          --           3,194(h)       30,986
    Other..........................................        5,408           441          --              --           5,849
                                                        --------       -------     -------       ---------        --------
        Total other assets.........................       33,200           441          --           3,194          36,835
                                                        --------       -------     -------       ---------        --------
        Total assets...............................    $ 346,810       $15,554     $    --       $   3,144        $365,508
                                                        ========       =======     =======       =========        ========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities..........................    $  56,481       $11,313     $    --       $  (7,500)(f)    $ 60,294
Long-Term Liabilities:
    Long-term notes payable........................      139,549           185     (27,890)(e)      14,700(g)      126,544
    Other..........................................        3,496            --          --              --           3,496
                                                       ---------       -------     -------       ---------        --------
                                                         143,045           185     (27,890)         14,700         130,040
                                                       ---------       -------     -------       ---------        --------
        Total liabilities..........................      199,526        11,498     (27,890)          7,200         190,334
                                                       ---------       -------     -------       ---------        --------
Stockholders' Equity:
    Preferred stock, par value $.01................           --            --          31(e)           --              31
    Common stock, par value $1.00..................       23,410            10          --             (10)(h)      23,410
    Paid-in capital................................      113,194            --      27,859(e)        7,500(f)      141,053
                                                                                                    (7,500)(h)
    Retained earnings..............................       10,680         4,046          --          (4,046)(h)      10,680
    Cumulative translation adjustment..............           --            --          --              --              --
                                                       ---------       -------     -------       ---------        --------
        Total stockholders' equity.................      147,284         4,056      27,890          (4,056)        175,174
                                                       ---------       -------     -------       ---------        --------
        Total liabilities & stockholders' equity...    $ 346,810       $15,554     $    --       $   3,144        $365,508
                                                       =========       =======     =======       =========        ========

                                                     BELLYLOADING    ELIMINATIONS/
                  (IN THOUSANDS)                      COMPANIES       ADJUSTMENTS     PRO FORMA
                                                     ------------    -------------    ---------
                                                    <C
Current Assets:
    Cash...........................................    $    408         $    --       $    482
    Accounts receivable, net.......................       1,043              --         58,231
    Inventory......................................       1,587              --        243,491
    Other current assets...........................         256              --         15,402
                                                       --------         -------       --------
        Total current assets.......................       3,294              --        317,606
                                                       --------         -------       --------
Net fixed assets...................................         223              --         14,584
Investment in subsidiary...........................                          --             --
Other Assets:
    Cost in excess of net tangible assets of
      purchased businesses, net....................         386              --         31,372
    Other..........................................         112              --          5,961
                                                       --------         -------       --------
        Total other assets.........................         498              --         37,333
                                                       --------         -------       --------
        Total assets...............................    $  4,015         $    --       $369,523
                                                       ========         =======       ========
                                            LIABILI
Total current liabilities..........................    $  1,931         $    --       $ 62,225
Long-Term Liabilities:
    Long-term notes payable........................          --              --        126,544
    Other..........................................          --              --          3,496
                                                       --------         -------       --------
                                                             --              --        130,040
                                                       --------         -------       --------
        Total liabilities..........................       1,931              --        192,265
                                                       --------         -------       --------
Stockholders' Equity:
    Preferred stock, par value $.01................          --              --             31
    Common stock, par value $1.00..................       4,978          (4,748)        23,640
    Paid-in capital................................          --           4,748        145,801
    Retained earnings..............................      (2,788)             --          7,892
    Cumulative translation adjustment..............        (106)             --           (106)
                                                       --------         -------       --------
        Total stockholders' equity.................       2,084              --        177,258
                                                       --------         -------       --------
        Total liabilities & stockholders' equity...    $  4,015         $    --       $369,523
                                                       ========         =======       ========

 The accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial
    Information are an integral part of these Unaudited Pro Forma Condensed
                       Consolidated Financial Statements

(IN THOUSANDS)

   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

(a) The adjustments of $1,899 and $2,605 to interest expense and $760 and $1,042 to provision for taxes for the nine months ended December 31, 1996 and the fiscal year ended March 31, 1996, respectively, result from the decrease in the debt balance of $27,890 using proceeds of the Rights Offering to repay debt, net of $500 of estimated expenses.

(b) These adjustments of $1,597 and $2,129 which represent net income reserved for preferred stock dividends for the nine months ended December 31, 1996 and the fiscal year ended March 31, 1996, respectively, are based on the 7.5% semi-annual dividend that would be payable in additional shares of Series A Preferred Stock to Fairchild as a result of exercising its Rights.

(c) The adjustments of $492 and $670 to interest expense and $197 and $268 to provision for taxes are to record the increase in interest expense and related provision for taxes for the nine months ended December 31, 1996 and the fiscal year ended March 31, 1996, respectively, due to the increase in the debt balance of $14,700 as a result of the acquisition of PB Herndon net of the capital contribution of $7,500 received by PB Herndon prior to its acquisition. PB Herndon was acquired by the Company through its subsidiary, Dallas Aerospace, Inc., in January 1997. As of the date hereof, the Company has borrowed $28,000 from RHI of which $16,000 was utilized to acquire PB Herndon and $12,000 was for working capital.

(d) Harco was acquired by the Company effective March 1, 1996. Therefore, the Company's consolidated income statement for the fiscal year ended March 31, 1996 only includes the results of Harco for the one month ended March 31, 1996. The adjustment to the pro forma income statement includes the results for Harco for the eleven months ended February 28, 1997 as if Harco was acquired at the beginning of the fiscal year.

(e) Fairchild owns 13,886 shares of Company Common. For every 4.5 shares of Company Common Fairchild owns, Fairchild has one Right which it may exercise for $9.20. The exercise of one Right entitles the holder thereof to one share of Series A Preferred Stock. The total number of shares of Series A Preferred Stock issued to Fairchild as a result of exercising all of its Rights would be 3,086 at a par value of $.01. The total proceeds would be $28,390, less the estimated expenses of $500.

(f) The adjustments of $7,500 to total current liabilities and capital surplus are to record the paydown of existing debt of PB Herndon as a result of capital contributions from its prior shareholders.

(g) The adjustment of $14,750 to investment in subsidiary and $14,700 to long-term notes payable and $50 to cash are to record the purchase price and other costs relating to the acquisition of PB Herndon and to record the increase in the debt balance as a result of the Company borrowing the funds to acquire PB Herndon.

(h) The adjustment of $3,194 to cost in excess of net tangible assets of purchased businesses, net is to record the excess of the purchase price of PB Herndon over the net tangible assets acquired which is the result of the investment of $14,750 less the capital contribution of $7,500 and the book value of PB Herndon of $4,056. The goodwill will be amortized over 40 years.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material Federal income tax consequences to the Company and its current stockholders as a consequence of the Acquisition Proposal. This discussion is based upon the laws, regulations, and reported rulings and decisions in effect at the time of this Proxy Statement (or, in the case of certain regulations, proposed as of such date), all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations.

     No ruling on the Federal income tax consequences of the Acquisition Proposal has been or will be requested from the Internal Revenue Service or from any other tax authority. This discussion does not address any foreign, state, or local income or other tax consequences of the Acquisition Proposal.

     ACCORDINGLY, EACH CURRENT STOCKHOLDER IS STRONGLY URGED TO CONSULT SUCH CURRENT STOCKHOLDER'S OWN TAX ADVISOR REGARDING ANY SPECIFIC TAX CONSEQUENCES OF THE ACQUISITION PROPOSAL, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, INCOME AND OTHER TAX CONSEQUENCES OF THE ACQUISITION PROPOSAL AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

FEDERAL INCOME TAX CONSEQUENCES FOR THE COMPANY

     The Company will not recognize any gain or loss as a result of the Acquisition Proposal. The Federal income tax consequences of the Acquisition Proposal for the Company will depend on whether, for Federal income tax purposes, the Acquisition Proposal is treated as a reorganization under section 368(a)(1)(B) (a "Type B Reorganization") of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"). The Company and RHI have agreed, for Federal income tax purposes, to treat this transaction as a Type B Reorganization.

     If the Acquisition Proposal qualifies as a Type B Reorganization, the Company will not recognize any gain or loss as a result of the Acquisition Proposal, and the tax basis of the shares of the Bellyloading Companies in the hands of the Company will be the same as the tax basis of such shares of stock in the hands of RHI immediately prior to completion of the Acquisition Proposal.

     If the Acquisition Proposal does not qualify as a Type B Reorganization, it is likely to be treated as a taxable exchange of shares of Company Common for the Bellyloading Companies' capital stock. Under such treatment, the Company's tax basis in the Bellyloading Companies' capital stock would be the fair market value of the acquisition consideration (the value of Company Common to be issued to RHI or its designee), and the holding period of the Bellyloading Companies' capital stock in the hands of the Company would begin on the date of the Acquisition Proposal.

FEDERAL INCOME TAX CONSEQUENCES FOR THE CURRENT STOCKHOLDERS OTHER THAN FAIRCHILD AND RHI

     Whether or not the Acquisition Proposal qualifies as a Type B Reorganization, the current stockholders of the Company, other than Fairchild and RHI, will not recognize any gain or loss as a result of the Acquisition Proposal.

            AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                           (PROPOSALS NO. 2, 3 AND 4)

GENERAL

     The Company's long-term strategies include growth through acquisitions and/or strategic alliances. In order to provide management with flexibility to pursue acquisition opportunities, it is proposed that the Company increase its authorized capital in order to increase the authorized Company Common and to create a class of preferred stock that would be issuable in series having terms designated by the Board of Directors. The Company intends to conduct a rights offering in which it would issue to each holder of Company Common a non-transferrable right (a "Right") to subscribe for shares of a first series of the newly authorized preferred stock (the "Rights Offering"). The net proceeds from the Rights Offering will be used to reduce outstanding debt. The Company intends to borrow funds under its revolving credit facility in the future for working capital purposes and to finance acquisitions. In order to complete the Rights Offering the Company must increase its authorized capital. Accordingly, stockholders are being asked to approve the following amendments to Article FOURTH of the Company's Certificate of Incorporation: (i) increase the total number of shares of capital stock which the Company has the authority to issue from 30,000,000 to 60,000,000; (ii) increase the number of authorized shares of Company Common from 30,000,000 to 50,000,000; and (iii) to create a new class of Preferred Stock, par value $.01 per share, and to give the Company the authority to issue 10,000,000 shares of such Preferred Stock.

TERMS OF THE RIGHTS OFFERING


     Each holder of Company Common of record on May 23, 1997, will receive one Right for every 4.5 shares of Company Common held. No fractional Rights will be issued; however, one Right will be issued in lieu of any fractional Right to which a holder would otherwise be entitled. Such holders will be entitled to purchase one share of Series A Preferred Stock (as defined below) for each Right held at a subscription price of $9.20 per share of Series A Preferred Stock. In the event all holders of Company Common (approximately 23 million shares outstanding not including the issuance of the shares of Company Common pursuant to the Acquisition Proposal) were to exercise all of the Rights in the Rights Offering, the Company would issue approximately 5.2 million shares of Series A Preferred Stock, for an aggregate consideration of approximately $48 million. The Rights expire on June 18, 1997. Fairchild has signed a commitment to subscribe for its pro rata share of Series A Preferred Stock. As a result, Fairchild is expected to purchase approximately 3 million shares of Series A Preferred Stock at an aggregate price of approximately $28 million. The Company has no current intention to list the Series A Preferred Stock on any securities exchange. If the Charter Amendments are approved, there will be sufficient shares of preferred stock authorized in order to permit the Company's Board of Directors to create additional series of preferred stock in connection with future acquisitions and for other corporate purposes.


TERMS OF THE NEW SERIES OF PREFERRED STOCK

     The Company intends to create a new series of preferred stock entitled "Series A Convertible Paid-in-Kind Preferred Stock" ("Series A Preferred Stock") and the number of shares initially constituting such series shall be 5,204,747 shares. The following is a summary of certain provisions of the Certificate of Designation for the Series A Preferred Stock, which is attached as Annex D to this Proxy Statement and is incorporated by reference. Such summary is qualified in its entirety by reference to the Certificate of Designations.

     The Series A Preferred Stock will accrue semi-annual cumulative dividends at a rate of 7.5% per annum of the liquidation value of $9.20 per share (the ("Liquidation Value"). Dividends will be payable in additional shares of Series A Preferred Stock and not in cash except for fractional shares. Fractional shares of Series A Preferred Stock will not be delivered, but a cash adjustment will be paid in respect of such fractional interests based on the Liquidation Value. Unless all dividends on the outstanding shares of Series A Preferred Stock that have accrued and are payable as of any date shall have been paid or declared and additional shares or funds, as appropriate, set apart for payment thereto, no dividend or other distribution shall be paid to the holders of Company Common and no shares of Company Common shall be purchased or redeemed by the Company. The Series A Preferred Stock will have no voting rights except as required by law. The Series A Preferred Stock will be convertible into shares of Company Common at any time at the election of the holder. To the extent not previously converted, any share of Series A Preferred Stock will automatically be converted into shares of Company Common on the fifth anniversary of the date of initial issuance of the Series A Preferred Stock. In addition, in the event the Company is a party to any merger or consolidation with any third party, other than an affiliate of the Company (not including Fairchild), in which the previously outstanding Company Common is exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, immediately prior to the consummation of such transaction the Series A Preferred Stock will automatically be converted into Company Common. The conversion price per share of Company Common in the case of either an optional or mandatory conversion will be $9.20, resulting initially in a one to one share conversion. The Series A Preferred Stock will not be redeemable. A registration statement relating to the shares of Series A Preferred Stock and Company Common underlying the Rights has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Proxy Statement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

REASONS FOR THE CHARTER AMENDMENTS

     In the summer of 1994, the Company retained the Canaan Group to assist management in developing data for a strategic plan. In December 1994, the Cannan Group presented its results to the Board of Directors. The Canaan Group study concluded, among other things, that as the aerospace industry continues to change, it would place increasing value on large suppliers (such as the Company) with a strong corporate identity, product and technical expertise, and with a world wide presence. The study concluded that the successful suppliers of the future would not be small specialty suppliers or those who offered only the traditional customer/suppliers relationship. See "ACQUISITION
PROPOSAL -- Background of and Reasons for the Acquisition Proposal."

     As a result of the Canaan Group study, the Company looked primarily at strategies for both improving and expanding its existing operations in the aerospace business and at the possibility of acquiring companies which could help the Company in implementing its strategy. One of the Company's long-term strategies is to grow both internally through increased market share at each subsidiary and externally by acquisitions and/or strategic alliances.

     In connection with this business strategy, the Company currently is examining several acquisition prospects which would require substantial additional capital to complete. The Company intends to raise approximately $30 million to $50 million of capital to finance these acquisitions through the Rights Offering.

     The Certificate of Incorporation currently authorizes the issuance of 30 million shares of Company Common. As of December 31, 1996, 23,409,610 shares of Company Common were outstanding, no shares of Company Common were held in treasury and 2,193,867 shares of Company Common were reserved for issuance upon the exercise of options granted and available for future grants under the Company's existing stock option plans. If the Charter Amendments are approved, a balance of 24,396,523 authorized shares of Company Common will be available to the Board of Directors for future issuances and 7,521,088 authorized shares of Company Common will be reserved for issuance for the conversion of the Series A Preferred Stock.

     The Board of Directors has adopted amendments to Article FOURTH of the Certificate of Incorporation that, subject to stockholder approval, increase the total number of shares of capital stock which the Company has the authority to issue to 60,000,000, increase the total number of authorized shares of Company Common to 50,000,000 and create a new class of the preferred stock and gives the Company the authority to issue 10,000,000 shares of such preferred stock. The Board of Directors believes that the authorization of such additional shares of Company Common and the new preferred stock is appropriate in order to provide added flexibility for future corporate purposes, which may include capital and financing needs, business acquisitions and other general corporate purposes. The increase in the number of authorized shares of Company Common and the creation of the preferred stock will permit the Board of Directors to approve the issuance of additional shares of Company Common or preferred stock if warranted without the need for further action by stockholders to authorize such shares, subject to present or future requirements of any stock exchange upon which the Company Common may be listed and applicable law. Currently, the rules of the NYSE require stockholder approval by a majority of the total votes cast in person or by proxy prior to the issuance of designated securities by an issuer with securities quoted on the NYSE (1) where the issuance would result in a change of control of the issuer, (2) in connection with the acquisition of the stock or assets of another company if any affiliate of the issuer has certain interlocking interests with the company to be acquired and where the issuer issues more than 1% of its currently outstanding shares or
(3) in connection with a transaction, other than a public offering for cash, involving the sale or issuance of more than 20% of the common stock or voting power outstanding before the issuance. The Board of Directors believes that the availability of such additional shares of Company Common and of the shares of preferred stock would enable the Company to act promptly to take advantage of other acquisition opportunities whenever they may arise. The form of the Charter Amendments, setting forth the terms thereof, is attached as Annex C to this Proxy Statement and is incorporated by reference. The foregoing summary is qualified in its entirety by reference to such Charter Amendments.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR APPROVAL OF THE CHARTER AMENDMENTS.

EFFECTS OF THE CHARTER AMENDMENTS UPON RIGHTS OF EXISTING HOLDERS OF COMPANY COMMON

     The Charter Amendments would not change the terms and conditions of any shares of Company Common. Each certificate representing shares of Company Common outstanding immediately prior to the effective date of the Charter Amendments, if they are adopted by the stockholders at the Special Meeting, would remain outstanding and represent the same number of shares of Company Common as before such effective date. Since the issuance of shares of Series A Preferred Stock pursuant to the Rights Offering will be made on a pro-rata basis to all stockholders, dilution of ownership interest will not occur unless a stockholder does not participate in the Rights Offering. In addition, dilution of voting power of existing stockholders will not occur until stockholders convert their shares of Series A Preferred Stock to Company Common. Completion of the Rights Offering will not dilute primary earnings per share since the Series A Preferred Stock would not be treated as a common stock equivalent. Based on the December 31, 1996 pro forma financial information, fully dilutive earnings per share is considered to be the same as the primary earnings per share, since the effect of certain potentially dilutive securities would not be material. Primary earnings per share of Company Common will be computed by dividing net income (less preferred dividends) by the weighted average number of common shares and common share equivalents outstanding during the period. On a fully-diluted basis, both net earnings and shares outstanding will be adjusted to assume the conversion of the Series A Preferred Stock at the date of issuance.

ADDITIONAL CONSIDERATIONS

     While each of the Special Committee and the Board of Directors is of the opinion that each of the Charter Amendments is in the best interests of the Company and its stockholders, and recommends stockholder approval, stockholders should consider the following factors when evaluating the Charter Amendments proposals:

     Absence of a Public Market for the shares of Series A Preferred
Stock. There is no existing market for the Series A Preferred Stock and there can be no assurance as to the liquidity of any markets that may develop for the Series A Preferred Stock, the ability of holders of Series A Preferred Stock to sell their shares of Series A Preferred Stock or the price at which such holders would be able to sell their Series A Preferred Stock. The Company does not intend to apply for listing of the Series A Preferred Stock on any securities exchange.


     Fairchild's Increased Ownership. Assuming the Maximum Number of Banner Shares is subsequently issued to RHI under the Acquisition Proposal, and assuming Fairchild is the only stockholder that participates in the Rights Offering, Fairchild (through RHI and FHC) will control approximately 66.0% of the voting power of the outstanding Company Common.


                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the Securities and Exchange Commission are incorporated into this Proxy Statement by reference:

          1. The Company's Annual Report on Form 10-K for the year ended March 31, 1996;

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996; and

          3. The Company's Current Reports on Form 8-K, filed February 27, 1996, March 26, 1996 and January 24, 1997.

     All reports and other documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting of the Stockholders shall be deemed to be incorporated by reference into this Proxy Statement and to be a part of this Proxy Statement from the dates of filing of such reports and other documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

     The Company will provide without charge to any person to whom this Proxy Statement is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference (other than exhibits not specifically incorporated by reference into the texts of such documents). Request for such documents should be directed to: Eugene Juris, Secretary, Banner Aerospace, Inc., P.O. Box 20260, Washington, D.C. 20041, (703) 478-5790.
                               ------------------

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Special Meeting other than that which has been referred to above. As to other business, if any, that may come before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the proxy holder.

                       PROPOSALS FOR 1997 ANNUAL MEETING

     The Company anticipates that the 1997 Annual Meeting of Stockholders will be held on or about September 12, 1997. A stockholder who intends to present a proposal at that Annual Meeting must have submitted the written text of the proposal so that it is received by the Company at its principal executive offices no later than March 28, 1997, in order for the proposal to be considered for inclusion in the Company's Proxy Statement for that meeting.

                              INDEPENDENT AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997. Arthur Andersen LLP has served as the Company's independent auditors for more than the past 20 years. Representatives of Arthur Andersen LLP will not attend the Special Meeting.

                                          By Order of the Board of Directors,

                                          /s/ EUGENE W. JURIS
                                          ---------------------
                                          Eugene W. Juris
                                          Secretary


May 13, 1997

                         INDEX TO FINANCIAL STATEMENTS

                 FAIRCHILD SCANDINAVIAN BELLYLOADING COMPANY AB

BELLYLOADING COMPANIES COMBINED FINANCIAL STATEMENTS

Report of Independent Public Accountants.............................................    F-2
Combined Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading
  International, Inc. Balance Sheets as of December 29, 1996 (unaudited), June 30,
  1996 (audited) and June 30, 1995 (unaudited).......................................    F-3
Combined Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading
  International, Inc. Statements of Loss for the six months ended December 29, 1996
  (unaudited) and December 31, 1995 (unaudited), the year ended June 30, 1996
  (audited) and the ten months ended June 30, 1995 (unaudited).......................    F-4
Combined Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading
  International, Inc. Statements of Shareholder's Equity for the ten months ended
  June 30, 1995 (unaudited), the year ended June 30, 1996 (audited) and the six
  months ended December 29, 1996 (unaudited).........................................    F-5
Combined Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading
  International, Inc. Statements of Cash Flows for the six months ended December 29,
  1996 (unaudited) and December 31, 1995 (unaudited), the year ended June 30, 1996
  (audited) and the ten months ended June 30, 1995 (unaudited).......................    F-6
Notes to Financial Statements........................................................    F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading International, Inc.:

     We have audited the accompanying combined balance sheet of Fairchild Scandinavian Bellyloading Company AB (a Swedish corporation) and Scandinavian Bellyloading International, Inc. (a California corporation), each an indirect wholly owned subsidiary of The Fairchild Corporation, as of June 30, 1996, and the related combined statement of loss, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading International, Inc., as of June 30, 1996, and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.,
February 10, 1997

               FAIRCHILD SCANDINAVIAN BELLYLOADING COMPANY AB AND
                 SCANDINAVIAN BELLYLOADING INTERNATIONAL, INC.

                            COMBINED BALANCE SHEETS
                      AS OF DECEMBER 29, 1996 (UNAUDITED),
                  JUNE 30, 1996 AND JUNE 30, 1995 (UNAUDITED)

                                     ASSETS

                                                           DECEMBER 29,    JUNE 30,      JUNE 30,
                                                               1996          1996          1995
                                                           ------------    --------    ------------
                     (IN THOUSANDS)                        (UNAUDITED)                 (UNAUDITED)
Current assets:
     Cash...............................................     $    408      $     80       $  434
     Accounts receivable................................        1,043           227          457
     Inventories-
          Finished goods................................          683            --           --
          Work-in-process...............................          369           102          438
          Raw materials.................................          535           389           --
                                                           ------------    --------    -----------
                                                                1,587           491          438
     Prepaid expenses...................................          256            48          157
                                                           ------------    --------    -----------
          Total current assets..........................        3,294           846        1,486
Property and equipment, less accumulated depreciation of
  $119, $94 and $28, respectively.......................          223           238          213
Goodwill................................................          386           398          423
Other assets............................................          112           124          126
                                                           ------------    --------    -----------
          Total assets..................................     $  4,015      $  1,606       $2,248
                                                           ============    ========    ===========

                               LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Accounts payable...................................     $  1,434      $    238       $  830
          Other current liabilities.....................          497           439          422
                                                           ------------    --------    -----------
          Total current liabilities.....................        1,931           677        1,252
Shareholder's equity:
     Parent company investment..........................     $  4,978      $  3,260        1,925
     Accumulated deficit................................       (2,788)       (2,259)        (929)
                                                           ------------    --------    -----------
     Cumulative translation adjustment..................         (106)          (72)          --
                                                           ------------    --------    -----------
          Total shareholder's equity....................        2,084           929          996
                                                           ------------    --------    -----------
          Total liabilities and shareholder's equity....     $  4,015      $  1,606       $2,248
                                                           ============    ========    ===========

        The accompanying notes are an integral part of these statements.

                 FAIRCHILD SCANDINAVIAN BELLYLOADING COMPANY AB
               AND SCANDINAVIAN BELLYLOADING INTERNATIONAL, INC.

                          COMBINED STATEMENTS OF LOSS
                   FOR THE SIX MONTHS ENDED DECEMBER 29, 1996
                 (UNAUDITED) AND DECEMBER 31, 1995 (UNAUDITED),
                THE FISCAL YEAR ENDED JUNE 30, 1996 AND THE TEN
                     MONTHS ENDED JUNE 30, 1995 (UNAUDITED)

                                             DECEMBER 29,    DECEMBER 31,    JUNE 30,      JUNE 30,
                                                 1996            1995          1996          1995
                                             ------------    ------------    --------    ------------
                                             (UNAUDITED)     (UNAUDITED)                 (UNAUDITED)
              (IN THOUSANDS)                   (6 MOS.)        (6 MOS.)                   (10 MOS.)
Net sales.................................      $2,442          $1,149       $  2,247       $1,697
     Cost of sales........................       2,138             925          1,911        1,597
     Selling, general and administrative
       expenses...........................         833             790          1,666        1,029
                                             ----------      ----------      ---------   ----------
Operating loss............................        (529)           (566)        (1,330)        (929)
     Provision for income taxes...........          --              --             --           --
                                             ----------      ----------      ---------   ----------
Net loss..................................      $ (529)         $ (566)      $ (1,330)      $ (929)
                                             ==========      ==========      =========   ==========

        The accompanying notes are an integral part of these statements.

                 FAIRCHILD SCANDINAVIAN BELLYLOADING COMPANY AB
               AND SCANDINAVIAN BELLYLOADING INTERNATIONAL, INC.

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
              FOR THE TEN MONTHS ENDED JUNE 30, 1995 (UNAUDITED),
                    THE YEAR ENDED JUNE 30, 1996 AND THE SIX
                   MONTHS ENDED DECEMBER 29, 1996 (UNAUDITED)

                                  (IN THOUSANDS)
Balance, September 1, 1994 (unaudited)............................................   $    500
     Net change in parent company investment and advances.........................      1,425
     Net loss.....................................................................       (929)
                                                                                     --------
Balance, June 30, 1995 (unaudited)................................................   $    996
     Net change in parent company investment and advances.........................      1,335
     Net loss.....................................................................     (1,330)
     Change in accumulated translation adjustment.................................        (72)
                                                                                     --------
Balance, June 30, 1996............................................................        929
     Net change in parent company investment and advances.........................      1,718
     Net loss.....................................................................       (529)
     Change in accumulated translation adjustment.................................        (34)
                                                                                     --------
Balance, December 29, 1996 (unaudited)............................................   $  2,084
                                                                                     ========

        The accompanying notes are an integral part of these statements.

                 FAIRCHILD SCANDINAVIAN BELLYLOADING COMPANY AB
               AND SCANDINAVIAN BELLYLOADING INTERNATIONAL, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
             FOR THE SIX MONTHS ENDED DECEMBER 29, 1996 (UNAUDITED)
                       AND DECEMBER 31, 1995 (UNAUDITED)
                    AND THE YEAR ENDED JUNE 30, 1996 AND THE
                   TEN MONTHS ENDED JUNE 30, 1995 (UNAUDITED)

                                                   DECEMBER 29,    DECEMBER 31,    JUNE 30,     JUNE 30,
                                                       1996            1995          1996         1995
                                                   ------------    ------------    --------    -----------
                                                   (UNAUDITED)     (UNAUDITED)                 (UNAUDITED)
                 (IN THOUSANDS)                      (6 MOS.)        (6 MOS.)                   (10 MOS.)
Cash flows from operating activities:
    Net loss....................................     $   (529)       $   (566)     $(1,330)      $  (929)
         Adjustments to reconcile net loss to
           net cash used for operating
           activities --
             Depreciation.......................           49              39           91            61
             Changes in assets and liabilities:
                  Accounts receivable...........         (816)             23          230          (429)
                  Inventory.....................       (1,096)           (390)         (53)         (188)
                  Prepaid expenses..............         (208)             45          109          (124)
                  Other assets..................           --               1            2            49
                  Accounts payable..............        1,196            (347)        (592)          571
                  Other current liabilities and
                    accrued expenses............           58              48           17            82
                                                   ------------    ------------    --------    -----------
         Net cash used for operating
           activities...........................       (1,346)         (1,147)      (1,526)         (907)
                                                   ------------    ------------    --------    -----------
Cash flows from investing activities:
    Purchases of property and equipment.........          (10)            (47)         (56)          (84)
                                                   ------------    ------------    --------    -----------
Cash flows from financing activities:
    Capital received from parent company, net...        1,718             800        1,335         1,425
                                                   ------------    ------------    --------    -----------
Effects of foreign currency.....................          (34)             30         (107)           --
                                                   ------------    ------------    --------    -----------
Net increase (decrease) in cash.................          328            (364)        (354)          434
                                                   ------------    ------------    --------    -----------
Cash, beginning of period.......................           80             434          434             0
                                                   ------------    ------------    --------    -----------
Cash, end of period.............................     $    408        $     70      $    80       $   434
                                                   ===========     ===========     =======     ===========
Supplemental disclosures of cash flow
  information:
    Cash paid during the year for
         Interest...............................     $     --        $      8      $    19       $     7
         Income taxes...........................     $     --        $     --      $    --       $    --

        The accompanying notes are an integral part of these statements.

                 FAIRCHILD SCANDINAVIAN BELLYLOADING COMPANY AB
               AND SCANDINAVIAN BELLYLOADING INTERNATIONAL, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

  Operations

     Fairchild Scandinavian Bellyloading Company AB ("FSBC"), a Swedish corporation and wholly owned subsidiary of RHI Holdings, Inc. ("RHI"), manufactures a loading system which is installed in the cargo area of large commercial aircraft. The system employs an electrically driven continuous carpet that positions baggage and cargo in the lower compartments of aircraft when loading and unloading. Scandinavian Bellyloading International, Inc. is engaged in sales and marketing of FSBC's cargo loading systems in the United States. Due to the acquisition discussed below, these companies have been combined for financial reporting purposes. Together, Fairchild Scandinavian Bellyloading Company AB and Scandinavian Bellyloading International, Inc. are referred to herein as the "Bellyloading Companies".

  Stock Exchange Agreement


     In February 1997, RHI (which is wholly owned by The Fairchild Corporation) agreed to transfer the Bellyloading Companies to Banner Aerospace, Inc. ("Banner"), a majority owned subsidiary of RHI, in exchange for 230,000 shares of Banner common stock to be held in escrow. Banner will maintain a right to rescind its purchase of the Bellyloading Companies if the Bellyloading Companies fail to meet certain earnings before tax ("EBT") targets established in the Stock Exchange Agreement dated as of May 12, 1997 (the "Agreement"). Pursuant to the Agreement, if the Bellyloading Companies fail to generate EBT of at least $750,000 (adjusted for certain fluctuations in the Swedish krona) for the twelve months ended March 31, 1998 or an average EBT of at least $500,000 (adjusted for certain fluctuations in the Swedish krona) for the fiscal years ended March 31, 1998 and 1999, then Banner will have the right, but not the obligation, to return the Bellyloading Companies to RHI. If Banner does not exercise its right to rescind, Banner will release the 230,000 shares in escrow to RHI or its designee and will provide additional shares of Banner Common Stock to RHI based on a contingent purchase price calculation stated in the Agreement. In no event will the total shares provided to RHI exceed 1,500,000. In addition, if the Company elects to exercise its right to rescind then the parties have agreed as follows: (i) if there has been a decrease in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Decrease"), then Banner will pay RHI an amount in cash equal to such NOA Decrease; (ii) if there has been an increase in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Increase"), then RHI will pay Banner an amount in cash equal to such NOA Increase; and (iii) RHI will pay Banner an amount in cash equal to 50% of the Bellyloading Companies' EBT losses, if any.



     Banner believes the acquisition of the Bellyloading Companies will occur if the contingency period expires and the Rescission Right is not exercised. As both the Bellyloading Companies and Banner are under common control of RHI, the transfer of the net assets of the Bellyloading Companies to Banner will be recorded at book value. The amount of the Second Installment Shares issued will cause an increase in the shares outstanding for Banner and will dilute Banner's earnings per share, but will not otherwise impact the Banner Financial Statements or impact the Bellyloading Companies' Financial Statements. Until the expiration of the Rescission Right, Banner will report its profits or losses from managing the Bellyloading Companies based on the Stock Exchange Agreement.


  Risks and Other Factors

     The Bellyloading Companies rely on RHI for financial support, including funding for working capital shortfalls. Failure to continue such financial support by RHI or Banner would have a significant and immediate adverse impact on the operations of the Bellyloading Compa-nies. The Bellyloading Companies's ability to continue as a going concern is dependent on the sales growth and continued support of RHI or Banner. The parent company, RHI, and the future parent company, Banner, intend to continue the support of the Bellyloading Companies' operations.

  Fiscal Year

     The fiscal year of the Bellyloading Companies ends on June 30. All references herein to "1996" mean the full fiscal year ended June 30, 1996. All references to "1995" mean the ten-month period ended June 30, 1995, as FSBC was acquired in September 1994.

  Inventory

     Inventory is stated at the lower of cost or market. Market is based on the lower of replacement cost or estimated net realizable value. Inventory is accounted for primarily on a first-in-first-out basis.

  Goodwill

     Goodwill relates to the acquisition of the Bellyloading Companies by RHI in September 1994. The excess of cost of the purchased business over the fair value of the net assets acquired at the acquisition date is being amortized on a straight-line basis over 40 years.

  Property and Equipment

     Property and equipment are stated at cost and are depreciated on the straight-line basis over their estimated useful lives of six to ten years.

  Income Taxes

     The Bellyloading Companies account for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and tax basis of assets and liabilities using the enacted marginal tax rate in effect for the year in which the differences are expected to reverse. Deferred income taxes are recognized for certain expense items that are reported for tax purposes in different years than for financial reporting purposes. Deferred income taxes were not significant.

     There was no provision or benefit for current or deferred income taxes from continuing operations due to the historical losses of continuing operations.

     The fiscal 1996 income tax provision for continuing operations differs from that computed using the statutory Federal income tax rate of 35% for the following reasons:

        Computed statutory amount..........................................   $ (466)
        Effect of foreign tax rates........................................       94
        Effect of valuation allowance for net operating losses.............      372
                                                                              ------
                                                                              $ --
                                                                              ======

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates for the Bellyloading Companies include estimates to complete contracts and estimates for inventory and bad debt reserves. Actual results could differ from those estimates.

  Impairment of Long-Lived Assets

     The Bellyloading Companies review their long-lived assets, including property, plant and equipment, identifiable intangibles and goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Bellyloading Companies evaluate the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value.

  Foreign Currency Translation

     Assets and liabilities are translated into U.S. dollars using current exchange rates and the effect of translation directly impacts equity.

  Interim Financial Statements

     The accompanying interim combined financial statements, as of December 29, 1996 and for the six months ended December 31, 1995 and December 29, 1996 and for the ten months ended June 30, 1995, of the Bellyloading Companies have been prepared by the Bellyloading Companies without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been omitted from the accompanying interim statements. The Bellyloading Companies believe the disclosures made are adequate to make the information presented not misleading.

     In the opinion of the Bellyloading Companies, the accompanying unaudited interim consolidated financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Bellyloading Companies as of December 29, 1996 and the results of their operations and cash flows for the six months ended December 29, 1996 and December 31, 1995.

     Interim results are not necessarily indicative of annual performance because of the impact of seasonal variations.

2.  OPERATING LEASES:

     Future minimum lease payments under operating leases at June 30, 1996 are as follows.

        1997.............................................................   $  77,000
        1998.............................................................      77,000
        1999.............................................................      38,000
                                                                            ---------
                                                                            $ 192,000
                                                                            =========

     Rent expense for fiscal 1996 was approximately $77,000.

3.  COMMITMENTS AND CONTINGENCIES:

     Pursuant to RHI's acquisition of FSBC in September 1994, FSBC entered into a profit sharing agreement with a company wholly-owned by the seller. This acquisition agreement requires FSBC to pay such company 10% of FSBC's annual profits. The profit sharing agreement will expire on September 9, 1998.

4.  SIGNIFICANT CUSTOMERS:

     Sales to SAS represented 45% and 47% of total sales for the six months ended December 29, 1996 and fiscal 1996, respectively. Sales to Delta Air Lines represented 29% and 10% of total sales for the six month ended December 29, 1996 and fiscal 1996, respectively. Sales to DBA represented 26% of total sales for fiscal 1996.

--------------------------------------------------------------------------------

                             BANNER AEROSPACE, INC.
                             380 WEST SERVICE ROAD
P                                P.O. BOX 20260
R                            WASHINGTON, D.C. 20041
O
X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
Y

     The undersigned hereby appoints John C. Wertz and Warren D. Persavich as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of Common Stock of Banner Aerospace, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia, on
     June 18, 1997 at 9:00 A.M., local time and any adjournment or postponement thereof (the "Special Meeting"), with all the powers the undersigned would possess if personally present, upon the matters noted below.







                   PLEASE SIGN EXACTLY AS NAME APPEARS BELOW.
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
                                                                    ------------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                    ------------
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------

[x] Please mark your
    votes as in the
    example.



 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK EXCHANGE
                                   AGREEMENT.

                                    FOR   AGAINST  ABSTAIN
1. Approval of the Stock Exchange   [ ]     [ ]     [ ]
   Agreement dated as of May
   12, 1997 (the "Stock Exchange
   Agreement) between RHI
   Holdings, Inc. and the Company
   contemplated thereby.
                                                                               4.  Approval of an amendment to     [ ]    [ ]    [ ]
                                    FOR   AGAINST  ABSTAIN                         Article FOURTH of the Company's
2. Approval of an amendment to      [ ]     [ ]     [ ]                            Restated Certificate of
   Article FOURTH of the Company's                                                 Incorporation to create a new
   Restated Certificate of                                                         class of Preferred Stock, par
   Incorporation to increase the                                                   value $.01 per share, and to
   total number of shares of                                                       give the Company the authority
   capital stock which the Company                                                 to issue 10,000,000 shares of
   has the authority to issue from                                                 such Preferred Stock.
   30,000,000 to 60,000,000.
                                                                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                                    FOR   AGAINST  ABSTAIN                              FOREGOING AMENDMENTS TO THE COMPANY'S
3. Approval of an amendment to      [ ]     [ ]     [ ]                                 RESTATED CERTIFICATE OF INCORPORATION
   Article FOURTH of the
   Company's Restated Certificate                                              5.  In their discretion, the Proxies
   of Incorporation to increase                                                    are authorized to vote upon such
   the number of authorized shares                                                 other matters as may properly be
   of Common Stock, from 30,000,000                                                presented incident to the
   shares to 50,000,000 shares.                                                    conduct of the meeting
                                                                                   (including, without limitation,
                                                                                   adjournment of the meeting in
                                                                                   order to allow for additional
                                                                                   solicitation of stockholder
                                                                                   votes in order to obtain a
                                                                                   quorum or in order to obtain
                                                                                   more votes in favor of any of
                                                                                   the proposals).

                                                                                                 This proxy, when properly executed,
                                                                                                 will be voted in the manner
                                                                                                 dictated by the undersigned
                                                                                                 stockholder.  If no direction is
                                                                                                 made, this proxy will be voted
                                                                                                 FOR the adoption of Proposals 1,
                                                                                                 2, 3 and 4.
            SIGNATURE(S)                                                DATE
                        ---------------------------------------------       -------------



            SIGNATURE(S)                                                DATE
                        ---------------------------------------------       -------------

            NOTE: When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the President or other partnership name by authorized person.

--------------------------------------------------------------------------------

                                                                         ANNEX A


                            STOCK EXCHANGE AGREEMENT



                            DATED AS OF MAY 12, 1997


                                 BY AND BETWEEN

                             BANNER AEROSPACE, INC.

                                      AND

                               RHI HOLDINGS, INC.

                              WITH RESPECT TO ALL

                          OUTSTANDING CAPITAL STOCK OF

                             FAIRCHILD SCANDINAVIAN
                            BELLYLOADING COMPANY AB

                                      AND

                           SCANDINAVIAN BELLYLOADING
                              INTERNATIONAL, INC.

                               TABLE OF CONTENTS

     This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience only.


                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
                                          ARTICLE I

                        EXCHANGE OF SHARES; CLOSING AND 1997 EBT LOSS
  1.01   Exchange of Shares...........................................................   A- 1
  1.02   Closing; Escrow..............................................................   A- 3
  1.03   Further Assurances; Post-Closing Cooperation.................................   A- 4
                                         ARTICLE II

                          REPRESENTATIONS AND WARRANTIES OF SELLER
  2.01   Organization of Seller.......................................................   A- 5
  2.02   Authority....................................................................   A- 5
  2.03   Organization of each Company.................................................   A- 5
  2.04   Capital Stock................................................................   A- 5
  2.05   Subsidiaries.................................................................   A- 5
  2.06   No Conflicts.................................................................   A- 5
  2.07   Governmental Approvals and Filings...........................................   A- 6
  2.08   Books and Records............................................................   A- 6
  2.09   Financial Statements.........................................................   A- 6
  2.10   Absence of Changes...........................................................   A- 7
  2.11   No Undisclosed Liabilities...................................................   A- 8
  2.12   Taxes........................................................................   A- 8
  2.13   Legal Proceedings............................................................   A- 9
  2.14   Compliance With Laws and Orders..............................................   A-10
  2.15   Benefit Plans; ERISA.........................................................   A-10
  2.16   Real Property................................................................   A-12
  2.17   Tangible Personal Property; Investment Assets................................   A-12
  2.18   Intellectual Property Rights.................................................   A-12
  2.19   Contracts....................................................................   A-13
  2.20   Licenses.....................................................................   A-14
  2.21   Insurance....................................................................   A-14
  2.22   Affiliate Transactions.......................................................   A-14
  2.23   Employees; Labor Relations...................................................   A-15
  2.24   Environmental Matters........................................................   A-15
  2.25   Substantial Customers and Suppliers..........................................   A-16
  2.26   Bank and Brokerage Accounts; Investment Assets...............................   A-16
  2.27   No Powers of Attorney........................................................   A-17
  2.28   Accounts Receivable..........................................................   A-17
  2.29   Inventory....................................................................   A-17
  2.30   Brokers......................................................................   A-17
  2.31   Disclosure...................................................................   A-17
  2.32   Purchase for Investment......................................................   A-18

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
                                         ARTICLE III

                         REPRESENTATIONS AND WARRANTIES OF PURCHASER
  3.01   Organization.................................................................   A-18
  3.02   Capitalization...............................................................   A-18
  3.03   Authority....................................................................   A-18
  3.04   No Conflicts.................................................................   A-18
  3.05   Governmental Approvals and Filings...........................................   A-19
  3.06   Legal Proceedings............................................................   A-19
  3.07   Banner Shares Authorized.....................................................   A-19
  3.08   Purchaser SEC Documents......................................................   A-19
  3.09   No Share Restrictions........................................................   A-19
  3.10   No Undisclosed Liabilities...................................................   A-19
  3.11   Absence of Material Changes..................................................   A-19
  3.12   Compliance With Law..........................................................   A-20
  3.13   Disclosure...................................................................   A-20
  3.14   Purchase for Investment......................................................   A-20
  3.15   Brokers......................................................................   A-20

                                         ARTICLE IV

                                     COVENANTS OF SELLER
  4.01   Regulatory and Other Approvals...............................................   A-20
  4.02   Investigation by Purchaser...................................................   A-21
  4.03   Conduct of Business..........................................................   A-21
  4.04   Financial Statements and Reports; Filings....................................   A-21
  4.05   Employee Matters.............................................................   A-22
  4.06   Certain Restrictions.........................................................   A-22
  4.07   Affiliate Transactions.......................................................   A-23
  4.08   Books and Records............................................................   A-23
  4.09   Fulfillment of Conditions....................................................   A-23
  4.10   No Solicitations.............................................................   A-24

                                          ARTICLE V

                                   COVENANTS OF PURCHASER
  5.01   Regulatory and Other Approvals...............................................   A-24
  5.02   Fulfillment of Conditions....................................................   A-24

                                         ARTICLE VI

                           CONDITIONS TO OBLIGATIONS OF PURCHASER
  6.01   Representations and Warranties...............................................   A-25
  6.02   Performance..................................................................   A-25
  6.03   Officers' Certificates.......................................................   A-25
  6.04   Orders and Laws..............................................................   A-25
  6.05   Regulatory Consents and Approvals............................................   A-25
  6.06   Third Party Consents.........................................................   A-25
  6.07   Resignations of Directors and Officers.......................................   A-26
  6.08   Escrow Agreement.............................................................   A-26
  6.09   Proceedings..................................................................   A-26

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
  6.10   Fairness Opinion.............................................................   A-26
  6.11   1997 EBT Loss................................................................   A-26

                                         ARTICLE VII

                             CONDITIONS TO OBLIGATIONS OF SELLER
  7.01   Representations and Warranties...............................................   A-26
  7.02   Performance..................................................................   A-27
  7.03   Officers' Certificates.......................................................   A-27
  7.04   Orders and Laws..............................................................   A-27
  7.05   Regulatory Consents and Approvals............................................   A-27
  7.06   Third Party Consents.........................................................   A-27
  7.07   Escrow Agreement.............................................................   A-27
  7.08   Proceedings..................................................................   A-27
  7.09   Registration Rights Agreement................................................   A-27

                                        ARTICLE VIII

                             TAX MATTERS AND POST-CLOSING TAXES
  8.01   Transfer Taxes...............................................................   A-27
  8.02   Tax Periods Ending on or Before the Closing Date.............................   A-28
  8.03   Taxes for Stub Period........................................................   A-28
  8.04   Consistent Tax Treatment.....................................................   A-28
  8.05   sec.338......................................................................   A-28
  8.06   Books and Records............................................................   A-28

                                         ARTICLE IX

                                  EMPLOYEE BENEFITS MATTERS
  9.01   Employment and Benefits......................................................   A-28
  9.02   No Assumption or Continuity of Liabilities...................................   A-29

                                          ARTICLE X

                          SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                                  COVENANTS AND AGREEMENTS
 10.01   Survival of Representations, Warranties, Covenants and Agreements............   A-29

                                         ARTICLE XI

                                       INDEMNIFICATION
 11.01   Tax Indemnification; Post-Closing Adjustments; Notification; Control;
         Refunds......................................................................   A-30
 11.02   Other Indemnification........................................................   A-31
 11.03   Method of Asserting Claims...................................................   A-32

                                         ARTICLE XII

                                         TERMINATION
 12.01   Termination..................................................................   A-34
 12.02   Effect of Termination........................................................   A-34

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
                                        ARTICLE XIII

                                         DEFINITIONS
 13.01   Definitions..................................................................   A-35

                                         ARTICLE XIV

                                        MISCELLANEOUS
 14.01   Notices......................................................................   A-43
 14.02   Entire Agreement.............................................................   A-43
 14.03   Expenses.....................................................................   A-43
 14.04   Public Announcements.........................................................   A-43
 14.05   Confidentiality..............................................................   A-44
 14.06   Waiver.......................................................................   A-44
 14.07   Amendment....................................................................   A-44
 14.08   No Third Party Beneficiary...................................................   A-44
 14.09   No Assignment; Binding Effect................................................   A-45
 14.10   Headings.....................................................................   A-45
 14.11   Submission to Jurisdiction; Waivers..........................................   A-45
 14.12   Invalid Provisions...........................................................   A-45
 14.13   Governing Law................................................................   A-46
 14.14   Counterparts.................................................................   A-46

     This STOCK EXCHANGE AGREEMENT dated as of May 12, 1997 is made and entered into by and between Banner Aerospace, Inc., a Delaware corporation ("Purchaser"), and RHI Holdings, Inc., a Delaware corporation ("Seller"). Capitalized terms not otherwise defined herein have the meanings set forth in
Section 13.01.


     WHEREAS, Seller owns fifteen hundred (1,500) shares of capital stock of Fairchild Scandinavian Bellyloading Company AB, a Swedish corporation ("FSBC"), constituting all issued and outstanding shares of capital stock of FSBC (the "FSBC Shares") and five hundred (500) shares of common stock, no par value, of Scandinavian Bellyloading International, Inc., a California corporation ("SBIC", and together with FSBC, the "Companies") constituting all issued and outstanding shares of capital stock of SBIC (the "SBIC Shares") (such FSBC Shares and SBIC Shares being collectively referred to herein as the "Shares"); and

     WHEREAS, Seller desires to dispose of, and Purchaser desires to acquire, the Shares solely through the exchange of the Shares for the voting common stock of Purchaser, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                 EXCHANGE OF SHARES; CLOSING AND 1997 EBT LOSS

     1.01 Exchange of Shares. (a) Seller agrees to assign and deliver to Purchaser all of the right, title and interest in and to the Shares and Purchaser agrees to acquire the Shares, solely in exchange for newly issued shares of the voting common stock, par value $1.00 per share ("Banner Common Stock"), of Purchaser ("Banner Shares") as set forth in paragraphs (b) and (c) below, subject to the Rescission Right provided for in paragraph (d) below, and otherwise on the terms and subject to the conditions set forth in this Agreement.

     (b) The number of Banner Shares to be exchanged for the Shares at the Closing shall be 230,000 Banner Shares (the "First Installment Shares"). The First Installment Shares shall be held in escrow as set forth in Section 1.02.

     (c) (i) Within ninety (90) days following March 31, 1999, the Companies' income statement for the fiscal year ended March 31, 1999 (the "1999 Income Statement, and together with the 1998 Income Statement, the "Income Statements"), prepared in a manner consistent with the Audited Financial Statements, shall be made available to Seller. Seller's Representatives may participate in and observe the preparation of the Income Statements. Purchaser shall make all of its work papers and other relevant documents in connection with the preparation of the Income Statements available to Seller, and shall make the persons in charge of the preparation of the Income Statements available for reasonable inquiry by Seller. The Income Statements made available to Seller shall be accompanied by a calculation of the Average EBT and the Average EBT Threshold. If Seller fails to notify Purchaser of its disagreement with the Average EBT or the Average EBT Threshold based on the Income Statements in accordance with clause (iii) of paragraph (d) of this Section 1.01, the Average EBT and the Average EBT Threshold based on the Income Statements shall be final and binding on Seller and Purchaser for all purposes of this Agreement. If the Average EBT is greater than or equal to the Average EBT Threshold, or if the Average EBT is less than the Average EBT Threshold but Purchaser elects not to exercise its Rescission Right, then on the 1999 Return Closing Date (as defined in paragraph (d) (ii) herein) Purchaser shall direct the Escrow Agent to release the First Installment Shares from escrow and deliver to Seller or its designee the First Installment Shares and issue to Seller or its designee an additional number of Banner Shares (the "Second Installment Shares") as required so that together with the First Installment Shares the aggregate number of Banner Shares delivered to Seller or its designee equals the quotient obtained by dividing (a) five times the Average EBT by (b) the Average Purchaser Price. Notwithstanding the above, the sum of the First Installment Shares plus the Second Installment Shares will in no event exceed 1.5 million Banner Shares.

     (ii) The First Installment Shares and the Second Installment Shares shall be delivered free and clear of all Liens by delivery of a certificate or certificates in genuine and unaltered form, with the requisite stock transfer stamps, if any, attached.

     (d) (i) Within ninety (90) days following March 31, 1998, the Companies' income statement for the twelve months ended March 31, 1998 (the "1998 Income Statement"), prepared in a manner consistent with the Audited Financial Statements, shall be made available to Seller. If Seller fails to notify Purchaser of its disagreement with the 1998 EBT or the 1998 EBT Threshold based on the 1998 Income Statement in accordance with clause (iii) of this paragraph
(d) of this Section 1.01, the 1998 EBT and the 1998 EBT Threshold based on the 1998 Income Statement shall be final and binding on Seller and Purchaser for all purposes of this Agreement. In the event that the 1998 EBT is less than the 1998 EBT Threshold, Purchaser may exercise its Rescission Right. If Purchaser elects to exercise its Rescission Right, then Purchaser shall, within thirty days following the date the determination of the 1998 EBT and the 1998 EBT Threshold becomes final and binding on Seller and Purchaser (the "1998 Return Closing Date"), assign and transfer to Seller the Shares free and clear of all Liens by delivering to Seller a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. In addition, Purchaser and Seller, as the case may be, shall pay each other any amounts owed pursuant to the Rescission Right by wire transfer of immediately available funds to such account as such party has directed by written notice on the 1998 Return Closing Date. Simultaneously, the Escrow Agent shall deliver to Purchaser a certificate or certificates representing the First Installment Shares.

     (ii) In the event that the Average EBT based on the Income Statements and determined in accordance with paragraph (c) of this Section 1.01 is less than the Average EBT Threshold, Purchaser may exercise its Rescission Right. If Purchaser elects to exercise its Rescission Right, then Purchaser shall, within thirty days following the date the determination of the Average EBT and the Average EBT Threshold becomes final and binding on Seller and Purchaser (the "1999 Return Closing Date"), (x) assign and transfer to Seller the Shares free and clear of all Liens by delivering to Seller a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. In addition, Purchaser and Seller, as the case may be, shall pay each other any amounts owed pursuant to the Rescission Right by wire transfer of immediately available funds to such account as such party has directed by written notice on the 1999 Return Closing Date. Simultaneously, the Escrow Agent shall deliver to Purchaser a certificate or certificates representing the First Installment Shares.

     (iii) Seller shall notify Purchaser in writing within sixty (60) days following receipt of the 1998 Income Statement or the 1999 Income Statement, as the case may be, if it does not agree with the calculations set forth therein, in which case Seller and Purchaser will use good faith efforts during the 60-day period following the date of such written notice to resolve any differences they may have. Such written notice will identify with reasonable specificity the calculations with which Seller disagrees or other bases for such disagreement; provided that Seller may not set forth any disagreement with any item on the Income Statements to the extent that such item is calculated in a manner consistent with the Audited Financial Statements. If Seller and Purchaser cannot reach agreement during such 60-day period, their disagreements shall be promptly submitted to an independent public accounting firm jointly selected by Seller and Purchaser (the "Independent Accountant"), which shall conduct such additional review as is necessary to resolve the specific disagreements referred to it and, based thereon and having due regard for consistency with the Audited Financial Statements, shall determine the 1998 EBT and the 1998 EBT Threshold, or the Average EBT and the Average EBT Threshold, as the case may be. The review of the Independent Accountant will be restricted as to scope to address only those matters as to which Seller and Purchaser have not reached agreement pursuant to the preceding sentence. The Independent Accountant's determination of 1998 EBT and the 1998 EBT Threshold or the Average EBT and the Average EBT Threshold, as the case may be, shall be completed as promptly as practicable but in no event later than 30 days following its selection, shall be confirmed by the Independent Accountant in writing to, and shall be final and binding on, Seller and Purchaser for purposes of paragraphs (c) and (d) of this Section 1.01.

     (iv) The fees of and expenses incurred by the Independent Accountant in connection with the determination of the Average EBT or the 1998 EBT, as the case may be, shall be shared equally by Purchaser and Seller.


     (e) (i) In the event that Purchaser sells to a third party (i) all or substantially all of the assets of the Bellyloading Companies taken as a whole, or (ii) all of the outstanding shares of the Bellyloading Companies prior to the 1999 Return Closing Date, then Purchaser shall direct the Escrow Agent to release the First Installment Shares from escrow and deliver to Seller or its designee, the First Installment Shares on the closing date of such sale and Purchaser shall promptly notify Seller in writing of such sale; Seller and Purchaser will use their good faith efforts during the 20-day period following the date of such written notice to agree what the Average EBT would have been but for the fact that Purchaser sold the Bellyloading Companies (the "Negotiated Average EBT"). Within five days after Seller and Purchaser agree to the Negotiated Average EBT (the "Alternative Proposal Closing Date"), Purchaser shall issue to Seller or its designee the Second Installment Shares, if any, as required so that together with the First Installment Shares the aggregate number of Banner Shares delivered to Seller or its designee (which in no event shall be less than the First Installment Shares) equals the quotient obtained by dividing
(a) five times the Negotiated Average EBT by (b) the Average Purchaser Price. Notwithstanding the above, the sum of the First Installment Shares plus the Second Installment Shares will in no event exceed 1.5 million Banner Shares. Purchaser's Rescission Right will terminate on the Alternative Proposal Closing Date.



     (ii) If Seller and Purchaser cannot reach an agreement on the Negotiated Average EBT during such 20-day period, their disagreement shall be promptly submitted to an independent investment banking firm jointly selected by Seller and Purchaser (the "Independent Investment Banking Firm"), which shall conduct such additional review as is necessary to resolve the specific disagreement referred to it and, based thereon and having due regard for consistency with the Audited Financial Statements, shall determine the Negotiated Average EBT. The Independent Accountant's determination of the Negotiated Average EBT shall be completed as promptly as practicable but in no event later than 20 days following its selection, shall be confirmed by the Independent Investment Banking Firm in writing to, and shall be final and binding on, Seller and Purchaser for purposes of paragraph (e) of this Section 1.01.



     (iii) The fees of and expenses incurred by the Independent Investment Banking Firm in connection with the determination of the Negotiated Average EBT shall be shared equally by Purchaser and Seller.


     1.02 Closing; Escrow. The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, or at such other place as Purchaser and Seller mutually agree, at 10:00 A.M. local time, on the Closing Date. The First Installment Shares shall be delivered free and clear of all Liens to Harris Trust and Savings Bank, as escrow agent (the "Escrow Agent"), under an escrow agreement to be entered into on the Closing Date by Seller, Purchaser and the Escrow Agent substantially in the form of Exhibit A hereto (the "Escrow Agreement"). At the Closing, Purchaser shall deliver to the Escrow Agent a certificate or certificates representing the First Installment Shares in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. Simultaneously, Seller will assign and transfer to Purchaser all of Seller's right, title and interest in and to the Shares by delivering to Purchaser certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached. At the Closing, there shall also be delivered to Seller and Purchaser the opinions, certificates and other documents and instruments to be delivered under Articles VI and VII.

     1.03 Further Assurances; Post-Closing Cooperation. (a) At any time or from time to time after the Closing, Seller or Purchaser, as the case may be, shall execute and deliver to the other such other documents and instruments, provide such materials and information and take such other actions as such party may reasonably request more effectively to vest title to the Shares in Purchaser or the Banner Shares in Seller or its designee, as the case may be, and, Seller, to the full extent permitted by Law, shall execute and deliver to Purchaser such other documents and instruments, provide such materials and information and take such other actions as Purchaser may reasonably request to put Purchaser in actual possession and operating control of each Company and its Assets and Properties and Books and Records, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Operative Agreements to which it is a party.

     (b) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of the Companies in its or any of its Affiliate's possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or any of the Operative Agreements or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of, and to cause their respective Affiliates not to destroy or otherwise dispose of, any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the thirty (30) day period after such offer is made.

     (c) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of the Companies not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party or its Affiliates, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Seller or its Affiliates in accordance with this paragraph shall be held confidential by Seller and its Affiliates in accordance with Section 14.05.

     (d) Notwithstanding anything to the contrary contained in this Section 1.03, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     2.01 Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

     2.02 Authority. The execution and delivery by Seller of this Agreement and the Operative Agreements to which it is a party, and the performance by Seller of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Seller, no other corporate action on the part of Seller or its stockholder being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their terms.

     2.03 Organization of each Company. Each Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Company has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties. Each Company is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.03 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the adverse effects of all such failures by such Company to be qualified, licensed or admitted and in good standing can in the aggregate be eliminated without material cost or expense by such Company becoming qualified or admitted and in good standing. The name of each director and officer of each of the Companies on the date hereof, and the position with such Company held by each, are listed in
Section 2.03 of the Disclosure Schedule. Seller has prior to the execution of this Agreement delivered to Purchaser true and complete copies of the certificate of incorporation and by-laws or other comparable corporate charter documents of each Company as in effect on the date hereof.

     2.04 Capital Stock. The authorized capital stock of FSBC consists solely of two thousand (2,000) shares of FSBC Capital Stock, of which only the FSBC Shares have been issued. The authorized capital stock of SBIC consists solely of one million (1,000,000) shares of SBIC Common Stock, of which only the SBIC Shares have been issued. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares, beneficially and of record, and as at the Closing will be free and clear of all Liens. Except for this Agreement, there are no outstanding Options with respect to either Company. The delivery of certificates at the Closing representing the Shares in the manner provided in Section 1.02 will transfer to Purchaser good and valid title to the Shares, free and clear of all Liens.

     2.05 Subsidiaries. Neither Company has any subsidiaries nor does it own, directly or indirectly, any capital stock of or other equity interest in any Person.

     2.06 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the execution and delivery by Seller of the Operative Agreements to which it is a party, the performance by Seller of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of Seller or either Company;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.07 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or either Company or any of their respective Assets and Properties; or

     (c) except as disclosed in Section 2.06 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller or either Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (vi) result in the creation or imposition of any Lien upon the Shares, either Company or any of their respective Assets and Properties under, any Contract or License to which either Company is a party or by which any of their respective Assets and Properties is bound.

     2.07  Governmental Approvals and Filings.  Except as disclosed in Section
2.07 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller or either Company is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     2.08 Books and Records. The minute book and other similar records of each Company as made available to Purchaser prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and committees of the board of directors of each Company. The stock transfer ledgers and other similar records of each Company as made available to Purchaser prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of each Company. Except as set forth in Section 2.08 of the Disclosure Schedule, neither Company has any of its Books and Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of such Company or its auditors.

     2.09 Financial Statements. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of the audited balance sheet of the Companies for the fiscal year ended June 30, 1996 and the related audited consolidated statement of operations, stockholders' equity and cash flows for the then ended, together with a true and correct copy of the report on such audited information by Arthur Andersen LLP, and all such letters from such accountants with respect to the results of such audits. Except as set forth in the notes thereto and as disclosed in Section 2.09 of the Disclosure Schedule, all such financial statements (i) were prepared in accordance with GAAP, (ii) fairly present the consolidated financial condition and results of operations of the Companies as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Books and Records of the Companies regularly maintained by management and used to prepare the financial statements of the Companies in accordance with the principles stated therein. Each Company has maintained its Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.

     2.10 Absence of Changes. Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Business or Condition of the Companies. Without limiting the foregoing, except as disclosed in Section 2.10 of the Disclosure Schedule, there has not occurred between the Audited Financial Statement Date and the date hereof:

          (i) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of either Company, or any direct or indirect redemption, purchase or other acquisition by either Company of any such capital stock of or any Option with respect to such Company;

          (ii) any authorization, issuance, sale or other disposition by either Company of any shares of capital stock of or Option with respect to such Company, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to such Company;

          (iii) any increase in the salary, wages or other compensation of any officer, employee or consultant of either Company in an amount greater than
     (A) 5% of such officer's, employee's, or consultant's salary, wages or compensation or (B) $5,000;

          (iv) (A) incurrences by either Company of Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts discharged during such period), or (B) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of either Company under, any Indebtedness of or owing to such Company;

          (v) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of either Company in an aggregate amount exceeding $25,000;

          (vi) any material change in (x) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of either Company, or (y) any method of calculating any bad debt, contingency or other reserve of either Company for accounting, financial reporting or Tax purposes, or any change in the fiscal year of such Company;

          (vii) any write-off or write-down of or any determination to write off or write down any of the Assets and Properties of either Company in an aggregate amount exceeding $25,000;

          (viii) any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of either Company, other than in the ordinary course of business consistent with past practice;

          (ix) any (x) amendment of the certificate of incorporation or by-laws (or other comparable corporate charter documents) of either Company, (y) recapitalization, reorganization, liquidation or dissolution of either Company or (z) merger or other business combination involving either Company and any other Person;

          (x) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (A) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a) or (B) any material License held by either Company;

          (xi) capital expenditures or commitments for additions to property, plant or equipment of either Company constituting capital assets in an aggregate amount exceeding $25,000;

          (xii) any commencement or termination by either Company of any line of business;

          (xiii) any transaction by either Company with Seller, any officer, director or Affiliate (other than such Company) of Seller (A) outside the ordinary course of business consistent with past practice or (B) other than on an arm's-length basis, other than pursuant to any Contract in effect on the Audited Financial Statement Date and disclosed pursuant to Section 2.19(a)(vii) of the Disclosure Schedule;

          (xiv) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

          (xv) any other transaction involving or development affecting either Company outside the ordinary course of business consistent with past practice.

     2.11 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.11 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting either Company or any of its Assets and Properties, other than Liabilities (i) incurred in the ordinary course of business consistent with past practice or (ii) which, individually or in the aggregate, are not material to the Business or Condition of the Companies. Each Company has adequately reserved against all Liabilities relating to or affecting such Company or any of its Assets and Properties in the balance sheet included in the Audited Financial Statements.

     2.12 Taxes. Since FSBC is a Swedish corporation, Seller intends that the following tax representations (i) incorporate all Swedish tax authority that parallels the U.S. federal income tax law and (ii) has the full force and effect under such Swedish tax authority.

     (a) Tax Return Filings. Except as set forth in Section 2.12 of the Disclosure Schedule, each Company has filed all Tax Returns (or such Tax Returns have been filed on behalf of each Company) required to be filed by applicable law on a timely basis. Each Company (i) has paid all Taxes that are shown to be due, or claimed or asserted by any taxing authority to be due, from such Company for the periods covered by such Tax Returns or (ii) have duly and fully provided reserves adequate to pay all Taxes in accordance with GAAP.

     (b) Tax Reserves. Except as set forth in Section 2.12 of the Disclosure Schedule, each Company will have established prior to the Closing on their books and records reserves adequate to pay all Taxes not yet due and payable as of the Closing in accordance with GAAP.

     (c) Tax Liens. Except as set forth in Section 2.12 of the Disclosure Schedule, there are no Tax Liens upon any Assets and Properties of either Company, except for Permitted Liens.

     (d) Withholding Taxes. Except as set forth in Section 2.12 of the Disclosure Schedule, each Company has complied (and until the Closing will comply) with all applicable laws, rules, and regulations relating to the payment and withholding of Taxes (including withholding and reporting requirements under Code sec.sec.1441 through 1464, 3401 through 3406, 6041 and 6049 and similar provisions under any other laws) and has, within the time and in the manner prescribed by law, withheld from employee wages and paid over to the proper governmental authorities all amounts required.

     (e)  Extensions of Time for Filing Returns.  Except as set forth in Section
2.12 of the Disclosure Schedule, each Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

     (f)  Waivers of Statute of Limitations.  Except as set forth in Section
2.12 of the Disclosure Schedule, each Company has not executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

     (g) Powers of Attorney. Except as set forth in Section 2.12 of the Disclosure Schedule, no power of attorney currently in force has been granted by either Company concerning any Tax matter.

     (h) Availability of Tax Returns. Seller has made available (or, in the case of Tax Returns filed after the Closing Date, will make available) to Purchaser complete and accurate copies of all Tax Returns, and any amendments thereto relating to each Company for all taxable years ending on or prior to the Closing Date.

     (i) Tax Sharing Agreements. Except as provided in this Agreement, no agreements relating to allocating or sharing of Taxes (i) shall exist among The Fairchild Corporation ("Fairchild"), Seller or either Company on the Closing Date, or (ii) shall bind either Company after the Closing Date.

     (j) Code sec.280G. Except as set forth in Section 2.12 of the Disclosure Schedule, neither Company is a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code sec.280G.

     (k) Intercompany Transactions. Except as set forth in Section 2.12 of the Disclosure Schedule, neither Company has engaged in any transaction with Fairchild or any Affiliate of Fairchild (other than Purchaser or any subsidiary of Purchaser) which would result in the recognition of income by Company with respect to such transaction for any period ending after the Closing Date.

     (l) Code sec.341(f). Except as set forth in Section 2.12 of the Disclosure Schedule, neither Company has filed (nor will it file prior to Closing) a consent pursuant to Code sec.341(f) or agreed to have Code sec.341(f)(2) apply to any disposition of a subsection (f) asset (as that term is defined in Code sec.341(f)(4)) owned by such Company.

     (m) Tax Indemnity Agreements. Neither Company is liable for any Taxes of another person pursuant to any Tax indemnity agreement.

     2.13 Legal Proceedings. Except as disclosed in Section 2.13 of the Disclosure Schedule:

     (a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened against, relating to or affecting Seller or either Company or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of the Operative Agreements to Purchaser, or (ii) if determined adversely to Seller or either Company, could reasonably be expected to result in (x) any injunction or other equitable relief against such Company that would interfere in any material respect with its business or operations or
(y) Losses by such Company, individually or in the aggregate with Losses in respect of other such Actions or Proceedings, exceeding $10,000; and

     (b)  there are no Orders outstanding against either Company.

     None of the responses of counsel for Seller and the Companies issued within the last two years in response to auditors' requests for information in connection with the Audited Financial Statements (together with any updates provided by such counsel) have contained any information regarding Actions or Proceedings pending or threatened against, relating to or affecting the Companies.

     2.14 Compliance With Laws and Orders. Except as disclosed in Section 2.14 of the Disclosure Schedule, neither Company is nor has it at any time within the last two (2) years been, nor has it received any written notice from any Governmental or Regulatory Authority that it is or has at any time within the last five (5) years been, in violation of or in default under any Law or Order applicable to such Company or any of its Assets and Properties which would have a material adverse effect on such Company.

     2.15  Benefit Plans; ERISA.

     (a) Section 2.15(a) of the Disclosure Schedule (i) contains a true and complete list and description of each of the Benefit Plans, (ii) identifies each of the Benefit Plans that is a Qualified Plan, (iii) identifies each Benefit Plan which at any time during the five-year period preceding the date of this Agreement was a Defined Benefit Plan and (iv) lists, describes and identifies each other Plan maintained, established, sponsored or contributed to by an ERISA Affiliate, or any predecessor thereof, which, during the five-year period preceding the date of this Agreement, was at any time a Defined Benefit Plan. Neither Company has scheduled nor has it agreed upon future increases of benefit levels (or creations of new benefits) with respect to any Benefit Plan, and no such increases or creation of benefits have been proposed, made the subject of representations to employees or requested or demanded by employees under circumstances which make it reasonable to expect that such increases will be granted. Except as disclosed in Section 2.15(a) of the Disclosure Schedule, no loan is outstanding between either Company and any employee.

     (b) Except as set forth in Section 2.15(b) of the Disclosure Schedule, Neither Company maintains nor is it obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under a Qualified Plan) which provides benefits to retirees or other terminated employees.

     (c) Except as set forth in Section 2.15(c) of the Disclosure Schedule, each Benefit Plan covers only employees who are employed by each Company (or former employees or beneficiaries with respect to service with such Company), so that the transactions contemplated by this Agreement will require no spin-off of assets and liabilities or other division or transfer of rights with respect to any such plan.

     (d) Neither the Companies, any ERISA Affiliate nor any other corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA has at any time contributed to any "multiemployer plan", as that term is defined in Section 4001 of ERISA.

     (e) Each of the Benefit Plans is, and its administration is and has been since inception, in all material respects in compliance with, and neither Company has received any claim or notice that any such Benefit Plan is not in compliance with, all applicable Laws and Orders and prohibited transactions exemptions, including, if applicable, the requirements of ERISA, the Code, the Age Discrimination in Employment Act, the Equal Pay Act and Title VII of the Civil Rights Act of 1964. Each Qualified Plan is qualified under Section 401(a) of the Code, and, if applicable, complies with the requirements of Section 401(k) of the Code.

     (f) Neither Seller nor either Company is in default in performing any of its contractual obligations under any of the Benefit Plans or any related trust agreement or insurance contract. All contributions and other payments required to be made by Seller or the Companies to any Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in Financial Statements in accordance with GAAP. There are no material outstanding liabilities of any Benefit Plan other than liabilities for benefits to be paid to participants in such Benefit Plan and their beneficiaries in accordance with the terms of such Benefit Plan.

     (g) No event has occurred, and there exists no condition or set of circumstances in connection with any Benefit Plan, under which either Company, directly or indirectly (through any indemnification agreement or otherwise), could reasonably be expected to be subject to any risk of material liability under Section 409 of ERISA, Section 502(i) of ERISA, Title IV of ERISA or
Section 4975 of the Code.

     (h) No transaction contemplated by this Agreement will result in liability to the PBGC under Section 302(c)(ii), 4062, 4063, 4064 or 4069 of ERISA, or otherwise, with respect to either Company, Purchaser or any corporation or organization controlled by or under common control with any of the foregoing within the meaning of Section 4001 of ERISA, and no event or condition exists or has existed which could reasonably be expected to result in any such liability with respect to Purchaser, either Company, or any such corporation or organization. No "reportable event" within the meaning of Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No termination re-establishment or spin-off re-establishment transaction has occurred with respect to any Subject Defined Benefit Plan. No Subject Defined Benefit Plan has incurred any accumulated funding deficiency whether or not waived. No filing has been made and no proceeding has been commenced for the complete or partial termination of, or withdrawal from, any Benefit Plan which is a Pension Benefit Plan.

     (i) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested, funded or payable by reason of any transaction contemplated under this Agreement.

     (j) To the Knowledge of Seller, there are no pending or threatened claims by or on behalf of any Benefit Plan, by any Person covered thereby, or otherwise, which allege violations of Law which could reasonably be expected to result in liability on the part of Purchaser, either Company or any fiduciary of any such Benefit Plan, nor is there any basis for such a claim.

     (k) No employer securities, employer real property or other employer property is included in the assets of any Benefit Plan.

     (l) The fair market value of the assets of each Subject Defined Benefit Plan, as determined as of the last day of the plan year of such plan which coincides with or first precedes the date of this Agreement, was not less than the present value of the projected benefit obligations under such plan at such date as established on the basis of the actuarial assumptions applicable under such Subject Defined Benefit Plan at said date and, to the Knowledge of Seller, there have been no material changes in such values since said date.

     (m) Complete and correct copies of the following documents have been furnished to Purchaser prior to the execution of this Agreement:

          (i) the Benefit Plans and any predecessor plans referred to therein, any related trust agreements, service provider agreements, agreements between the Seller or either Company and any Governmental or Regulatory Agency, insurance contracts or agreements with investment managers, including without limitation, all amendments thereto;

          (ii) current summary Plan descriptions of each Benefit Plan subject to ERISA, and any similar descriptions of all other Benefit Plans;

          (iii) the most recent Form 5500 and Schedules thereto for each Benefit Plan subject to ERISA reporting requirements;

          (iv) the most recent determination of the IRS with respect to the qualified status of each Qualified Plan;

          (v) the most recent accountings with respect to any Benefit Plan funded through a trust, other than a trust maintained by a Governmental or Regulatory Authority; and

          (vi) the most recent actuarial report of the qualified actuary of any Subject Defined Benefit Plan or any other Benefit Plan with respect to which actuarial valuations are conducted, other than actuarial valuations conducted by a Governmental or Regulatory Authority.

     2.16  Real Property.  (a)  Neither of the Companies owns any real property.
Section 2.16(a) of the Disclosure Schedule contains a true and correct list of each parcel of real property leased by the Companies (as lessor or lessee).

     (b) Each Company has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties leased by it for the full term of the lease thereof to the extent allowed by applicable law. Each lease referred to in paragraph (a) above is a legal, valid and binding agreement, enforceable in accordance with its terms, of such Company and, to the Knowledge of Seller, of each other Person that is a party thereto, and except as set forth in Section 2.16(b) of the Disclosure Schedule, there is no, and neither Company has received written notice from the landlord of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. Neither Company owes any brokerage commissions with respect to any such leased space.

     (c) Seller has delivered to Purchaser prior to the execution of this Agreement true and complete copies of all leases (including any amendments and renewal letters) with respect to the real property leased by each of the Companies.

     2.17 Tangible Personal Property; Investment Assets. (a) Each Company is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the balance sheet included in the Audited Financial Statements and tangible personal property acquired since the Audited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice.

     (b) Section 2.17(b) of the Disclosure Schedule describes each Investment Asset owned by the Companies on the date hereof. Except as disclosed in Section 2.17(b) of the Disclosure Schedule, all such Investment Assets are owned by each Company free and clear of all Liens other than Permitted Liens.

     2.18 Intellectual Property Rights. Each Company has interests in or uses only the Intellectual Property disclosed in Section 2.18 of the Disclosure Schedule, each of which such Company either has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the business of either Company. Except as disclosed in Section 2.18 of the Disclosure Schedule, (i) either Company has the exclusive right to use the Intellectual Property disclosed in
Section 2.18 of the Disclosure Schedule, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any Taxes or maintenance fees or the taking of any other actions by such Company to maintain their validity or effectiveness, (iii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by such Company in respect of such Intellectual Property,
(iv) Seller has delivered to Purchaser prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (v) each Company has taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets, (vi) neither Company is, nor has it received any written notice from any other party thereto that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any material Contract to use such Intellectual Property and (vii) to the Knowledge of Seller, no such Intellectual Property is being infringed by any other Person. Neither Seller nor either Company has received written notice from any other Person that either Company is infringing any Intellectual Property of any such Person, no claim is pending or, to the Knowledge of Seller, has been made to such effect that has not been resolved and, to the Knowledge of Seller, neither Company is infringing any Intellectual Property of any other Person.

     2.19 Contracts. (a) Section 2.19(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all written amendments and supplements thereto and all waivers of any terms thereof, have been delivered to Purchaser prior to the execution of this Agreement), to which either Company is a party or by which any of its Assets and Properties is bound:

          (i) (A) all Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term or otherwise relating to employment or the termination of employment, the name, position and rate of compensation of each Person party to such a Contract and the expiration date of each such Contract; and
     (B) any written or unwritten representations, commitments, promises, communications or courses of conduct (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of either Company to make payments in any year, other than with respect to salary or incentive compensation payments in the ordinary course of business, to any employee exceeding $10,000 or any group of employees exceeding $25,000 in the aggregate;

          (ii) all Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of either Company to engage in any business activity or compete with any Person or prohibiting or limiting the ability of any Person to compete with either Company;

          (iii) all partnership, joint venture, shareholders' or other similar Contracts with any Person;

          (iv) all Contracts relating to Indebtedness of either Company in excess of $25,000 or to preferred stock issued by either Company;

          (v) all Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchisees;

          (vi) all Contracts relating to (A) the future disposition or acquisition of any Assets and Properties, other than dispositions or acquisitions in the ordinary course of business consistent with past practice, and (B) any merger or other business combination;

          (vii) all Contracts between or among either Company, on the one hand, and Seller, any officer, director or Affiliate (other than such Company) of Seller, on the other hand;

          (viii)  all collective bargaining or similar labor Contracts;

          (ix) all Contracts that (A) limit or contain restrictions on the ability of either Company to declare or pay dividends on, to make any other distribution in respect of or to issue or purchase, redeem or otherwise acquire its capital stock, to incur Indebtedness, to incur or suffer to exist any Lien, to purchase or sell any Assets and Properties, to change the lines of business in which it participates or engages or to engage in any Business Combination or (B) require either Company to maintain specified financial ratios or levels of net worth or other indicia of financial condition; and

          (x) all other Contracts (other than Benefit Plans, leases listed in Section 2.16(a) of the Disclosure Schedule and insurance policies listed in
     Section 2.21 of the Disclosure Schedule) that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either Company of more than $50,000 annually and (B) cannot be terminated within sixty (60) days after giving notice of termination without resulting in any material cost or penalty to either Company.

     (b) Each Contract required to be disclosed in Section 2.19(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of such Company and, to the knowledge of the Seller, of each other party thereto; and except as disclosed in Section 2.19(b) of the Disclosure Schedule neither the Companies, nor, to the Knowledge of Seller, any other party to such Contract is, or has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

     2.20 Licenses. Section 2.20 of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of each Company (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each. Prior to the execution of this Agreement, Seller has delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.20 of the Disclosure
Schedule:

          (i) each Company owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations;

          (ii) each License listed in Section 2.20 of the Disclosure Schedule is valid, binding and in full force and effect; and

          (iii) neither Company is, nor has it received any written notice from the licensor that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

     2.21 Insurance. Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such Policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of each Company or affect or relate to the ownership, use or operation of any of the Assets and Properties of either Company and that (i) have been issued to either Company or (ii) have been issued to any Person (other than such Company) for the benefit of such Company. The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement. Each policy listed in Section 2.21 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid or reserved against and neither the Companies nor the Person to whom such policy has been issued has received from the insurer any written notice of cancellation or termination in respect of any such policy or is in default thereunder. Neither the Companies nor the Person to whom such policy has been issued has received written notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

     2.22 Affiliate Transactions. Except as disclosed in Section 2.19(a)(vii) or Section 2.22(a) of the Disclosure Schedule, (i) there are no intercompany Liabilities between each of the Companies, on the one hand, and Seller, any officer, director or Affiliate (other than such

Company) of Seller, on the other, (ii) neither Seller nor any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to either Company, (iii) neither Company has provided or caused to be provided any assets, services or facilities to Seller or any such officer, director or Affiliate and (iv) neither Company beneficially owns, directly or indirectly, any Investment Assets issued by Seller or any such officer, director or Affiliate. Except as disclosed in Section 2.22(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.22(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis. Except as disclosed in Section 2.22(c) of the Disclosure Schedule, since the Audited Financial Statement Date, all settlements of intercompany Liabilities between each of the Companies, on the one hand, and Seller or any such officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

     2.23 Employees; Labor Relations. (a) Section 2.23 of the Disclosure Schedule contains a list of the name of each officer and employee of each Company at the date hereof, together with each such person's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such person in effect on such date. Seller has not received any information that would lead it to believe that a material number of such persons will or may cease to be employees of either Company because of the consummation of the transactions contemplated by this Agreement.

     (b) Except as disclosed in Section 2.23 of the Disclosure Schedule, (i) no employee of either Company is presently a member of a collective bargaining unit and, to the Knowledge of Seller, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of such Company, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last two (2) years against either Company before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Since June 30, 1994, there has been no work stoppage, strike or other concerted action by employees of either Company. During that period, each Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining.

     (c) To the extent required by any Laws or Orders, Seller and/or each Company have provided timely notices or reports to employees of such Company or their representatives and Governmental or Regulatory Authorities regarding the terms of this Agreement.

     2.24 Environmental Matters. Each Company has obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the business or operations of such Company. Each of such Licenses is in full force and effect and each Company is in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law. In addition, except as set forth in Section 2.24 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

     (a) No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the Knowledge of Seller, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by either Company to have any License required under applicable Environmental Laws in connection with the conduct of the business or operations of such Company or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material generated by such Company, and to the Knowledge of Seller, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation.

     (b) Neither Company owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable state, local or foreign Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law or otherwise Released, in the cases of clauses (i) through
(iv), at, on or under any site or facility now or previously owned, operated or leased by either Company.

     (c) Neither Company has transported nor has it arranged for the transportation of any Hazardous Material to any location that is (i) listed on the NPL under CERCLA or any similar foreign list, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state, local or foreign list or (iii) the subject of enforcement actions by federal, state, local or foreign Governmental or Regulatory Authorities that may lead to Environmental Claims against such Company.

     (d) No Hazardous Material generated by either Company has been recycled, treated, stored, disposed of or Released by such Company at any location.

     (e) No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of either Company and no site or facility now or previously owned, operated or leased by either Company is listed or proposed for listing on the NPL, CERCLIS or any similar state, local or foreign list of sites requiring investigation or clean-up.

     (f) No Liens have arisen under or pursuant to any Environmental Law on any site or facility owned, operated or leased by either Company, and no federal, state, local or foreign Governmental or Regulatory Authority action has been taken or, to the Knowledge of Seller, is in process that could subject any such site or facility to such Liens, and neither Company would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real property on which such site or facility is located.

     (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, either Company in relation to any site or facility now or previously owned, operated or leased by such Company which have not been delivered to Purchaser prior to the execution of this Agreement.

     2.25 Substantial Customers and Suppliers. (a) Section 2.25(a) of the Disclosure Schedule lists the ten (10) largest customers of FSBC, on the basis of revenues for goods sold or services provided for the most recently-completed fiscal year and, to the Knowledge of Seller, for the fiscal year thereafter.
Section 2.25(a) of the Disclosure Schedule lists the five (5) largest suppliers of FSBC, on the basis of cost of goods or services purchased for the most recently-completed fiscal year and, to the Knowledge of Seller, for the fiscal year thereafter.

     (b) Except as disclosed in Section 2.25(b) of the Disclosure Schedule, no such customer or supplier has ceased or materially reduced its purchases from, use of the services of, or sales or provision of services to FSBC since the Audited Financial Statement Date, or to the Knowledge of Seller, has threatened to cease or materially reduce such purchases, use, sales or provision of services after the date hereof. Except as disclosed in Section 2.25(b) of the Disclosure Schedule, to the Knowledge of Seller, no such customer or supplier is threatened with bankruptcy or insolvency.

     2.26 Bank and Brokerage Accounts; Investment Assets. Section 2.26 of the Disclosure Schedule sets forth (a) a true and complete list of the names and locations of all banks, trust companies, securities brokers and other financial institutions at which each Company has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship; (b) a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the respective officers, employees, agents or other similar representatives of such Company having signatory power with respect thereto; and (c) a list of each Investment Asset, the name of the record and beneficial owner thereof, the location of the certificates, if any, therefor, the maturity date, if any, and any stock or bond powers or other authority for transfer granted with respect thereto.

     2.27 No Powers of Attorney. Except as set forth in Section 2.27 of the Disclosure Schedule, neither Company has any powers of attorney or comparable delegations of authority outstanding.

     2.28 Accounts Receivable. Except as set forth in Section 2.28 of the Disclosure Schedule, the accounts and notes receivable of each Company reflected on the balance sheet included in the Audited Financial Statements, and all accounts and notes receivable arising subsequent to the Audited Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement, (v) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Audited Financial Statements, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of such Company. Section 2.28 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of each Company. All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for such Company, a perfected security interest in the related collateral, have been taken.

     2.29 Inventory. (a) All inventory of each Company reflected on the balance sheet included in the Audited Financial Statements consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items.

     (b) All items included in the inventory of each Company are the property of such Company, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by such Company on consignment from others and conform in all material respects to all standards applicable to such inventory or its use or sale imposed by Governmental or Regulatory Authorities.

     2.30 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person against Purchaser or either Company for a finder's fee, brokerage commission or similar payment.

     2.31 Disclosure. All material facts relating to the Business or Condition of the Companies have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements and), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

     2.32 Purchase for Investment. The Banner Shares will be acquired by Seller or its designee for its own account for the purpose of investment, it being understood that the right to dispose of such Banner Shares shall be entirely within the discretion of Seller or its designee. Seller shall, and shall cause its designee to, refrain from transferring or otherwise disposing of any of the Banner Shares, or any interest therein, in such manner as to cause Purchaser to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     3.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby including without limitation to issue and transfer (pursuant to this Agreement) the Purchaser Shares.

     3.02 Capitalization. As of November 30, 1996, the authorized capital stock of Purchaser consists of 30,000,000 shares of common stock, of which 23,409,610 shares are outstanding (not including 2,193,867 shares of common stock reserved for issuance pursuant to stock options). All of the foregoing shares and stock options have been duly authorized by all necessary corporate action and all outstanding shares are validly issued, fully paid and nonassessable. Except as set forth in Purchaser's SEC Documents, no subscriptions, options, calls or rights of any kind to purchase or otherwise acquire, and no securities convertible into or exchangeable for, capital stock of Purchaser are outstanding.

     3.03 Authority. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser and, other than the consent of the stockholders of Purchaser referred to in Section 6.01, no other corporate action on the part of Purchaser or its stockholders being necessary under applicable law. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

     3.04 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

     (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

     (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.05 hereto, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

     (c) except as disclosed in Schedule 3.04 hereto, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

     3.05  Governmental Approvals and Filings.  Except as disclosed in Schedule
3.05 hereto, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

     3.06 Legal Proceedings. There are no Actions or Proceedings pending or, to the knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its Assets and Properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     3.07 Banner Shares Authorized. At or before the Closing Date, the Banner Shares to be issued to Seller or its designees, as the case may be, will have been duly authorized by the Board of Directors of Purchaser and, when so issued, will have been validly issued and will be fully paid, non-assessable and free of preemptive rights and rights of refusal.

     3.08 Purchaser SEC Documents. As of their respective dates, Purchaser's SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Purchaser included in such SEC Documents have been prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present the financial position of Purchaser and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

     3.09 No Share Restrictions. The Banner Shares to be issued to Seller or its designees shall not be bound, limited or affected by any agreement, arrangement or proxy, or be restricted as to voting, sale, purchase, transfer or issue, except as restricted by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     3.10 No Undisclosed Liabilities. To the knowledge of Purchaser, Purchaser does not have any Liabilities except (i) Liabilities that are fully reflected in Purchaser's SEC Documents, (ii) Liabilities not required to be reflected in Purchaser's SEC Documents or reserved against in the financial statements incorporated within Purchaser's SEC Documents, and (iii) Liabilities incurred in the ordinary course of business and consistent with past practice since the dates of the respective SEC Documents.

     3.11 Absence of Material Changes. Except as and to the extent set forth in Purchaser's SEC Documents, since the date of the respective SEC Documents, Purchaser has not suffered any change which has had a material adverse effect on its financial condition, assets, liabilities, reserves, business or operations taken as a whole (a "Purchaser Material Adverse Effect") or any development which, individually or together with other such events, would reasonably be expected to result in a Purchaser Material Adverse Effect.

     3.12 Compliance With Law. Purchaser is in material compliance with all laws, regulations and orders applicable to it and its Assets and Properties. Except as set forth in Purchaser's SEC Documents, Purchaser has not received any notification that it is in violation of any such laws, regulations or orders and no such violation exists.

     3.13 Disclosure. No representations or warranties by Purchaser in this Agreement contain any untrue statement of material fact or, when all such representations, warranties and statements are taken as a whole, omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. Purchaser acknowledges that its general counsel is a director of FSBC.

     3.14 Purchase for Investment. The Shares will be acquired by Purchaser (or, if applicable, its assignee pursuant to Section 14.09(b)(i)) for its own account for the purpose of investment, it being understood that the right to dispose of such Shares shall be entirely within the discretion of Purchaser (or such assignee, as the case may be). Purchaser (or such assignee, as the case may
be) will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Seller to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

     3.15 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                              COVENANTS OF SELLER

     Seller covenants and agrees with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified therein or, if no period is specified therein, indefinitely, Seller will comply with all covenants and provisions of this
Article IV, except to the extent Purchaser may otherwise consent in writing.

     4.01 Regulatory and Other Approvals. Seller will, and will cause each Company to, as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Seller or either Company to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation those described in Sections 2.06 and 2.07 of the Disclosure Schedule, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser in connection with the performance of its obligations under Sections 5.01 and 5.02. Seller will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     4.02 Investigation by Purchaser. Seller will, and will cause each Company to, (a) provide Purchaser and its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (together "Representatives") with full access, upon reasonable prior notice and during normal business hours, to all officers, employees, agents and accountants of such Company and its Assets and Properties and Books and Records, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Contracts, Benefit Plans and other Books and Records) concerning the business and operations of such Company as Purchaser or any of such other Persons reasonably may request in connection with such investigation.

     4.03 Conduct of Business. Seller will cause each Company to conduct business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Seller will in the ordinary course of business and in accordance with past practice:

     (a) cause each Company to use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of such Company, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of such Company, (iii) maintain the Assets and Properties of such Company in good working order and condition, ordinary wear and tear excepted, (iv) maintain the good will of customers, suppliers, lenders and other Persons to whom such Company sells goods or provides services or with whom such Company otherwise has significant business relationships and (v) continue all current sales, marketing and promotional activities relating to the business and operations of such Company;

     (b) except to the extent required by applicable Law, (i) cause the Books and Records to be maintained in the usual, regular and ordinary manner, (ii) not permit any material change in (A) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of either Company, or (B) any method of calculating any bad debt, contingency or other reserve of either Company for accounting, financial reporting or Tax purposes and (iii) not permit any change in the fiscal year of either Company;

     (c) (i) use, and will cause each Company to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in
Section 2.21 of the Disclosure Schedule, (ii) to the extent requested by Purchaser prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than the Companies) for the benefit of such Company to continue to be provided at the expense of such Company for at least ninety (90) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (iii) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of each Company to be paid to such Company; and

     (d) cause each Company to comply, in all material respects, with all Laws and Orders applicable to the business and operations of such Company, and promptly following receipt thereof to give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

     4.04  Financial Statements and Reports; Filings.

     (a) As promptly as practicable, Seller will deliver to Purchaser true and complete copies of such other financial statements, reports and analyses as may be prepared or received by Seller or either Company relating to the business or operations of either Company or as Purchaser may otherwise reasonably request.

     (b) As promptly as practicable, Seller will deliver copies of all License applications and other filings made by either Company after the date hereof and before the Closing Date with any

Governmental or Regulatory Authority (other than routine, recurring filings made in the ordinary course of business consistent with past practice).

     4.05 Employee Matters. Except as may be required by Law, Seller will refrain, and will cause each Company to refrain, from directly or indirectly:

     (a) making any representation or promise, oral or written, to any officer, employee or consultant of such Company concerning any Benefit Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Benefit Plan;

     (b) making any increase in the salary, wages or other compensation of any officer, employee or consultant of each Company which such increase constitutes an amount greater than (A) 5% of such officer's, employee's or consultant's salary, wages or compensation or (B) $5,000;

     (c) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which such Company reasonably believes to be the least costly is chosen;

     (d) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan, employment-related Contract or other employee compensation arrangement; or

     (e) terminating, other than for cause as established under ordinary prior conduct of such Company, any employees or inducing any employees to terminate their employment with such Company, transferring such employees out of such Company, or otherwise making such employees unavailable to Purchaser and such Company from and after the Closing Date.

     Seller will cause each Company to administer each Benefit Plan, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Seller will promptly notify Purchaser in writing of each receipt by Seller, each Company (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

     4.06 Certain Restrictions. Without the prior written consent of Purchaser, Seller will cause each Company to refrain from:

     (a) amending its certificate of incorporation or by-laws (or other comparable corporate charter documents) or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of any such corporation;

     (b) authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to such Company, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to such Company;

     (c) declaring, setting aside or paying any dividend or other distribution in respect of the capital stock of such Company, or directly or indirectly redeeming, purchasing or otherwise acquiring any capital stock of or any Option with respect to such Company;

     (d) acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties, other than in the ordinary course of business consistent with past practice;

     (e) (i) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (A) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to Section 2.19(a) or (B) any material License or (ii) granting any irrevocable powers of attorney;

     (f) violating, breaching or defaulting under in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by such Company or any Contract to which such Company is a party or by which any of its Assets and Properties is bound;

     (g) (i) incurring Indebtedness in an aggregate principal amount exceeding $25,000 (net of any amounts of Indebtedness discharged during such period), except for goods or services purchased in the ordinary course of business or
(ii) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of such Company under, any Indebtedness of or owing to such Company;

     (h)  engaging with any Person in any merger or other business combination;

     (i) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $25,000;

     (j) making any change in the lines of business in which they participate or are engaged;

     (k) writing off or writing down any of their Assets and Properties outside the ordinary course of business consistent with past practice; or

     (l)  entering into any Contract to do or engage in any of the foregoing.

     4.07 Affiliate Transactions. Except for the intercompany debt between Seller and FSBC (the "Intercompany Debt") and the Helmner Agreements, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between Seller, any officer, director or Affiliate (other than the Companies) of Seller, on the one hand, and either Company, on the other, will be paid in full, and Seller will terminate and will cause any such officer, director or Affiliate to terminate each Contract with such Company. Immediately prior to the Closing, the Intercompany Debt will be converted into a capital contribution into FSBC and Seller shall have no claims against FSBC or Purchaser for the Intercompany Debt. Prior to the Closing, neither Company will enter into any Contract or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.19(a)(vii) of the Disclosure Schedule), with Seller or any such officer, director or Affiliate.

     4.08 Books and Records. On the Closing Date, Seller will deliver or make available to Purchaser at the offices of each Company all of the Books and Records, and if at any time after the Closing Seller discovers in its possession or under its control any other Books and Records, it will forthwith deliver such Books and Records to Purchaser.

     4.09 Fulfillment of Conditions. Seller will execute and deliver at the Closing each Operative Agreement that Seller is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not, and will not permit either Company to, take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

     4.10 No Solicitations. Prior to the Closing Date, Seller agrees (a) that neither it nor any of its Affiliates shall, directly or indirectly, initiate or solicit any inquiry, proposal or offer with respect to a merger, consolidation or other business combination including either of the Bellyloading Companies or any acquisition or similar transaction involving the purchase of (i) all or any significant portion of the assets of the Bellyloading Companies taken as a whole, or (ii) all of the outstanding shares of the Bellyloading Companies (an "Alternative Proposal"), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify Purchaser immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it or any of such persons or groups; provided, however, that nothing contained in this Section 4.10 shall prohibit the Board of Directors of Seller from entering into discussions or negotiations with any person or group that makes an unsolicited bona fide Alternative Proposal, if, and only to the extent that, (A) the Board of Directors of Seller determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to its stockholder imposed by law, (B) such Alternative Proposal is more favorable to Seller's stockholder than the transactions contemplated by this Agreement, and (C) Seller keeps Purchaser informed of the status and all material information with respect to any such discussions or negotiations. Nothing in this Section 4.10 shall (x) permit Seller to terminate this Agreement (except as specifically provided in Article
XII), (y) permit Seller to enter into any agreement with respect to an Alternative Proposal for so long as this Agreement remains in effect (it being agreed that for so long as this Agreement remains in effect, Seller shall not enter into any agreement with any person or group that provides for, or in any way facilitates, an Alternative Proposal), or (z) affect any other obligation of Seller under this Agreement.


                                   ARTICLE V

                             COVENANTS OF PURCHASER

     Purchaser covenants and agrees with Seller that, at all times from and after the date hereof until the Closing, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Seller may otherwise consent in writing.

     5.01 Regulatory and Other Approvals. Purchaser will as promptly as practicable (a) take all commercially reasonable steps necessary or desirable to obtain all consents, approvals or actions of, make all filings with and give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, including without limitation the consent of the stockholders of Purchaser to the issuance of the Banner Shares as required by Rule 312.03 of The New York Stock Exchange and the other transactions contemplated hereby and those additional consents described in Schedules 3.04 and 3.05 hereto, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Seller or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Seller and each Company in connection with the performance of their obligations under Sections 4.01. Purchaser will provide prompt notification to Seller when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Seller of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     5.02 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is hereby required to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Seller contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder to purchase the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

     6.01 Representations and Warranties. Each of the representations and warranties made by Seller in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all respects on and as of such earlier date (except if any breaches of such representations and warranties have not, in the aggregate, resulted in, and would not reasonably be expected to result in, a material adverse effect on either Company).

     6.02 Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

     6.03 Officers' Certificates. Seller shall have delivered to Purchaser a certificate, dated the Closing Date and executed in the name and on behalf of Seller by the Chairman of the Board, the President or any Vice President of Seller, substantially in the form and to the effect of Exhibit B hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Seller, substantially in the form and to the effect of Exhibit C hereto.

     6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser, either Company or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

     6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser and Seller to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser,
(c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements.

     6.06 Third Party Consents. The consent of the stockholders of Purchaser to the issuance of Banner Shares and the other transactions contemplated hereby required by Rule 312.03 of

The New York Stock Exchange shall have been obtained. In addition to such consent of the stockholders of Purchaser, the consents (or in lieu thereof waivers) listed in Section 6.06 of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Purchaser and Seller of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any material Contract to which Purchaser, Seller or either Company is a party or by which any of their respective Assets and Properties are bound (a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser or the Business or Condition of the Companies or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

     6.07 Resignations of Directors and Officers. Such members of the board of directors and such officers of each Company as are designated in a written notice delivered at least two (2) Business Days prior to the Closing Date by Purchaser to Seller shall have tendered, effective at the Closing, their resignations as such directors and officers.

     6.08 Escrow Agreement. Seller, Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

     6.09 Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     6.10 Fairness Opinion. Purchaser shall have received the written opinion of Houlihan, Lokey, Howard & Zukin, Inc., the financial adviser to Purchaser, dated the Closing Date, to the effect that the transactions contemplated by this Agreement, taken as a whole, are fair to the holders of Purchaser's common stock (other than Seller) from a financial point of view.

     6.11 1997 EBT Loss. Prior to the Closing, Seller shall have paid to the Companies, as a contribution to capital, an amount equal to the EBT Loss, if any, incurred by the Companies from June 30, 1996 to the Closing Date. Neither the Seller nor the Companies shall make a cash payment, nor be obligated to make a cash payment after the Closing if it is determined that the amount contributed by the Seller to the Companies prior to the Closing does not equal the EBT Loss, if any, incurred by the Companies as of March 31, 1997, as finally determined.

                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller hereunder to sell the Shares are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

     7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date (except if any breaches of such representations and warranties have not, in the aggregate, resulted in, and would not reasonably be expected to result in, a Purchaser Material Adverse Effect).

     7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

     7.03 Officers' Certificates. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed in the name and on behalf of Purchaser by the Chairman of the Board, the President, any Vice President or Treasurer of Purchaser, substantially in the form and to the effect of Exhibit D hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit E hereto.

     7.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law that became effective after the date of this Agreement restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements.

     7.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Seller and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements shall have occurred.

     7.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Seller of its obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the material Contracts listed in Section 7.06 of the Disclosure Schedule (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

     7.07 Escrow Agreement. Seller, Purchaser and the Escrow Agent shall have executed and delivered the Escrow Agreement.

     7.08 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

     7.09 Registration Rights Agreement. Purchaser shall have executed and delivered to Seller an amendment, substantially in the form of Exhibit F hereto, to the Registration Rights Agreement, dated as of August 2, 1990, as amended, between Purchaser and Banner Aerospace Holding Company II, Inc.

                                  ARTICLE VIII

                       TAX MATTERS AND POST-CLOSING TAXES

     As FSBC is a Swedish corporation, Purchaser and Seller intend that the following tax language (i) incorporates all Swedish tax authority that parallels the U.S. federal income tax law and (ii) has the full force and effect under such Swedish tax authority.

     8.01 Transfer Taxes. Seller and Purchaser shall each pay half of all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar Taxes and fees

("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement. Seller shall file all necessary documentation and Returns with respect to such Transfer Taxes.

     8.02 Tax Periods Ending on or Before the Closing Date. Seller shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Companies for all periods ending on or prior to the Closing Date, which are filed after that Date. Seller shall permit Purchaser to review and comment on each Tax Return described in the preceding sentence prior to filing. Purchaser shall provide Seller (at Seller's sole cost and expense) with all assistance reasonably requested by Seller to prepare or cause to be prepared or to file or cause to be filed such Tax Returns. Seller shall indemnify Purchaser and its Affiliates for Taxes of the Companies with respect to such periods to the extent such Taxes are not reflected in the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Financial Statements.

     8.03 Taxes for Stub Period. Seller and Purchaser will, to the extent permitted by applicable law, elect with the relevant state and local taxing authorities to close the taxable period of the Companies on the Closing Date. In any case where applicable law does not permit the Companies to close its taxable year on the Closing Date, Purchaser will cause to be prepared and duly filed all Tax Returns relating to Taxes of the Companies for any taxable period which includes and ends after the Closing Date (the "Stub Period"), provided, however, that Seller shall provide Purchaser (at no cost to Purchaser or either Company) with all assistance requested by Purchaser or either Company that Purchaser or such Company reasonably deems necessary to prepare or cause to be prepared or to file or cause to be filed all Tax Returns.

     8.04 Consistent Tax Treatment. Seller and Purchaser agree to report the transfer of the Shares to Purchaser in exchange solely for the Banner Shares on their Federal and state income tax returns as a reorganization under sec.368(a)(1)(B) of the Code.

     8.05 sec.338. Purchaser is responsible for, and shall not be indemnified for, any taxes arising out of an affirmative election, but not a deemed election, under of the Code, and Purchaser shall not make any affirmative election under sec.338 of the Code regarding the transactions contemplated by the Stock Exchange Agreement. In the event of a deemed election under Code sec.338, any reduction in tax payable by Purchaser as a result of such deemed election shall result in payment by Purchaser to Seller of an amount equal to the reduction in actual tax otherwise payable by Purchaser. Said payment shall be made at the time the Tax Return reflecting such reduction in tax is filed by Purchaser.

     8.06 Books and Records. Purchaser shall retain the books and records necessary for preparing the Companies' tax returns for a period of six years following the Closing Date and shall not dispose of such books and records thereafter until after giving 30 days' notice to Seller. Purchaser shall provide Seller with copies of such books and records as Seller may reasonably request. Purchaser and Seller shall cooperate in the preparation of Tax Returns and the conduct of audits and examinations, which cooperation shall include making relevant books and records reasonably available and providing reasonable access to necessary personnel.

                                   ARTICLE IX

                           EMPLOYEE BENEFITS MATTERS

     9.01 Employment and Benefits. Effective as of the Closing, Purchaser shall have sole discretion regarding the hiring and retention of employees of each Company, including, without limitation, sole discretion regarding whether to hire as employees any individual who is or was employed by such Company at any time prior to the Closing (each such individual, an "Employee"). In addition, Purchaser shall have (i) sole discretion regarding the terms and conditions of employment, including without limitation compensation and employee benefits, to be provided to the employees of each Company from and after the Closing and (ii) sole responsibility, effective as of the Closing, for (A) compensation and employee benefits for all Employees and (B) any benefits or payments due to Employees under any Benefit Plan or severance, termination or change of control agreement by reason of any Employee's termination from employment ("Severance Costs") following the Closing Date.

     9.02 No Assumption or Continuity of Liabilities. Notwithstanding anything to the contrary in subclause (ii)(B) of Section 9.01 above, Seller and its Affiliates (other than the Companies) shall have sole responsibility for any Severance Costs arising out of (i) any Employee's termination from employment on or prior to the Closing Date or (ii) the execution or delivery of this Agreement or the transactions contemplated hereby. Additionally, Purchaser shall not assume, and Seller and its Affiliates (other than the Companies) shall be solely responsible for, any and all Liabilities to Employees arising out of the employment of the Employees by Seller, each Company and any of their Affiliates on or prior to the Closing Date (other than accrued vacation or sick pay set forth on the Audited Balance Sheet which shall be assumed by Purchaser) including, without limitation, any and all Liabilities that have accrued or arisen under or in connection with any Benefit Plan. Without limiting the foregoing sentence, Seller shall be solely responsible for (i) any accrued benefits of Employees under any Benefit Plans that are Qualified Plans or any other Pension Benefit Plans, (ii) any benefits or payments due to Employees under any Benefit Plan or severance, termination or change of control agreement by reason of any Employee's termination from employment on or prior to the Closing Date, the execution or delivery of this Agreement or the transactions contemplated under this Agreement, (iii) any Liability under the Worker Adjustment and Retraining Notification Act, as amended, arising out of events occurring on or prior to the Closing Date, (iv) any Liability with respect to health care continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, arising out of the cessation of coverage of any Employee under any Benefit Plan that is a medical or dental plan, (v) any Liability with respect to retiree medical, dental or life insurance coverage provided under any Benefit Plan, (vi) all expenses and benefits for claims under any medical or dental Benefit Plans for any Employee or any covered dependents of the same in respect of medical treatment or services rendered or expenses incurred prior to the Closing Date and (vii) all expenses and benefits for claims under any life insurance or disability Benefit Plans but only with respect to events which give rise to any such claims that occur prior to the Closing Date.

                                   ARTICLE X

       SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     10.01 Survival of Representations, Warranties, Covenants and
Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the affairs of each Company or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (a) indefinitely with respect to (i) the representations and warranties contained in Sections 2.02, 2.04, 2.05, 2.30,
3.03 and 3.15 and (ii) the covenants and agreements contained in Sections 1.03,
14.03 and 14.05; (b) until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to matters covered by Section 2.12 and
Article VIII and (insofar as they relate to ERISA or the Code) Section 2.15 and
Article IX; (c) until not later than the third anniversary of the Closing Date in the case of all other representations and warranties and any covenant or agreement to be performed in whole or in part on or prior to the Closing or (d) with respect to each other covenant or agreement contained in this Agreement, until sixty (60) days following the last date on which such covenant or agreement is to be performed; provided that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (b), (c) or (d) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given under Article XI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article XI.

                                   ARTICLE XI

                                INDEMNIFICATION

     As FSBC is a Swedish corporation, Purchaser and Seller intend that the following tax language (i) incorporates all Swedish tax authority that parallels the U.S. federal income tax law and (ii) has the full force and effect under such Swedish tax authority.

     11.01 Tax Indemnification; Post-Closing Adjustments; Notification; Control; Refunds.

     (a) After the Closing Date, Seller will indemnify and hold harmless the Purchaser Indemnified Parties from and against any and all claims, actions, causes of action, liabilities, losses, damages, and reasonable out-of-pocket expenses and costs resulting from, arising out of or relating to Taxes for all taxable periods or portions thereof ending on or before the Closing Date, and as provided in subsection (b) below, for the Stub Period, including, without limitation, any Tax liability (other than a Transfer Tax liability) incurred in connection with the transactions to be executed pursuant to this Agreement, including the sale of the Shares.

     (b) The liability for Taxes for the Stub Period for which Seller will indemnify and hold harmless the Purchaser Indemnified Parties pursuant to
Section 11.01(a) shall be determined as the Tax Liability that would have resulted had the last day of the period been the Closing Date, and had the books of the Companies been closed on that date, and using the actual tax rate imposed on a particular category of income under the applicable taxing jurisdiction.

     (c) Taxes other than income Taxes (but not Transfer Taxes) for which the last day of the taxable period is not the Closing Date, will be allocated pro rata per day.

     (d) Any amount payable by Seller as computed by the Purchaser Indemnified Parties under this Section 11.01 will be remitted to Purchaser at least three
(3) Business Days prior to the due date of the respective Tax Returns (with interest being imposed at the underpayment rate, as that term is defined in Code sec.6621, for any late payment). Any amount payable by Purchaser as computed by Seller under this Section 11.01 will be remitted to Seller at least three (3) Business Days prior to the due date of the respective Tax Returns (with interest imposed at the underpayment rate, as that term is defined in Code sec.6621, for any late payment).

     (e) Seller shall have the right to control any audit or examination relating to Taxes by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes of the Companies for all taxable periods or portions thereof prior to or including the Closing Date.

     (f) Any reduction in tax payable by Purchaser for a Post-Closing Period as a result of utilization of net operating loss carryforwards or tax credit carryforwards of each Company originating in a Pre-Closing Period shall not result in payment by Purchaser to Seller of the reduction in actual tax otherwise payable by Purchaser to the extent such net operating loss carryforwards or tax credit carryforwards had not been reflected in the Audited Balance Sheet.

     (g) In the event there is an adjustment to Seller's tax liability that:

          (i) results in an increase in the liability of the Fairchild tax consolidated group or the use of loss carrybacks and carryforwards, credits and deductions of any member of the Fairchild tax consolidated group,

          (ii) is solely attributable to the failure of the transfer of the Shares to Purchaser in exchange solely for Banner Shares to qualify as a tax-free reorganization under sec. 368(a)(1)(B) of the Code, which failure occurred solely by virtue of the Banner Shares being paid in installments, as provided in Section 1.01 of the Agreement and

          (iii) is subject to a Final Determination, then Purchaser shall issue shares of Banner Common Stock ("Banner Indemnification Shares") to Fairchild equal in value to fifty percent of the federal and state income tax liability incurred by the Fairchild tax consolidated group as a result of the above Final Determination. The Banner Indemnification Shares shall be delivered to Fairchild free and clear of all Liens by delivery of a certificate or certificates in genuine and unaltered form, with the requisite stock transfer stamps, if any, attached. The value of the Banner Indemnification Shares will be based on the average of the closing sales prices of Banner Common Stock as reported on the NYSE Composite Tape on each of the fifteen (15) consecutive trading days next preceding the fifth trading day prior to the issuance date.

     11.02 Other Indemnification.

     (a) Subject to paragraph (c) of this Section and the other Sections of this
Article XI, Seller shall indemnify the Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses (excluding consequential damages) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any of the matters disclosed in Section 2.11 or 2.13 of the Disclosure Schedule or any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement. Notwithstanding the foregoing, Seller shall only be required to indemnify Purchaser Indemnified Parties for Losses relating to any matters disclosed in Section 2.11 of the Disclosure Schedule which have accrued prior to or as of the Closing Date.

     (b) Subject to paragraph (c) of this Section and the other Sections of this
Article XI, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses (excluding consequential damages) suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement.

     (c) No amounts of indemnity shall be payable in the case of a claim in respect of a Loss arising under paragraph (a) or paragraph (b) of this Section
11.02 (A) unless and until the Indemnified Parties thereunder have suffered, incurred, sustained or become subject to Losses referred to in paragraph (a) or paragraph (b), as the case may be, of this Section 11.02 in excess of $75,000 in the aggregate; in which event such Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses; and (B) unless upon payment thereof the Indemnified Parties thereunder have received payments in respect of claims made under paragraph (a) or paragraph (b), as the case may be, of this
Section 11.02 of $5,000,000 or less in the aggregate; provided that this paragraph (c) shall not apply to any of the matters disclosed in Section 2.11 or
2.13 of the Disclosure Schedule or a breach of a representation or warranty contained in Section 2.02, 2.04, 2.06, 3.03 or 3.04 or to a breach of a covenant contained in Section 1.03, 14.03 or 14.05. No amounts of indemnity shall be payable in the case of a claim in respect of a Loss arising under paragraphs (a) or (b) of this Section 11.02 after the 1998 Return Closing Date or the 1999 Return Closing Date, as the case may be, if Purchaser has elected to exercise its Rescission Right. Notwithstanding the foregoing, a claim in respect of a Loss arising under paragraph (a) of this
Section 11.02 relating to a breach of the representation and warranty contained in Section 2.04 shall not be payable until after the 1999 Return Closing Date and only if Purchaser has elected not to exercise its Rescission Right.

     11.03 Method of Asserting Claims. All claims for indemnification by any Indemnified Party under Section 11.02 will be asserted and resolved as follows:

     (a) In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 11.02 is asserted against or sought to be collected from such Indemnified Party by a Person other than Fairchild or any Affiliate of Seller or of Purchaser (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section
11.02 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

          (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this
     Section 11.03(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full). The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 11.02 with respect to any Third Party Claim as to which it elects to control the defense. The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party which makes representation of both parties inappropriate under applica-

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

     ble standards of professional conduct or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party. Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 11.02 with respect to such Third Party Claim.

          (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 11.03(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.

          (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 11.02 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section
     11.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following its final determination. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

     (b)  In the event any Indemnified Party should have a claim under Section
11.02 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 11.02 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following its final determination. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                                  ARTICLE XII

                                  TERMINATION

     12.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

     (a) at any time before the Closing, by mutual written agreement of Seller and Purchaser;

     (b) at any time before the Closing, by Seller or Purchaser, (i) in the event of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within ten (10) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts (including the failure of the stockholders of Purchaser to consent to the issuance of the Banner Shares and the other transactions contemplated hereby) if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

     (c) at any time after December 31, 1997 by Seller or Purchaser upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.


     (d) by Seller if the Board of Directors of Seller determines in good faith that termination of the Agreement is required for the Board of Directors to comply with its fiduciary duties to its stockholder imposed by law by reason of an unsolicited bona fide Alternative Proposal meeting the requirements of clauses (A) and (B) of Section 4.10 having been made; provided that Seller shall have complied with the provisions of clause (C) of Section 4.10 and shall notify Purchaser promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to such Alternative Proposal; and provided further that Seller's ability to terminate this Agreement pursuant to this paragraph (d) is conditioned upon the prior payment by Seller to Purchaser of any amounts owed by it pursuant to Section 12.02(b).



     12.02 Effect of Termination. (a) If this Agreement is validly terminated pursuant to Section 12.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Seller or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section
14.03 and confidentiality in Section 14.05 and the provisions of this Section
12.02 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 12.01(b) or (c), Seller will remain liable to Purchaser for any willful breach of this Agreement by Seller existing at the time of such termination, and Purchaser will remain liable to Seller for any willful breach of this Agreement by Purchaser existing at the time of such termination, and Seller or Purchaser may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.


     (b) In the event that any person or group shall have made an Alternative Proposal and thereafter this Agreement is terminated by Seller pursuant to
Section 12.01(d) then Seller shall pay to Purchaser, by wire transfer of same day funds, on the date of termination, (x) a reasonable termination fee and (y) an amount equal to all documented out-of-pocket expenses and fees incurred by Purchaser in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and expenses payable to investment banking firms and other financial institutions and persons and their respective agents and counsel for acting as Purchaser's financial advisor with respect to the transactions contemplated by this Agreement).


                                  ARTICLE XIII

                                  DEFINITIONS

     13.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

     "1998 EBT" means the Companies EBT for the twelve months ended March 31, 1998.

     "1998 EBT Threshold" means the product of (i) $750,000, times (ii) the quotient obtained by dividing (x) the 1998 EBT adjusted to eliminate any effect of hedge positions related to sales to Delta Air Lines and (y) the 1998 EBT adjusted on the basis that all sales to Delta Air Lines were reported using a Swedish krona rate of 6.8 kronas to 1 U.S. dollar during the applicable period.

     "1998 Income Statement" has the meaning ascribed to it in Section
1.01(d)(i).

     "1998 Return Closing Date" has the meaning ascribed to it in Section 1.01(d)(i).

     "1999 Income Statement" has the meaning ascribed to it in Section 1.01(c).

     "1999 Return Closing Date" has the meaning ascribed to it in Section 1.01(d)(ii).

     "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

     "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

     "Agreement" means this Stock Exchange Agreement and the Exhibits, the Disclosure Schedule and the Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.03, as the same shall be amended from time to time.


     "Alternative Proposal" has the meaning ascribed to it in Section 4.10.



     "Alternative Proposal Closing Date" has the meaning ascribed to it in
Section 1.01(e).

     "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

     "Audited Balance Sheet" means the balance sheet of the Companies for the fiscal year ended June 30, 1996 delivered to Purchaser pursuant to Section 2.09.

     "Audited Financial Statement Date" means June 30, 1996.

     "Audited Financial Statements" means the Financial Statements of the Companies delivered to Purchaser pursuant to Section 2.09.

     "Average EBT" means the quotient obtained by dividing (a) the sum of (x) the Companies' EBT for the twelve months ended March 31, 1998 plus (y) the Companies' EBT for the twelve months ended March 31, 1999, by (b) two.

     "Average EBT Threshold" means the product of (i) $500,000 times (ii) the quotient obtained by dividing (x) the Average EBT adjusted to eliminate any effect of hedge positions related to sales to Delta Air Lines and (y) the Average EBT adjusted on the basis that all sales to Delta Air Lines were reported using a Swedish krona rate of 6.8 kronas to 1 U.S. dollar during the applicable period.

     "Average Purchaser Price" means the average of the closing sales prices of the common stock of Purchaser as reported on the NYSE Composite Tape on each of the fifteen (15) consecutive trading days next preceding the fifth trading day prior to the Closing Date.

     "Banner Common Stock" has the meaning ascribed to it in Section 1.01(a).

     "Banner Shares" has the meaning ascribed to it in Section 1.01(a).

     "Benefit Plan" means any Plan (i) that, as of the date hereof or as of the Closing Date, is established or maintained by either or the Companies, (ii) to which either of the Companies contributes or has an obligation to contribute, or
(iii) under which any employee, former employee, director or former director of either of the Companies or any beneficiary thereof is covered, is eligible for coverage or has benefit rights by reason of service with either of the Companies, or (iv) that is or was a Defined Benefit Plan during the six-year period preceding the date hereof, and at any time during such period has been maintained or contributed to by Seller, the Companies or any ERISA Affiliate.

     "Books and Records" means all of the Companies' files, documents, instruments, papers, books and records, including without limitation financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

     "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

     "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

     "Business or Condition of the Companies" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Companies.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

     "CERCLIS" means the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. sec.300.5.

     "Claim Notice" means written notification pursuant to Section 11.03(a) of a Third Party Claim as to which indemnity under Section 11.02 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 11.02, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

     "Closing" means the closing of the transactions contemplated by Section
1.01.

     "Closing Date" means (a) the third Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections 6.04 through 6.06 and Sections 7.04 through 7.06 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Seller mutually agree upon in writing.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Companies" has the meaning ascribed to it in the forepart of this Agreement.

     "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

     "Defined Benefit Plan" means each Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

     "Disclosure Schedule" means the record delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

     "Dispute Period" means the period ending thirty (30) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

     "EBT" means the "Pre-Tax Income (Loss)" of the Companies as set forth in the Companies' financial statements.

     "EBT Loss" means a negative "Pre-Tax Income (Loss)" of the Companies' as set forth in the Companies' financial statements.

     "Employee" has the meaning ascribed to it in Section 9.01.

     "Environmental Claim" means any written or oral notice, claim, demand or other communication (collectively, a "claim") alleging or asserting liability for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, fines or penalties arising out of, based on or resulting from
(a) a Release or threatened Release, of any Hazardous Material at any location or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Law" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. 1802 et seq.; the

Solid Waste Disposal Act, also known as the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.; Emergency Planning and Community Right-to-Know Act, 42 U.S.C. 11001 et seq.; the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. 300(f) et seq.; the Clean Air Act, 42 U.S.C. 7401 et seq.; and all analogous state, local and foreign counterparts.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any Person who is in the same controlled group of corporations or who is under common control or, solely for purposes of liability under Section 412 of the Code or Section 302 of ERISA, who is otherwise treated as a single employer (all as determined under Section 414 of the Code), with either of the Companies or, before the Closing, with Seller.

     "Escrow Agent" has the meaning ascribed to it in Section 1.02.

     "Escrow Agreement" has the meaning ascribed to it in Section 1.02.

     "Exchange Act" has the meaning ascribed to it in Section 3.08.

     "Fairchild" means The Fairchild Corporation, a Delaware corporation and the parent of Seller.

     "Federal Tax" means any Tax imposed under Subtitle A of the Code.

     "Final Determination" means with respect to Federal Taxes, a "determination" as defined in Section 1313(a) of the Code or execution of an Internal Revenue Service Form 870AD and, with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise (including the expiration of a statute of limitations or a period for the filing of claims for refunds, amended returns or appeals from adverse determinations).

     "Financial Statements" means the financial statements of the Companies delivered to Purchaser pursuant to Section 2.09.

     "First Installment Shares" has the meaning ascribed to in Section 1.01(b).

     "First Installment Shares Value" means the product of the number of First Installment Shares times the Average Purchaser Price.

     "FSBC" has the meaning ascribed to it in the forepart of this Agreement.

     "FSBC Capital Stock" means the capital stock of FSBC.

     "FSBC Shares" has the meaning ascribed to it in the forepart of this Agreement.

     "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

     "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country, any domestic or foreign state, county, city or other political subdivision, and any entity established by legislation having the power to issue orders lawfully binding any party to this Agreement.

     "Hazardous Material" means (A) any petroleum or petroleum products, and petroleum wastes; radioactive materials; asbestos, urea formaldehyde foam insulation; and polychlorinated biphenyls ("PCBs"); (B) any materials, wastes or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," or "toxic pollutants."

     "Helmner Agreements" means the following agreements: (i) the Employment Agreement, dated September 9, 1994, by and between FSBC and Anders Helmner; (ii) the Profit Sharing Agreement, dated September 9, 1994, by and between FSBC and Lena Patent AB; and (iii) the Agreement Regarding Patents, dated September 9, 1994, by and among FSBC, Lena Patent AB and Anders Helmner.

     "Income Statements" has the meaning ascribed to it in Section 1.01(c).

     "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "Indemnified Party" means any Person claiming indemnification under any provision of Article XI.

     "Indemnifying Party" means any Person against whom a claim for indemnification is being asserted under any provision of Article XI.

     "Indemnity Notice" means written notification pursuant to Section 11.03(b) of a claim for indemnity under Article XI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

     "Independent Accountant" has the meaning ascribed to it in Section 1.01(c).


     "Independent Investment Banking Firm" has the meaning ascribed to it in
Section 1.01(e).


     "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

     "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by either of the Companies and issued by any Person other than the Companies.

     "IRS" means the United States Internal Revenue Service.

     "Knowledge of Seller" or "Known to Seller" means the actual knowledge of any officer or director of Seller or either Company including, without limitation, the actual knowledge of Michael Alcox, Anders Helmner, Tom Flaherty and Bob Busey.

     "Laws" means all laws, statutes, rules, regulations, ordinances and other decisions, opinions and pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

     "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

     "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, franchises and similar consents granted or issued by any Governmental or Regulatory Authority and any notices, filings, requests or registrations required to be submitted to any Governmental or Regulatory Authority.

     "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

     "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

     "Net Operating Assets" means (a) the sum of (x) any Indebtedness between either of the Companies and Fairchild or any Affiliate of Fairchild (including the Purchaser and Purchaser's Affiliates), and (y) the Companies' net worth as defined in GAAP, minus (b) the Companies' goodwill.


     "Negotiated Average EBT " has the meaning ascribed to it in Section
1.01(e).


     "NPL" means the National Priorities List under CERCLA.

     "Operative Agreements" means any support or other agreements to be entered into in connection with the transaction.

     "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or
(ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

     "Order" means any writ, judgment, decree, injunction or similar order lodged with or issued by any Governmental or Regulatory Authority (in each such case whether proposed, preliminary or final).

     "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

     "Pension Benefit Plan" means each Benefit Plan which is a pension benefit plan within the meaning of Section 3(2) of ERISA.

     "Permitted Lien" means (i) any Lien for current Taxes not yet due or delinquent or Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any Lien arising in the ordinary course of business for sums not now due or sums being contested in good faith by appropriate proceedings, (iii) any Lien described in Section 13.01 of the Disclosure Schedule and (iv) covenants, conditions and restrictions of record arising in the ordinary course of business consistent with past practice, which covenants, conditions and restrictions are not violated by existing uses or improvements, do not materially interfere with the use of the property in the conduct of either Company's business, do not affect the merchantability of title or contain any provision for reversion or forfeiture and do not, individually or in the aggregate with other such Liens, materially impair the value of the property subject to such Lien.

     "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

     "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation, change of control or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

     "Post-Closing Period" has the meaning ascribed to it in Section 11.01(f).

     "Pre-Closing Period" has the meaning ascribed to it in Section 11.01(f).

     "Process Agent" has the meaning ascribed to it in Section 14.11.

     "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

     "Purchaser Indemnified Parties" means Purchaser and its officers, directors, employees, agents and Affiliates.

     "Purchaser Material Adverse Effect" has the meaning ascribed to it in
Section 3.11.

     "Qualified Plan" means each Benefit Plan which is intended to qualify under
Section 401 of the Code.

     "Real Property Leases" has the meaning ascribed to it in Section 2.16(a).

     "Rescission Right" means Purchaser's right to cause Seller to take back all of the Shares in exchange for the First Installment Shares. If Purchaser elects to exercise its Rescission Right then the parties agree as follows: (i) if there has been a decrease in the Companies Net Operating Assets since March 31, 1997, then the Purchaser shall pay Seller an amount in cash equal to such Net Operating Assets decrease; (ii) if there has been an increase in the Companies Net Operating Assets since March 31, 1997, then the Seller shall pay the Purchaser an amount in cash equal to such Net Operating Assets increase; and
(iii) the Seller shall pay the Purchaser 50% of the Companies EBT Losses, if any. Notwithstanding the foregoing, the amounts owed pursuant to the previous sentence can be netted against the other party's obligations.

     "Release" means any the presence, release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, subsurface strata and ground water.

     "Representatives" has the meaning ascribed to it in Section 4.02.

     "Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

     "SBIC" has the meaning ascribed to it in the forepart of this Agreement.

     "SBIC Common Shares" means the common stock, no par value, of SBIC.

     "SBIC Shares" has the meaning ascribed to it in the forepart of this Agreement.

     "SEC Documents" means each form, report, schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed with the Securities and Exchange Commission.

     "Second Installment Shares" has the meaning ascribed to in Section 1.01(c).

     "Seller" has the meaning ascribed to it in the forepart of this Agreement.

     "Seller Indemnified Parties" means Seller and its officers, directors, employees, agents and Affiliates.

     "Severance Costs" has the meaning ascribed to it in Section 9.01.

     "Shares" has the meaning ascribed to it in the forepart of this Agreement.

     "Stub Period" has the meaning ascribed to it in Section 8.03.

     "Subject Defined Benefit Plan" means each Defined Benefit Plan that is a Benefit Plan.

     "Tangible Personal Property" has the meaning ascribed to it in Section
2.17.

     "Tax Returns" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes the Companies.

     "Taxes" means any federal, state, county, local or foreign taxes, charges, fees, levies, other assessments, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability.

     "Third Party Claim" has the meaning ascribed to it in Section 11.03(a).

     "Transfer Taxes" has the meaning ascribed to it in Section 8.01.

     (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender;
(ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of each Company. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XIV

                                 MISCELLANEOUS

     14.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

     If to Purchaser, to:

     Banner Aerospace, Inc.
     P.O. Box 20260
     300 West Service Road
     Washington, D.C. 20041
     Facsimile No.: (703) 478-5795
     Attn: Warren Persavich

     with a copy to:

     Milbank, Tweed, Hadley & McCloy
     One Chase Manhattan Plaza
     New York, New York 10005
     Facsimile No.: (212) 530-5219
     Attn: Stephen J. Blauner, Esq.

     If to Seller, to:

     RHI Holdings, Inc.
     c/o The Fairchild Corporation
     300 West Service Road
     Chantilly, Virginia 20153
     Facsimile No.: (703) 478-5775
     Attn: Donald E. Miller, Esq.

     All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     14.02 Entire Agreement. This Agreement and the Operative Agreements supersedes all prior discussions, representations and warranties and agreements between the parties with respect to the subject matter hereof and thereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     14.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in the proviso below and in Section 12.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses, and Seller shall pay the costs and expenses of each Company, incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby.

     14.04 Public Announcements. At all times at or before the Closing, Seller and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom either Company sells goods or provides services or with whom either Company otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof. Seller and Purchaser will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

     14.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning either Company's business furnished by Seller hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

     14.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     14.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     14.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article XI.

     14.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder (including without limitation its rights under Article XI) to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     14.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     14.11 Submission to Jurisdiction; Waivers. Each of Purchaser and Seller irrevocably agrees that any Action or Proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect thereof brought by the other party hereto or its successors or assigns, may be brought and determined in the Supreme Court of the State of New York in New York County or in the United States District Court for the Southern District of New York, and each of Purchaser and Seller hereby irrevocably submits with regard to any such Action or Proceeding for itself and in respect to its Assets and Properties, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each of Purchaser and Seller hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise in any Action or Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this
Section 14.11, that it or its Assets and Properties are exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts, and to the fullest extent permitted by applicable Law, that the Action or Proceeding in any such court is brought in an inconvenient forum, that the venue of such Action or Proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of Purchaser and Seller hereby irrevocably designates CT Corporation System (in such capacity, the "Process Agent"), with an office at 1633 Broadway, New York, New York 10019, as their respective designee, appointee and agent to receive, for and on their behalf service of process in such jurisdiction in any Action or Proceeding with respect to this Agreement, but for no other purpose, and such service shall be deemed complete upon delivery thereof to the Process Agent. Each of Purchaser and Seller further irrevocably consents to the service of process out of any of the aforementioned courts in any such Action or Proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgement of receipt of such registered mail. Nothing herein shall affect the right of either party to serve process in any other manner permitted by Law or to commence any Action or Proceeding or otherwise proceed against the other party in any other jurisdiction in which the other party may be subject to suit.

     14.12 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

     14.13 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York applicable to a Contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

     14.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                          BANNER AEROSPACE, INC.


                                          By: /s/ GENE JURIS
                                            ------------------------------------
                                            Name: Gene Juris
                                            Title: Vice President--Finance and
                                                   Secretary


                                          RHI HOLDINGS, INC.


                                          By: /s/ COLIN COHEN
                                            ------------------------------------
                                            Name: Colin Cohen
                                            Title: Vice President and
                                                   Chief Financial Officer

                                                                         ANNEX B

                [HOULIHAN, LOKEY, HOWARD, & ZUKIN LETTERHEAD]


May 13, 1997


To the Special Committee of the Board of Directors of Banner Aerospace, Inc.

To the Board of Directors of Banner Aerospace, Inc.

Committee Members and Directors:

     We understand that Banner Aerospace, Inc. (the "Company") is considering acquiring the Fairchild Scandinavian Bellyloading Company AB ("FSBC") and Scandinavian Bellyloading International, Inc. ("SBIC", and together with FSBC, the "Bellyloading Companies") from RHI Holdings, Inc. ("RHI"), a wholly owned subsidiary of The Fairchild Corporation ("Fairchild"). Pursuant to the terms of the Stock Exchange Agreement, the Company has agreed, subject to the terms and conditions set forth therein, to issue to RHI or its designee at the first closing of the transactions contemplated by the Stock Exchange Agreement (the "First Closing") 230,000 shares (the "First Installment Shares") of the Company's common stock, par value $1.00 ("Company Common"), in exchange for all of the shares of the Bellyloading Companies. The First Installment Shares shall be held in escrow pending a second closing. A second installment of shares of Company Common will be issued to RHI or its designee at a second closing (the "Second Closing") following the calculation of the Bellyloading Companies' earnings before taxes ("EBT") for the twelve months ended March 31, 1999 (the "Second Installment Shares"). The First Installment Shares will be released from escrow at the Second Closing. The Second Installment Shares shall be a number of shares of Company Common which aggregate in value an amount equal to (x) five times the average EBT for the fiscal years ended March 31, 1998 and 1999 (the "Average EBT"), minus (y) the First Installment Shares. For this purpose the Company Common shall have a per share value equal to the average of the closing sales prices of Company Common on the fifteen consecutive trading days next preceding the fifth trading day prior to the First Closing (the "Average Banner Price"). The sum of the First Installment Shares and the Second Installment Shares to be delivered at the Second Closing will in no event exceed 1.5 million shares of Company Common. The Company can rescind the transaction and cause RHI to take back all of the shares of capital stock of each of the Bellyloading Companies (the "Rescission Right") if the Average EBT is less than $500,000 (adjusted for certain fluctuations in the Swedish krona) or if the EBT for the twelve months ended March 31, 1998 is less than $750,000 (adjusted for certain fluctuations in the Swedish krona). If the Company elects to exercise its Rescission Right, then the First Installment Shares will be released from escrow and returned to the Company for cancellation and the Second Installment Shares will not be issued. In addition, if the Company elects to exercise its Rescission Right: (i) if there has been a decrease in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Decrease"), the Company will pay RHI an amount in cash equal to such NOA Decrease; (ii) if there has been an increase in the Bellyloading Companies' net operating assets since March 31, 1997 ("NOA Increase"), RHI will pay the Company an amount in cash equal to such NOA Increase; and (iii) RHI will pay the Company an amount in cash equal to 50% of the Bellyloading Companies' EBT losses, if any. "Net Operating Assets" is defined in the Stock Exchange Agreement as (a) the sum of (x) any indebtedness between either of the Bellyloading Companies and Fairchild or any affiliate of Fairchild (including the Company and the Company's affiliates), and (y) the Bellyloading Companies' net worth as defined in generally accepted accounting principles, minus (b) the Bellyloading Companies' goodwill. Such transaction and other related transactions disclosed to Houlihan Lokey are referred to collectively herein as the "Transaction." Fairchild, through RHI, currently owns approximately 59.3% of the outstanding shares of Company Common. It is our understanding that the Company's Board of Directors has formed a special committee to consider certain matters relating to the Transaction.

     You have requested our opinion (the "Opinion") as to whether the Transaction is fair to the stockholders of the Company, other than Fairchild and RHI, from a financial point of view. The Opinion does not address the Company's underlying business decision to effect the Transaction.

     In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:


           1. reviewed the summary term sheet for the Transaction and the corresponding Stock Exchange Agreement dated May 12, 1997;



           2. reviewed the Company's Proxy Statement filed in connection with the Transaction, dated May 13, 1997;


           3. met with members of the senior management of the Company and of the Bellyloading Companies to discuss the operations, financial condition, future prospects and projected operations and performance of the companies;

           4. visited FSBC's facilities in Lund, Sweden;

           5. reviewed and met with the Company and management of the Bellyloading Companies to discuss the Acquisition Analysis of the Bellyloading Companies prepared by certain members of the senior management of the Company in conjunction with management of the Bellyloading Companies;

           6. reviewed the Bellyloading Companies' unaudited historical financial information for the fiscal year ended June 30, 1996 and the six months ended December 29, 1996;

           7. reviewed the Bellyloading Companies' preliminary financial projections for the fiscal years ending June 30, 1997 through June 30, 1999, which were prepared by certain members of the Company's senior management in conjunction with management of the Bellyloading Companies;

           8. reviewed internal financial projections through March 31, 2000 of the Company both on a stand-alone basis and on a combined company basis (dated respectively, November 14, 1996 and November 15,
              1996);

           9. reviewed the Company's annual reports to shareholders and Form 10-Ks for the fiscal years ended March 31, 1991 to March 31, 1996 and Form 10-Qs for the periods ended June 30, 1996, September 30, 1996 and December 31, 1996 (including financial statements contained therein);

          10. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

          11. reviewed publicly available financial data for certain companies that we deem comparable to Banner and the Bellyloading Companies; and

          12. conducted such other studies, analyses and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company and the Bellyloading Companies, and that there has been no material change in the assets, financial condition, business or prospects of the Company or either Bellyloading Company since the date of the most recent financial statements made available to us.

     We have relied upon, without independent verification, the accuracy and completeness of the information supplied to us with respect to the Company and the Bellyloading Companies and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of the Company or either of the Bellyloading Companies. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter.

     Based upon the foregoing, and in reliance thereon, it is our opinion that the Transaction is fair to the stockholders of the Company, other than Fairchild and RHI, from a financial point of view.

HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.


/s/  HOULIHAN, LOKEY, HOWARD & ZUKIN, INC.

                                                                         ANNEX C

                               CHARTER AMENDMENTS

     Article FOURTH shall be amended in its entirety to read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 60,000,000. Such shares shall be divided into two classes. One such class shall be designated Preferred Stock and shall consist of 10,000,000 shares of par value $.01 per share, and the other class shall be designated Common Stock and shall consist of 50,000,000 shares of par value $1.00 per share.

          The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this article FOURTH, to issue Preferred Stock in series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, option or other special rights, with such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of Preferred Stock adopted by the Board of Directors and in a certificate filed pursuant to the applicable law of the State of Delaware setting forth a copy of such resolution or resolutions and the number of shares of Preferred Stock or any series thereof."

                                                                         ANNEX D


               FORM OF CERTIFICATE OF DESIGNATIONS, PREFERENCES,
                             RIGHTS AND LIMITATIONS


                                       OF

               SERIES A CONVERTIBLE PAID-IN-KIND PREFERRED STOCK

                                       OF

                             BANNER AEROSPACE, INC.
                            A DELAWARE CORPORATION,

                         PURSUANT TO SECTION 151 OF THE
                        DELAWARE GENERAL CORPORATION LAW

     BANNER AEROSPACE, INC., a Delaware corporation (the "Company"), DOES HEREBY CERTIFY THAT:

     FIRST: Pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, as amended and restated (the "Certificate of Incorporation") and in accordance with the provisions of Section 141(f) of the Delaware General Corporation Law, the Board of Directors of the Corporation at a meeting on January 10, 1997 adopted the following resolutions which resolutions remain in full force and effect on the date hereof:

RESOLVED, that the Board of Directors hereby finds it to be advisable and in the best interest of the Corporation that the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") be amended, subject to the receipt of stockholder approval, in the following manner:

     Article FOURTH shall be amended in its entirety to read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 60,000,000. Such shares shall be divided into two classes. One such class shall be designated Preferred Stock and shall consist of 10,000,000 shares of par value $.01 per share, and the other class shall be designated Common Stock and shall consist of 50,000,000 shares of par value $1.00 per share.

     The Board of Directors is hereby authorized, subject to limitations prescribed by law and the provisions of this article FOURTH, to issue Preferred Stock in series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative, participating, option or other special rights, with such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of Preferred Stock adopted by the Board of Directors and in a certificate filed pursuant to the applicable law of the State of Delaware setting forth a copy of such resolution or resolutions and the number of shares of Preferred Stock or any series thereof."


RESOLVED, that the Board of Directors of the Corporation hereby creates a series of the class of authorized Preferred Stock, par value $.01 per share, designated as Series A Convertible Paid-In-Kind Preferred Stock, having the relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof attached hereto.


     SECOND: This Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Paid-in-Kind Preferred Stock (the "Certificate of Designations") was duly adopted in accordance with the provisions of Section 151 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations
to be signed by                , its                , and attested to by
               , its                , as of the      day of June, 1997.

                                          --------------------------------------
                                          Name:
                                          Title:
Attest:

------------------------------------
Name:
Title:

               DESIGNATIONS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       OF

               SERIES A CONVERTIBLE PAID-IN-KIND PREFERRED STOCK

                                   ARTICLE I
                              CERTAIN DEFINITIONS

     Unless the context otherwise requires, the terms defined in this Article I shall have, for all purposes of this resolution, the meanings herein specified:

     Accelerated Conversion Date. The term "Accelerated Conversion Date" shall have the meaning set forth in Section 5.1(c) hereof.

     Affiliate. The terms "Affiliate" shall have the meaning assigned thereto in Rule 405, as presently promulgated under the Securities Act of 1933, as amended.

     Common Stock. The term "Common Stock" shall mean the common stock, $1.00 par value per share, of the Company as the same exists on the date of this resolution or as such stock may be reconstituted from time to time. For purposes of calculating the number of shares of Common Stock outstanding, shares of Common Stock held in the treasury of the Company shall not be considered outstanding.

     Conversion Date. The term "Conversion Date" shall have the meaning set forth in Section 5.2(a) hereof.

     Conversion Price. The term "Conversion Price" shall mean, initially, $9.20, the average closing sales prices of the Common Stock on the 15 consecutive days next preceding the fifth trading day prior to the date the Registration Statement was initially filed with the Securities and Exchange Commission, and thereafter, such price as shall be adjusted pursuant to Section
5.4 hereof.

     Dividend Payment Date. The term "Dividend Payment Date" shall have the meaning set forth in Section 2.1 hereof.

     Initial Issue Date. The term "Initial Issue Date" shall mean the date the shares of Series A Preferred Stock are first issued by the Company, which date shall not precede the date this Certificate is filed with the Secretary of State of the State of Delaware.

     Junior Stock. The term "Junior Stock" shall mean the Common Stock and any class or series of stock the Company authorized after the Initial Issue Date ranking junior to the Series A Preferred Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

     Liquidation Value. The term "Liquidation Value" shall mean $9.20 per share of Series A Preferred Stock.

     Mandatory Conversion Date.  The term "Mandatory Conversion Date" shall mean
               , 2002.

     Person. The term "Person" shall mean an individual, partnership, joint venture, corporation, trust or unincorporated organization, a government or any department, agency or political subdivision thereof or other entity.

     Record Date.  The term "Record Date" shall have the meaning set forth in
Section 2.1 hereof.

     Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the Company authorized after the Initial Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive dividends or in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Company.

     Series A Preferred Stock. The term "Series A Preferred Stock" shall mean the Series A Convertible Paid-in-Kind Preferred Stock, par value $.01 per share, of the Company as the same exists on the date of this resolution or as such stock may be reconstituted from time to time. For purposes of calculating the number of shares of Series A Preferred Stock outstanding, shares of Series A Preferred Stock held in the treasury of the Company shall not be considered outstanding.

     Transfer Agent. The term "Transfer Agent" shall mean Harris Trust and Savings Bank, 311 West Monroe Street, P.O. Box A3504, Chicago, Illinois 60690-3504; Tel. No. (312) 360-6001, and its successors and assigns.

                                   ARTICLE II
                             PAID-IN-KIND DIVIDENDS

     2.1 General. The holders of record on the Record Date (as defined below) of the outstanding Series A Preferred Stock shall be entitled to receive semi-annual dividends, as and when declared by the Board of Directors out of funds legally available therefor. Each semi-annual dividend shall be paid at the rate of 7.5 per cent per annum of the Liquidation Value of $9.20 per share, payable in additional shares of Series A Preferred Stock. The number of shares of Series A Preferred Stock issued to pay dividends will be based on the Series A Preferred Stock's Liquidation Value, which is $9.20 per share. Each such
dividend shall be payable on or about each                and
(each, a "Dividend Payment Date"), or if any such date is not a business day, the dividends due on such Dividend Payment Date shall be paid on the next
succeeding business day, beginning on                  , 1997. Such dividends
shall be cumulative and shall accrue on each share whether or not earned, from and after the Dividend Payment Date coincident with or next preceding the issuance of such shares, provided, however, that dividends payable on the first Dividend Payment Date shall so accrue from and after the date immediately succeeding the Initial Issue Date and provided further that dividends shall cease to accrue on shares of Series A Preferred Stock following the Mandatory Conversion Date or on the date of their earlier conversion, as the case may be. The dividends on the Series A Preferred Stock shall be payable to holders of record as they appear on the stock register of the Company on such record date, not less than 15 nor more than 60 days preceding each Dividend Payment Date, as shall be fixed by the Board of Directors (each, a "Record Date"). Dividends payable for any partial dividend period (including the period from the Initial Issue Date to the first Dividend Payment Date) shall be computed on the basis of the actual days elapsed in such period over a year of 365 or 366 days. All calculations provided for in this Section 2.1 shall be rounded to the nearest share. Fractional shares of Series A Preferred Stock will not be delivered, but a cash adjustment will be paid in respect of such fractional interests based on the Liquidation Value. The number of full shares of Series A Preferred Stock which shall be issued upon payment of dividends shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock held by such holder. The Transfer Agent shall carry forward any fractional shares such that payment for fractional shares to any one holder shall not exceed the value of one share.

     2.2 Limitations. Except as hereinafter provided in this Section 2.2, unless all dividends on the outstanding shares of Series A Preferred Stock that have accrued and are payable as of any date shall have been paid, or declared and additional shares or funds, as appropriate, set apart for payment thereof, no dividend or other distribution shall be paid to the holders of Junior Stock and no shares of Junior Stock shall be purchased or redeemed by the Company. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full cumulative dividends, as herein provided, on the Series A Preferred Stock. Any dividend that is

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not declared and paid (or set apart for payment) on the requisite Dividend
Payment Date shall accrue additional dividends at the rate of 7.5 per cent per annum compounded on a semi-annual basis and payable on succeeding Dividend Payment Dates.

                                  ARTICLE III
           DISTRIBUTIONS UPON LIQUIDATION, DISSOLUTION OR WINDING UP

     3.1 Preference on Liquidation, etc. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Company, subject to the prior preferences and other rights of any Senior Stock as to liquidation preferences, the holders of Series A Preferred Stock shall be entitled to be paid out of the assets of the Company in cash or property at its fair market value as determined, in good faith, by the Board of Directors of the Company, the Liquidation Value per share plus an amount equal to all accrued and unpaid dividends and distributions thereon (which to the extent payable in Series A Preferred Stock shall be valued at the Liquidation Value thereof) to the date of such payment prior to any payment to the holders of Junior Stock. After payment in full of the Liquidation Value per share of the Series A Preferred Stock and other preferential amounts provided for in this Section 3.1, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company. Except as provided in this
Section 3.1, holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

     3.2 Liquidation Pro Rata if Assets Inadequate. If, upon any such liquidation, dissolution or other winding up of the affairs of the Company, the assets of the Company shall be insufficient to permit the payment in full of the Liquidation Value per share of Series A Preferred Stock, then the assets of the Company remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be ratably distributed among the holders of Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the affairs of the Company in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full. Neither the consolidation or merger of the Company into or with another corporation or corporations nor the sale, lease, transfer or conveyance of all or substantially all of the assets of the Company to another corporation or any other entity shall be deemed a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this resolution.

                                   ARTICLE IV
                                 VOTING RIGHTS

     4.1 Voting Rights of Holders of Preferred Stock. The shares of Series A Preferred Stock shall have no voting rights except as required by law.

                                   ARTICLE V
                                   CONVERSION

     5.1 Conversion.

     (a) Optional Conversion. Subject to and upon compliance with the provisions of this Article V, at the option of the holder thereof, shares of Series A Preferred Stock may at any time be converted into fully paid and nonassessable shares of Common Stock at the Conversion Price. For this purpose, the value of any shares of Series A Preferred Stock shall be deemed to be the Liquidation Value. Immediately following such conversion, the rights of the holders of any converted shares of Series A Preferred Stock, including without limitation, the right to receive dividends on the next Dividend Payment Date, shall cease and the persons entitled to receive

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

shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall upon compliance with the requirements of Section 5.2(a) hereof be treated for all purposes as having become the owners of such shares of Common Stock. No payments or adjustments will be made upon the Conversion Date on account of accrued and unpaid dividends and distributions on the shares of Series A Preferred Stock subject to such conversion.

     (b) Mandatory Conversion. Unless previously converted at the option of the holder in accordance with Section 5.1(a) hereof or pursuant to a transaction in
accordance with Section 5.1(c) hereof, on                  , 2002 (the
"Mandatory Conversion Date"), each outstanding share of Series A Preferred Stock shall mandatorily convert into shares of fully paid and non-assessable Common Stock at the Conversion Price. For this purpose, the value of any shares of Series A Preferred Stock shall be deemed to be the Liquidation Value. Immediately following such conversion, the rights of the holders of any converted shares of Series A Preferred Stock, including without limitation, the right to receive dividends on the next Dividend Payment Date, shall cease and the persons entitled to receive shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock, subject to Section 5.2(b) hereof. No payments or adjustments will be made upon the Mandatory Conversion Date on account of accrued and unpaid dividends and distributions on the shares of Series A Preferred Stock subject to such conversion.

     (c) Accelerated Mandatory Conversion. In case the Company shall be a party to any merger or consolidation with any third party, other than an Affiliate of the Company (not including The Fairchild Corporation), in which the previously outstanding Common Stock is exchanged for common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then each outstanding share of Series A Preferred Stock shall be deemed to be converted into shares of Common Stock at the Conversion Price immediately prior to the consummation of such transaction (the "Accelerated Conversion Date") and such holder of shares of Series A Preferred Stock shall be entitled, upon conversion, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock into which a share of Series A Preferred Stock is convertible immediately prior to the consummation of such transaction. For this purpose, the value of any shares of Series A Preferred Stock shall be deemed to be the Liquidation Value. Immediately following such conversion, the rights of the holders of any converted shares of Series A Preferred Stock, including without limitation, the right to receive dividends on the next Dividend Payment Date, shall cease and the persons entitled to receive shares of Common Stock upon the conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock, subject to Section 5.2(b) hereof. No payments or adjustments will be made upon the Accelerated Conversion Date on account of accrued and unpaid dividends and distributions on the shares of Series A Preferred Stock subject to such conversion.

     5.2 Procedures.

     (a) Procedures for Optional Conversion. To receive certificates evidencing Common Stock issuable on conversion of Series A Preferred Stock pursuant to
Section 5.1(a) hereof, a holder must (i) surrender the certificate or certificates evidencing the shares of Series A Preferred Stock to be converted, duly endorsed in a form reasonably satisfactory to the Company, at the office of the Company or transfer agent for the Series A Preferred Stock, (ii) state in writing the name or names in which he or she wishes the certificate or certificates for shares of Common Stock to be issued, and (iii) pay any transfer or similar tax if required. The date on which the holder satisfies all those requirements is the "Conversion Date". The Person in whose name the Common Stock certificate is registered shall be treated as the stockholder of record on and after the Conversion Date. As soon as practicable, but in any event within 10 business days after the Conversion Date, the Company shall deliver, through the Transfer Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and a check for any fractional share. The number of full shares of Common Stock issuable to any holder of Series A Preferred Stock upon conversion shall be based on the total number of shares of Series A Preferred Stock surrendered for conversion by such holder.

     (b) Procedures for Mandatory Conversion. Upon conversion of Series A Preferred Stock pursuant to Sections 5.1(b) hereof, the Company shall make such arrangements as it deems appropriate for (i) the issuance of certificates representing shares of Common Stock and (ii) payment of cash in lieu of any fractional shares of Common Stock in exchange for and contingent upon surrender of certificates representing shares of Series A Preferred Stock. The Company may defer the payment of dividends on such shares of Common Stock until, and make such payment and voting contingent upon, the surrender of certificates representing the shares of Series A Preferred Stock; provided, that the Company shall give the holders of shares of Series A Preferred Stock such notice of any such actions as the Company deems appropriate and, upon such surrender of their certificates representing the Series A Preferred Stock, such holders shall be entitled to receive dividends declared and paid, if any, on such shares of Common Stock subsequent to the Mandatory Conversion Date.

     5.3 Fractional Interests. No fractions of shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this Section 5.3, be issuable on the conversion of any shares of Series A Preferred Stock, the Company shall make payment in lieu thereof in an amount of United States dollars equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the Composite Tape for New York Exchange Listed Stocks (or if not listed or admitted to trading on such Exchange, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation/National Market System (the "NASDAQ/NMS") or a similar organization if NASDAQ/NMS is no longer reporting information) on the last trading day prior to the Conversion Date or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock Exchange (or if not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the highest bid and lowest asked prices on NASDAQ/NMS or a similar organization if NASDAQ/NMS is no longer reporting information) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such trading day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as determined by the Board of Directors, shall be used. The number of full shares of Common Stock which shall be issued upon conversion of Series A Preferred Stock shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock held by such holder. The Transfer Agent shall carry forward any fractional share such that payment for fractional shares to any one holder shall not exceed the value of one share of Common Stock.

     5.4 Adjustment of Conversion Price. The Conversion Price per share of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to Section 5.1 hereof shall be subject to adjustment from time to time from and after the date of this resolution as follows:

     (a) In case the Company shall (i) pay a dividend or make a distribution in shares of Common Stock on any class of capital stock of the Company, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of Series A Preferred

Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which he or she would have owned immediately following such action had such shares of Series A Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (f) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

     (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as determined pursuant to subsection (d) below) of the Common Stock on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

          (i) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

          (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such current market price), and of which

          (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

     Such adjustment shall become effective immediately, except as provided in subsection (f) below after the record date for the determination of holders entitled to receive such rights or warrants.

     (c) In case the Company or any subsidiary of the Company shall distribute to all holders of Common Stock any of its assets, evidences of indebtedness or securities other than Common Stock (other than (x) ordinary dividends in cash or other property whether or not paid out of retained earnings of the Company or
(y) any dividend or distribution referred to in subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in subsection (d) below) of the Common Stock immediately prior to the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive evidence of such fair market value) of the portion of the assets so distributed or of such evidences of debt or other securities applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (f) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock or such current market price exceeds such fair market value by less than $1.00 per share, the Conversion Price shall not be adjusted pursuant to this subsection (c) until such time as the cumulative amount of all such distributions exceeds $1.00 per share.

     (d) For the purpose of any computation under subsections (b) and (c) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive trading days selected by the Company commencing not more than 15 trading days before, and ending not later than, the earlier of the date in question and the date before the " 'ex' date" with respect to the issuance, distribution or offer requiring such computation. If on any such trading day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 5.3 hereof, the fair value of the Common Stock on such day, as determined by the Board of Directors, shall be used. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance, distribution or payments with respect to an offer, means the first date on which the Common Stock trades on the principal national securities exchange on which the Common Stock trades or on which the Common Stock is listed or admitted to trading without the right to receive such issuance, distribution or offer.

     (e) In addition the foregoing adjustments in subsections (a), (b) and (c) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

     (f) In any case in which this Section 5.4 shall require that adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any shares of Series A Preferred Stock converted after such record date pursuant to Section 5.1 hereof and on and before such adjustment shall have become effective, (i) defer paying any cash payment pursuant to Section 5.3 hereof or issuing to the holder of such shares the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other capital stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and
(ii) not later than five business days after such adjustment shall have become effective, pay to such holder the appropriate cash payment pursuant to Section
5.3 hereof and issue to such holder the additional shares of Common Stock and other capital stock of the Company issuable on such conversion.

     (g) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of Common Stock, the Company will take all corporate action which may, in the opinion of counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

     5.5 Reservation and Registration of Common Stock.

     (a) The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the shares of Series A Preferred Stock, as herein provided, free from preemptive rights, such maximum number of shares of Common Stock as shall from time to time be issuable upon the Optional Conversion, Mandatory Conversion or Accelerated Mandatory Conversion of all the shares of Series A Preferred Stock then outstanding.

     (b) If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 5.5 shall be deemed to affect in any way the obligations of the Company to convert Series A Preferred Stock into Common Stock as provided in this Article V.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1 Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or special rights, other than those specifically set forth in this Certificate and in the Certificate of Incorporation.

     6.2 Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     6.3 Severability of Provision. If any voting powers, preferences, and relative, participating, optional or other special rights of the Series A Preferred Stock and qualifications, limitations, and restrictions thereof set forth in this resolution are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, option and other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, option or other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other special rights of the Series A Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.